                                                                EXHIBIT 10.15


                                      LEASE
                                      -----


                            ROYAL EXECUTIVE PARK II,


                                     Lessor


                                       and


                                    JWP INC.,


                                     Lessee





                      Premises in the Royal Executive Park,
                        King Street, Rye Brook, New York








                                  May 21, 1992

                                TABLE OF CONTENTS


                                                                                       Page
                                                                                       ----
                                   ARTICLE ONE
                                LEASE OF PREMISES

Section 1.01.  Lease of Premises.....................................................    1
Section 1.02.  Access Drive  .......................................................     2
Section 1.03.  Right of First offer..................................................    2
Section 1.04.  Initial Space Option..................................................    3
Section 1.05.  Surrender Option......................................................    6
Section 1.06.  Building Roof Rights..................................................    7

                                   ARTICLE TWO
                                      TERM

Section 2.01.  Term          .......................................................     8
Section 2.02.  Extension of Term.....................................................    8

                                  ARTICLE THREE
                              CONDITION OF PREMISES

Section 3.01   Condition of Premises.................................................   11

                                  ARTICLE FOUR
                                     RENTAL

Section 4.01.  Annual Rent ........................................................     11
Section 4.02.  Rent Escalation.......................................................   12
Section 4.03.  Real Estate Taxes; Assessed Valuation.................................   16

                                  ARTICLE FIVE
                                    SERVICES

Section 5.01.  Standard of Operations................................................   16
Section 5.02.  Electrical Service....................................................   16
Section 5.03.  Elevators ..........................................................     17
Section 5.04.  Light Bulbs and Water.................................................   18
Section 5.05.  Building Security.....................................................   18
Section 5.06.  Janitorial Services...................................................   18

                                   ARTICLE SIX
                                 TENANT PARKING

Section 6.01.  Tenant Parking......................................................     18

                                  ARTICLE SEVEN
                                 USE AND ACCESS

Section 7.02.  Use ................................................................     19
Section 7.01.  Access .............................................................     20

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                                                                                       ----
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                                  ARTICLE EIGHT
                             REPAIRS AND MAINTENANCE

Section 8.01.  Landlord's Obligation to Repair and Maintain..........................   20
Section 8.02.  Tenant's Obligations..................................................   20

                                  ARTICLE NINE
                             FIRE AND OTHER CASUALTY

Section 9.01.  Damage or Destruction.................................................   21
Section 9.02.  Waiver of Subrogation Rights..........................................   22

                                   ARTICLE TEN
                                    LIABILITY

Section 10.01. Indemnification of the Parties........................................   22

                                 ARTICLE ELEVEN
                            ALTERATIONS AND FIXTURES

Section 11.01. Alterations by Tenant.................................................   23
Section 11.02. Tenant's Property.....................................................   25

                                 ARTICLE TWELVE
                                  CONDEMNATION

Section 12.01. Total Taking  ........................................................   25
Section 12.02. Partial Taking........................................................   25
Section 12.03. Claims of Landlord and Tenant.........................................   26
Section 12.04. Distribution of the Award.............................................   26
Section 12.05. Temporary Taking of Premises..........................................   26
Section 12.06. Landlord's Obligation to Restore......................................   27

                                ARTICLE THIRTEEN
                              HANDLES AND DEFAULTS

Section 13.01. Default by Tenant.....................................................   27

                                ARTICLE FOURTEEN
                                   BANKRUPTCY

Section 14.01. Bankruptcy by Tenant..................................................   30

                                 ARTICLE FIFTEEN
                              COMPLIANCE WITH LAWS

Section 15.01. Tenant's Compliance with Laws.........................................   30
Section 15.02. Landlord's Compliance with Laws.......................................   32

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                                                                                       ----
                                 ARTICLE SIXTEEN
                            ASSIGNMENT AND SUBLETTING

Section 16.01. Assignment and Subletting by Tenant...................................   32

                                ARTICLE SEVENTEEN
                                LANDLORD'S ACCESS

Section 17.01. Landlord's Right to Use Certain Facilities............................   38
Section 17.02. Landlord's Access to Premises.........................................   39

                                ARTICLE EIGHTEEN
                             NAME OF BUILDING; SIGNS

Section 18.01. Landlord's Right to Designate Building Name...........................   39
Section 18.02. Signs Identifying the Building........................................   39
Section 18.03. Limitations on Other Signs............................................   39

                                ARTICLE NINETEEN
                                 QUIET ENJOYMENT

Section 19.01. Landlord's Covenant of Quiet Enjoyment................................   40

                                 ARTICLE TWENTY
                                   NON-WAIVER

Section 20.0l. No Waiver Implied.....................................................   40

                               ARTICLE TWENTY-ONE
                                     NOTICES

Section 21.01. Notices to Landlord or Tenant.........................................   40

                               ARTICLE TWENTY-TWO
                               PARTIAL INVALIDITY

Section 22.01. Severability Clause...................................................   41

                              ARTICLE TWENTY-THREE
                                    BROKERAGE

Section 23.01. Brokerage ............................................................   42

                               ARTICLE TWENTY-FOUR
                         LANDLORD'S REPRESENTATIONS AND
                      WAIVERS AND TENANT'S REPRESENTATIONS

Section 24.01. Landlord's Representations............................................   42
Section 24.02. Waivers...............................................................   42
Section 24.03. Tenant's Representation...............................................   43

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                               ARTICLE TWENTY-FIVE
                         SUBORDINATION; NON-DISTURBANCE

Section 25.01. Landlord's Right to Mortgage; Priority................................   43

                               ARTICLE TWENTY-SIX
                                    INSURANCE


Section 26.01. Landlord's Insurance..................................................   45
Section 26.02. Tenant's Insurance....................................................   45
Section 26.03. Waiver of Subrogation.................................................   46
Section 26.04. Compliance with Terms.................................................   47
Section 26.05. Excess Rates  ......................................................     47
Section 26.06. Windows ............................................................     47
Section 20.07. Fines and Penalties...................................................   47
Section 26.08. Notice of Casualty....................................................   48
Section 26.09. Landlord's Liability..................................................   48
Section 26.10. Construction Insurance................................................   48

                              ARTICLE TWENTY-SEVEN
                              RULES AND REGULATIONS

Section 27.01. General; This Lease Controls in Event of Conflict.....................   49
Section 27.02. Standards Applicable to Landlord......................................   49
Section 27.O3. Landlord's Enforcement................................................   50

                              ARTICLE TWENTY-EIGHT
                                  MISCELLANEOUS

Section 28.01. Certain Miscellaneous Provisions......................................   50
Section 28.02. Estoppel Certificate..................................................   50
Section 28.03. Governing Law ......................................................     51
Section 28.04. Building Four Cafeteria...............................................   51

                                LIST OF EXHIBITS
                                ----------------


               Exhibit A.    Site Plan

               Exhibit B.    Description of Land Comprising Executive Park

               Exhibit C.    Floor Plans

               Exhibit D.    Operating Expenses

               Exhibit E.    Janitorial Services

               Exhibit F.    Permitted Encumbrances

               Exhibit G.    Rules and Regulations

               Exhibit H.    Available Space

               Exhibit I.    Building Electrical System

                                      LEASE
                                      -----

        LEASE, dated as of May 21, 1992 between ROYAL EXECUTIVE PARK II, a New York limited partnership with an office at 101 East 52nd Street, New York, New York 10022 ("Landlord"), and JWP INC., a Delaware corporation, with an office at 2975 Westchester Avenue, Purchase, New York, 10577 ("Tenant").

                                   ARTICLE ONE
                                   -----------

                                LEASE OF PREMISES
                                -----------------

        Section 1.01. Lease of Premises. (a) Landlord hereby leases to Tenant, and Tenant hereby leases from Landlord, upon and subject to the covenants, agreements, terms, provisions and conditions of this Lease, for the term and at the rent hereinafter stated, the premises referred to in subsection (b) below (subject to the expansion and surrender rights of Tenant, as hereinafter provided) (the "Leased Premises"), situated on a plot of land (the "Land") designated as Phase II on the Site Plan annexed hereto as Exhibit A and made a part hereof, in the Royal Executive Park, King Street, Rye Brook, New York (such Phase being herein referred to as the "Executive Park"). The land comprising the Executive Park is described in Exhibit B annexed hereto and made a part hereof.

        (b) The Leased Premises shall be that portion of the ground floor and the entire second (2nd) and third (3rd) floors, comprising 72,156 rentable square feet in the aggregate, as indicated on the floor plans annexed hereto as Exhibit C and made a part hereof (the "Leased Premises"), in the building designated as B-l (the "Building") on the Site Plan, and all fixtures, equipment, improvements, installations and appurtenances which at the commencement of or during the term of this Lease are attached to or used in connection with such space leased by Tenant, but excluding (i) any personal property or trade fixtures of Tenant and (ii) such space as may be excluded from the Leased Premises pursuant to any provision of this Lease.

        (c) This Lease includes the right of Tenant to use the Common Building Facilities (as defined in subsection 1.01(d) below) in common with other tenants in the Building and/or in the buildings designated on said Site Plan as Buildings B-2 and B-3.

        (d) The term "Common Building Facilities" shall mean all of the common facilities in the Building designed and intended for use by all tenants in the Building or in the portion of the Executive Park (excluding parking spaces in Phase II designated for single tenant use which do not exceed 329 spaces) designed and intended for use by tenants in the buildings designated as B-1, B-2 and B-3 on the aforesaid Site Plan, in common with Landlord and each other, including, but not limited to hallways, lobbies, receiving areas, loading docks, elevators, stairways, telephone and electrical closets, walkways, plazas, courts, service areas, landscaped areas and all other common and service areas of the Building or the Executive Park intended for such use.

        Section 1.02. Access Drive. The Executive Park shall include rights in the existing paved access drive running to and from King Street as shown on the Site Plan, provided, however, that the owner of the Adjoining Premises (designated as Phase I on the Site Plan) and its successors and assigns, shall have the right to use that portion of said access drive which runs from east to west and forms the northerly boundary of Phase I (the "Access Drive") in common with Tenant and other occupants of Phase I and Phase II for ingress and egress of motor vehicles and pedestrians to and from King Street to the Adjoining Premises and for the installation of underground utilities. Landlord and/or the owner of the Adjoining Premises shall also have the right to use the Access Drive in connection with the extension or widening thereof over and upon the Adjoining Premises, provided that same shall not materially adversely affect Tenant's access to the Buildings. Landlord and/or the owner of the Adjoining Premises shall have the right to relocate the Access Drive or to substitute therefor another access drive.

        Section 1.03. Right of First Offer. (a) If at any time during the Term or any Renewal Term (as such terms are hereinafter defined) the Landlord shall determine in its sole and absolute discretion to offer the Building for sale individually (as opposed to a sale of the Building together with one or more other properties) then, provided that JWP INC. is the Tenant hereunder and Tenant is not then in monetary default hereunder beyond any applicable grace, notice and cure period, Landlord shall notify Tenant in writing that the Building will be available for purchase on the terms and conditions set forth by Landlord, prior to entering into an agreement to sell the Building with any other individual or entity ("Landlord's Notice"). If Tenant desires to purchase the Building from Landlord, then Tenant shall notify Landlord thereof in writing within fifteen (15) days of receipt of Landlord's Notice, time being of the essence. If Tenant shall timely deliver the aforesaid notice, then Landlord and Tenant shall enter into a commercially reasonable purchase agreement (the "Purchase Agreement") for the Building on the terms so offered within thirty
(30) days of Landlord's Notice, time being of the essence. If Tenant does not enter into such Purchase Agreement within said thirty (30) day period, or if Tenant shall fail to timely respond to Landlord's Notice as aforesaid, then Tenant shall be deemed to have rejected the offer and such Building shall be released from the restrictions contained in this Section 1.03. If Tenant rejects the offer as described above, Landlord shall have the right to sell the Building to any other party provided that such sale is consummated within six (6) months after the last day for Tenant's acceptance of the offer and provided further that the economic terms to the purchaser are not substantially more favorable than those offered to Tenant. For the purposes of the preceding sentence, economic terms that are in aggregate equal to 90% or more of the terms net forth in the offer shall be deemed not substantially more favorable to the purchaser. If Landlord shall sell the Building to such purchaser, then Tenant shall have no further rights under this Section 1.03.

        (b) Anything in this Section to the contrary notwithstanding, Landlord shall have the absolute right to sell the Building which is the subject of this Section, without first being required to offer such Building to Tenant, to MCI Telecommunications Corporation which has a right of first offer or right of first refusal with respect to, or has an option to purchase the Building as of the date hereof.

        Section 1.04. Initial Space Option. (a) Provided that this Lease shall be in full force and effect on the date that Landlord shall receive the Option Notice (hereinafter defined), Tenant shall have the exclusive option, exercisable in the manner hereinafter provided, to lease the Option Space (hereinafter defined) on the following terms and conditions.

        (b) Not later than thirty (30) days following the Term Commencement Date (time being of the essence) , Tenant shall give Landlord written notice (the "Option Notice") of whether it exercises its option to lease the Option Space. If Tenant shall fail to deliver the Option Notice within such thirty (30) day period, then Tenant shall be deemed to have waived all rights with respect to such space (except as otherwise provided herein) and Landlord shall be free to offer same to, and enter into a lease (a "Third Party Lease") for such space with, any other prospective tenant upon such terms and conditions as Landlord, in its sole and absolute discretion, deems appropriate, provided however that the term of any such lease shall expire not later than the sixth (6th) anniversary of the Rent Commencement Date (hereinafter defined). Promptly following the execution of any Third Party Lease, Landlord shall notify Tenant in writing of the expiration date thereof.

        (c) If Tenant delivers the Option Notice within the aforesaid thirty
(30) day period: (i) the Option Space shall be added to and deemed a part of the Leased Premises for all purposes as of the date of delivery of the Option Notice to Landlord, (ii) the Annual Rentals specified in (X) Section 4.01(b)(i) hereof shall be increased by an amount equal to $22.50 multiplied by the Option Space's rentable square footage ("RSF"), and (y) Section 4.01(b) (ii) hereof shall be increased by an amount equal to $24.50 multiplied by the Option Space's RSF,
(iii) "Tenant's Share shall be increased by the percentage of rentable space in the Building constituting the Option Space, and (iv) the Option Space shall be delivered to and accepted by Tenant in its "as is" condition (subject, nevertheless, to Landlord's representations set forth in Section 3.01 hereof) and, except as otherwise provided herein,

Landlord shall not be obligated to perform any work with respect thereto.

        (d) For purposes hereof, the term "Option Space" shall mean all or any portion of the Available Space (hereinafter defined), as specified by Tenant in its Option Notice; provided, however, that the balance of any Available Space not designated by Tenant as option Space must be in reasonably leasable configuration. The term "Available Space" shall mean that portion of the ground floor of the Building comprising approximately 13,585 RSF which is crosshatched on Exhibit H annexed hereto.

        (e) Tenant shall have the further exclusive Option (the "Additional Space Option") to lease the space demised under any Third Party Lease on the terms and conditions hereinafter provided, by delivering written notice (an "Additional Space Notice") to Landlord of Tenant's election to lease such space not later than twelve (12) months prior to the expiration date of the applicable Third Party Lease, time being of the essence. As provided above, Landlord shall notify Tenant in writing of the expiration date of all Third Party Leases promptly following the execution thereof and again not earlier than twenty-two
(22) months nor later than eighteen (18) months prior to such expiration date. If Tenant shall timely deliver an Additional Space Notice, (i) the space demised under the applicable Third Party Lease (the "Additional Space"), shall be added to and deemed a part of the Leased Premises as of the day immediately succeeding the expiration date of such Third Party Lease (the "Additional Space Commencement Date"), (ii) effective as of the Additional Space Commencement Date, the Annual Rentals shall be increased in accordance with the formulae specified in Section 1.04(c)(ii) above (provided, however, that the rentals therein stated shall be multiplied by the RSF of the Additional Space), (iii) "Tenant's Share" shall be increased by the percentage of rentable space in the Building constituting the Additional Space, (iv) the Additional Space shall be delivered to and accepted by Tenant in its then "as is" condition, and Landlord shall not be Obligated to perform any work with respect thereto, and (v) Tenant shall pay to Landlord, on the Additional Space Commencement Date, an amount equal to the aggregate savings realized by Tenant by utilizing all or any portion of the leasehold improvements (the "Improvements") which were installed in the Additional Space by Landlord (or by the Tenant thereof) in connection with any Third Party Lease (the "Construction Savings"); provided, however, that Tenant shall not be obligated to utilize any such Improvements. The Construction Savings shall be jointly determined by Landlord and Tenant and shall be equal to the difference between (x) the amount Tenant's build-out of the Additional Space would reasonably cost if the Improvements were not previously installed, and (y) the actual cost of Tenant's build-out of the Additional Space, as certified to Landlord by Tenant's architect and general contractor. If Landlord and Tenant shall be unable to mutually agree upon the Construction Savings within thirty
(30) days following Tenant's
taking occupancy of the Additional Space, then such matter shall be determined by the American Arbitration Association in accordance with the prevailing rules and procedures of such organization. If Tenant fails to timely deliver an Additional Space Notice to Landlord, Tenant shall be deemed to have waived all rights with respect to such space and Landlord shall be free to offer the same to, and enter into a lease for such space with any other prospective tenant upon such terms and conditions as Landlord, in its sole and absolute discretion, deems appropriate, without being required to again offer such Additional Space to Tenant. If Landlord is unable to deliver possession of any Additional Space on a given Additional Space Commencement Date because of the holding over or retention of possession of any tenant, under tenant or occupants, (aa) Landlord shall not be subject to any liability for failure to give possession on said date, (bb) Tenant waives the right to recover any damages which may result from the failure of Landlord to deliver possession of the Additional Space and agrees that the provisions of this Section shall constitute an "express provision to the contrary" within the meaning of Section 223-a of the New York Real Property Law, (cc) all items of rental payable for the Additional Space shall be abated and the Additional Space Commencement Date shall be postponed until five (5) days after Landlord shall give Tenant notice that the Additional Space is vacant and available for Tenant's occupancy, and (dd) Landlord at Landlord's expense shall use its reasonable efforts to deliver possession of the Additional Space to Tenant and in connection therewith, if necessary, shall institute and diligently and in good faith prosecute holdover and any other appropriate proceedings against the occupant of such Additional Space. Notwithstanding the foregoing, Tenant shall have the right to withdraw its Additional Space Notice if Landlord is unable to deliver possession of the Additional Space to Tenant within six (6) months following the Additional Space Commencement Date by delivering written notice to Landlord within seven (7) days following the expiration of such six (6) month period.

        (f) Promptly following Landlord's receipt of an Option Notice or Additional Space Notice, Landlord shall notify Tenant of the RSF of the Option Space selected by Tenant or the Additional Space, as the case may be. Such RSF shall be reasonably determined by Landlord utilizing the standards and practices that the Landlord currently employs at Executive Park to determine RSF. For purposes of this Section 1.04, Landlord and Tenant hereby agree that the entire ground floor of the Building comprises 31,860 RSF. The RSF of the Option Space or Additional Space shall be reasonably increased in the event common corridors shall be required for such space (based upon the relative square footage occupied by all of the ground floor tenants utilizing such common corridors). Within seven (7) days following landlord's notification of Tenant of the Option Space's or Additional Space's RSF, Landlord and Tenant shall execute and deliver to each other an agreement supplementary hereto setting forth the Option Space's or Additional Space's RSF and the appropriate modifications to Sections 4.01 and 4.02 described in Sections (c) and (e) above.

        (g) If common corridors shall be required in connection with any Option Space or Additional Space hereafter leased by Tenant (or any space surrendered by Tenant pursuant to Section 1.05 below), then Landlord shall pay fifty (50%) percent of the reasonable costs of (i) creating demising walls for such common corridors, and (ii) relocating any Building systems within such demising walls, to the extent reasonably required.

        Section 1.05. Surrender Option. (a) Tenant shall have the right to surrender all or any portion of the Leased Premises (in units of not less than 15,000 RSF of contiguous space, provided however, that Tenant shall have the right to surrender that portion of the ground floor of the Building that is occupied by Tenant, in accordance with the terms and conditions of this Section 1.05, notwithstanding that Tenant's ground floor premises may comprise less than 15,000 RSF), in reasonably leasable configuration and good condition, on either the sixth (6th) anniversary (the "First Surrender Date") or eighth (8th) anniversary (the "Second Surrender Date"), of the Rent Commencement Date (hereinafter defined) (each, a "Surrender Date"), by delivering written notice to Landlord (specifying the space to be surrendered and whether such space shall be surrendered on the First or Second Surrender Date) not later then nine (9) months preceding the applicable Surrender Date (time being of the essence). In the event of a surrender of all of the Leased Premises, then this Lease shall terminate as of the applicable Surrender Date as if such date were the Expiration Date hereof. Time shall be of the essence as to Tenant's obligation to deliver any space surrendered pursuant to this Section 1.05 by the applicable Surrender Date in vacant, broom-clean condition (provided, however, that the foregoing shall not require Tenant to remove any permanent leasehold improvements that it may have installed in the surrendered space in compliance with the terms hereof).

        (b) If Tenant shall surrender less than the entire Leased Premises pursuant to this Section 1.05, then provided that Tenant shall have timely vacated the surrendered space in the condition required hereby and is not otherwise in monetary default hereunder beyond any applicable grace, notice and cure period, effective as of the applicable Surrender Date: (i) the surrendered space shall be deemed deleted from the Leased Promises for all purposes, and
(ii) "Tenant's Share" shall be decreased the percentage of rentable space in the Building constituting the surrendered space. Additionally, if Tenant shall surrender a portion of the Leased Premises on the First Surrender Date, then effective. as of such First Surrender Date, the Annual Rentals specified in
Section 4.01 (b) (ii) hereof shall be decreased by an amount equal to $24.50 multiplied by the RSF of the surrendered space. If Tenant shall surrender a portion of the Leased Premises on the Second Surrender Date, then effective as of such Second Surrender Date the Annual

Rental specified in Section 4.01 (b) (ii) hereof shall be further reduced by an amount equal to $24.50 multiplied by the RSF of the space surrendered on the Second Surrender Date.

        (c) The RSF of any space surrendered by Tenant in accordance with this
Section 1.05 shall be reasonably determined by Landlord utilizing the standards and practices that Landlord currently employs at Executive Park to determine RSF and shall be deemed to include any additional square footage which was allocated to the surrendered space by reason of common corridors. For purposes of this
Section 1.05 only, the entire Building shall be deemed to comprise 94,016 RSF. Within seven (7) days following Landlord's notification of Tenant of any surrendered space's RSF, Landlord and Tenant shall execute and deliver to each other an agreement supplementary hereto setting forth the surrendered space's RSF and the appropriate modifications to Sections 4.01 and 4.02 described in Section (b) above. Except as expressly provided in this section 1.05, Tenant shall have no other right to surrender any portion of the Leased Premises to Landlord.

        Section 1.06. Building Roof Rights. Throughout the Term and any Renewal Terms, Tenant shall have the right to install and maintain on the Building's roof supplemental HVAC equipment (not to exceed the Building's electrical capacity which is described on Exhibit "I" annexed hereto) and, subject to the prior rights of MCI Telecommunications Corporation and New York Telephone Company (details of which rights Tenant acknowledges having received), telecommunications equipment. The installations shall not materially adversely affect the appearance of the Building, nor shall they interfere in any way with other tenants of Executive Park or their telecommunications installations. Tenant shall install a catwalk to access any roof installations made by Tenant pursuant hereto at its sole cost and expense. All roof installations shall be subject to Landlord's prior approval, which shall not be unreasonably withheld or delayed. All taxes (if any) and reasonable costs, including without limitation, engineering, roof reinforcement (if required) and Landlord's review of plans, specifications and construction, shall be at Tenant's sole cost and expense. Tenant shall indemnify and hold Landlord harmless from and against any and all loss, cost, liability and expense( including without limitation, reasonable attorneys' fees and disbursements) arising from or relating to Tenant's use of the Building's roof and/or its installations located thereon. Additionally, Tenant shall pay any costs which are incurred by Landlord to repair any damage to the roof that is caused by Tenant or its contractors, employees, agents, licensees or invitees within fifteen (15) days of Tenant receipt of an invoice therefore.

                                   ARTICLE TWO
                                   -----------

                                      TERM
                                      ----

        Section 2.01. Term. The term of this Lease (the "Term") shall commence on the date hereof (the "Term Commencement Date") and shall terminate, subject to Section 2.02, on the last day of the calendar month in which the day immediately preceding the tenth (10th) anniversary of the Term Commencement Date occurs (the "Expiration Date") or on such earlier date on which the term may expire or be terminated pursuant to the provisions of this Lease or pursuant to law.

        Section 2.02. Extension of Term.

        (a) Tenant shall have the option (the "Renewal Option") to extend the Term for three (3) successive periods of five (5) years each (individually, a "Renewal Term" and collectively, the "Renewal Terms"), the first of which shall commence on the date immediately succeeding the Expiration Date and on the fifth
(5th) anniversary of the Expiration Date; provided, however, Tenant shall not have the right to exercise a Renewal option (at Landlord's sole option) if this Lease shall have been previously terminated or if Tenant shall be in default beyond any applicable grace, notice and cure period in its monetary obligations hereunder on the Exercise Date (hereinafter defined) or on the Expiration Date or the last day of the existing Renewal Term, as the case may be. Each such Renewal Option may be exercised with respect to the entire Leased Premises only, and shall be exercisable by Tenant delivering written notice (the "Renewal Notice") to Landlord of Tenant's election to exercise each Renewal Option at least twelve (12) months prior to the Expiration Date and thereafter, for each successive Renewal Term at least twelve (12) months prior to the expiration of the existing Renewal Term (each such date being referred to herein as the "Exercise Date"). Time shall be of the essence as to Tenant's obligation to deliver a Renewal Notice by the applicable Exercise Date.

        (b) If Tenant exercises a Renewal Option, each Renewal Term shall be upon the same terms, covenants and conditions as those contained in this Lease, except that (i) there shall be one (1) less Renewal option remaining to be exercised, (ii) the Annual Rental (to be payable pursuant to Section 4.01 hereof) for each Renewal Term shall be deemed to mean the Annual Rental determined pursuant to Section 2.02 (c) below, and (iii) the term "Base Year" (as such term is utilized in Section 4.02 hereof) shall mean, in respect of a given Renewal Term, the twelve (12) month period immediately following the commencement date of such Renewal Term.

        (c) The Annual Rental for each Renewal Term shall be as follows:

            (i) The Annual Rental for the Leased Premises, for each year of such Renewal Term, shall be equal to the annual fair market rental value of the Leased Premises for a term equal to the applicable Renewal Term (the "Fair Market Rent") as of the commencement date of such Renewal Term. The Fair Market Rent shall equal the rental value determined as if the Leased Premises were available in the then current rental market for comparable, proximately located buildings in Westchester County and assuming that Landlord has had a reasonable time to locate a tenant who rents with the knowledge of the uses to which the Leased Premises can be adapted, and that neither Landlord nor the prospective tenant is under any compulsion to rent. In determining the Fair Market Rent, tenant rent abatements and fifty (50%) percent of the cost of any additional workletter expenditures Landlord would be required to make to prepare the Leased Premises for a new tenant (taking into account any reductions in such expenditures which would reasonably accrue to Landlord's benefit by reason of being able to utilize the leasehold improvements installed in the Leased Premises at such time) shall be taken into consideration if prevailing market conditions would require the Landlord to grant such a rent abatement and/or workletter to a new tenant. The fact that Landlord would be required to pay a brokerage commission in connection with a new lease shall not be taken into consideration to reduce the Fair Market Rent. Additionally, the fact that Tenant shall receive a now "Base Year" for purposes of determining escalations pursuant to Section 4.02 hereof (viz., the twelve (12) month period immediately following the commencement date of the applicable Renewal Term) shall be taken into consideration.

            (ii) For purposes of determining the Fair Market Rent, the following procedures shall apply:

                 (aa) Landlord shall give Tenant written notice (the "Rent Notice"), within six (6) months after the Exercise Date, which Rent Notice shall set forth Landlord's determination of the Fair Market Rent ("Landlord's Determination").

                 (bb) Tenant shall give Landlord written notice ("Tenant's Notice" within thirty (30) days after Tenant's receipt of the Rent Notice, of whether Tenant accepts or disputes Landlord's Determination. If Tenant in Tenant's Notice accepts Landlord's Determination, or if Tenant fails or refuses to give Tenant's Notice as aforesaid, then the Fair Market Rent for the applicable Renewal Term shall be Landlord's Determination. If Tenant in Tenant's Notice disputes Landlord's Determination, then Tenant shall deliver to Landlord, within said thirty (30) days, Tenant's determination of the Fair Market Rent ("Tenant's Determination"), as determined by an independent real estate appraiser ("Tenant's Appraiser"), together with a copy of the appraisal prepared by Tenant's Appraiser.

                 (cc) Landlord shall give Tenant written notice ("Landlord's Notice"), within thirty (30) days after Landlord's receipt of Tenant's Determination, of whether Landlord accepts or disputes Tenant's Determination. If Landlord in Landlord's Notice accepts Tenant's Determination, then the Fair Market Rent shall be deemed to be equal to Tenant's determination. If Landlord in Landlord's Notice disputes Tenant's Determination, Landlord, within such thirty (30) days, shall appoint an independent real estate appraiser ("Landlord's Appraiser") and so notify Tenant. Landlord's Appraiser and Tenant's Appraiser shall then have twenty (20) days after such notice is received by Tenant, to agree upon the Fair Market Rent. If, within said twenty (20) days Landlord's Appraiser and Tenant's Appraiser shall mutually agree upon the determination (the "Mutual Determination") of the Fair Market Rent, their determination shall be final and binding upon the parties. If Landlord's Appraiser and Tenant's Appraiser shall be unable to reach a Mutual Determination within said twenty (20) days, at the request of Landlord or Tenant, both of the Appraisers shall jointly select a third independent real estate appraiser (the "Third Appraiser") whose fee shall be borne equally by Landlord and Tenant. In the event that Landlord's Appraiser and Tenant's Appraiser shall be unable to agree jointly on the designation of the Third Appraiser within five (5) business days after they are requested to do so by either party, then the parties agree to allow the American Arbitration Association to make such designation.

                 (dd) The Third Appraiser shall conduct such meetings and investigations as he may deem appropriate and shall, within fifteen (15) days after the data of designation of the Third Appraiser, determine the Fair Market Rent. Additionally, Landlord and Tenant shall have the right to present written evidence to the Third Appraiser in support of their respective determinations of the Fair Market Rent. The Third Appraiser's determination of Fair Market Rent shall be conclusive and binding upon Landlord and Tenant, Each party shall pay its own counsel fees and expenses, if any in connection with any appraisal under this section including the expenses and fees of any Appraiser selected by it in accordance with the provisions of this Section. Any appraiser appointed pursuant to this Section 2.02 shall by an independent real estate broker or appraiser with at least ten (10) years' experience in the leasing and valuation of Westchester County properties which are similar in character to the Building. The Appraisers shall not have the power to add to, modify or change any of the provisions of this Lease.

                 (ee) It is expressly understood that any determination of Fair Market Rent pursuant to this Section shall. be based on the criteria stated in
Section 2.02(c) hereof.

        (d) If the final determination of the Fair Market Rent shall not be made on or before the first day of the Renewal Term in accordance with the provisions of this Section 2.02, pending such final determination Tenant shall continue to pay, as the Annual Rental for such Renewal Term, an amount equal to Landlord's Determination, and shall continue to pay rent escalations as provided in Section 4.02 hereof. If based upon the final determination hereunder of the Fair Market Rent, the payments made by Tenant on account of the Annual Rental for such portion of the Renewal Term were (i) less than the Annual Rental payable for the Renewal Term, Tenant shall pay to Landlord the amount of such deficiency within fifteen (15) days after demand therefor, or (ii) greater than the Annual Rental payable for the Renewal Term, Landlord, at its option, shall either refund to Tenant or credit towards the next monthly payment of Annual Rental, the amount of such excess, provided, however, that if such credit shall exceed the next monthly payment of Annual Rental, then Landlord shall pay to Tenant an amount equal to any remaining credit not later than the first day of the next succeeding month.

        (e) Within seven (7) days after it determination has been made of the Annual Rental for a given Renewal Term, the parties shall execute and deliver to each other an instrument supplementary hereto setting forth such Annual Rental.

                                  ARTICLE THREE
                                  -------------
                              CONDITION OF PREMISES
                              ---------------------


        Section 3.01 Condition of Premises. Tenant has examined the Building (including the Leased Premises), is familiar with the physical condition thereof and is leasing the Leased Premises in its "as is" condition. Except as otherwise provided herein, Landlord has not made and does not make any representations or warranties as to the physical condition, expenses, operation and maintenance, or any other Latter or thing affecting or related to the Building or the Leased Premises therein located. Notwithstanding the foregoing, Landlord represents and warrants that the Leased Premises are for from structural defects and that the Building complies with all current laws, regulations and building codes applicable thereto prior to the making of tenant installations therein. Landlord shall have no obligation to perform any work in the Leased Premises in order to prepare same for Tenant's occupancy, all of which work shall be installed by Tenant or its contractors, at Tenant's sole cost and expense, in accordance with the provisions hereof.

                                  ARTICLE FOUR
                                  ------------
                                     RENTAL
                                     ------

        Section 4.01. Annual Rent. (a) For purposes of this Section, the term "Rent Commencement Date" shall mean the day occurring ninety (90) days after the Term Commencement Date.

        (b) Tenant shall pay to Landlord as rent, at the office of Landlord at 101 East 52nd Street, New York, New York 10022 or elsewhere as directed from time to time by Landlord's written notice to Tenant, a base rental per annum (the "Annual Rental") as follows:

            (i) an amount of One Million Six Hundred Twenty-Three Thousand Five Hundred Ten dollars ($1,623,510.00) per annum, payable in equal monthly installments of one Hundred Thirty-Five Thousand Two Hundred Ninety-Two and 50/100 dollars ($135,292.50), for the period commencing on the Rent Commencement Date to and including the day preceding the fifth (5th) anniversary of the Term Commencement Date;

            (ii) an amount of One Million Seven Hundred Sixty-Seven Thousand Eight Hundred Twenty-Two dollars ($1,767,822.00) per annum, payable in equal monthly installments of One Hundred Forty Seven Thousand Three Hundred Eighteen and 50/100 dollars ($147,318.50) for the period commencing on the fifth (5th) anniversary of the Term Commencement Date to and including the Expiration Date; and

            (iii) an amount determined in accordance with Section 2.02 for the Renewal Terms, if any.

        (c) The Annual Rental shall be payable in equal monthly installments, in advance, on the first day of each and every month (unless otherwise provided in this Section 4.01(c)) of the Term of this Lease. A prorated monthly installment shall be paid if the Rent Commencement Date is other than the first day of a month or if the term of this Lease, terminates on a day other than the last day of a month. Simultaneously with the execution hereof, Tenant has delivered to Landlord a check in the amount of $135,292.50, which payment (subject to collection) represents the monthly Annual Rental for the first full month following Rent Commencement Date. If the Annual Rental is payable for a period of less than a year, the Annual Rental shall be prorated to cover the shorter period.


        Section 4.02. Rent Escalation. (a) For purposes of this Section, the following definitions shall apply:

            (i) The term "Operating Year" shall mean: (1) the period of twelve
(12) months commencing January 1, 1993 and (2) each successive period of twelve
(12) months, and (3) the period of twelve (12) months or less commencing with January 1st immediately preceding the Expiration Date and ending on the Expiration Date. If the term of this Lease terminates or expires on a date other than December 31st, the additional rent, including the base for computing such rent, for the pertinent escalation year shall be prorated based upon the number of days in such Operating Year occurring before the termination or expiration of the term of this Lease, as applicable.

            (ii) The term "Base Year" shall mean, with regard to operating Expenses and Taxes, the twelve (12) month period commencing on May 1, 1992.

            (iii) The term "Landlord's Expenses" shall mean the sum of (A) "Operating Expenses" as defined in Exhibit D annexed hereto plus (B) "Taxes" as hereinafter defined.

            (iv) Landlord's "Expense Statement" shall mean a reasonably detailed statement of Landlord's Expenses certified as true and correct by Landlord.

            (v) The term "Tax Premises" shall mean the Land designated as Phase II on the Site Plan, excluding the Access Drive, together with the improvements thereon, including without limitation Buildings B-1, B-2 and B-3.

            (vi) The term "Taxes" shall mean 34.82% of all real estate taxes and assessments (but not interest and/or penalties for late payment) levied and assessed against the Tax Premises and to the extent allocated to the Executive Park, the Access Drive and the Drainage Basin, but such term shall not include any income, franchise, transfer, inheritance, capital stock or any other tax unless a tax upon rent or some other tax shall be substituted in whole or in part for the present general real estate taxes, in which event such tax shall constitute a Tax but only to the extent to which such tax shall be substituted for said real estate taxes.

            (vii) The term "Drainage Basin" shall mean the drainage retention basin indicated by hatching on the Site Plan.

            (viii) Any assessments imposed by public authorities for improvements included in Taxes which may be paid in installments shall be deemed payable in the maximum number of installments permitted by law and only such installment(s) as are payable within any real estate fiscal tax year shall be included in Taxes for such tax year for the purposes of this Lease.

            If any assessment for improvements includable in Taxes is not payable in installments, the estimated useful life (in years) of the improvement for which the assessment is levied shall be determined in accordance with
(i) Internal Revenue Code guidelines or (ii) generally accepted accounting principles whichever results in the longer useful life, and Tenant shall pay as its share of that portion of the assessment reasonably allocable to the Leased Premises at pro-rata amount determined by (a) dividing (1) the amount of such assessment by (2) the number of years of such useful life and (b) multiplying the quotient by the lesser of (1) the number of years remaining in the term of the Lease (including the number of years of any renewal option exercised by Tenant) or (2) the number of years of such useful life.

            (ix) The "Term Tenant's Share" shall mean 76.749% with regard to the Building, which percentage shall be increased or decreased proportionately, as the case may be, if Tenant shall exercise any of the expansion options contained herein or surrender a portion of the Leased Premises pursuant to Section 1.05 hereof.

            (x) The term "Fiscal Period" shall mean May 1, 1993 through April 30, 1994 and each successive twelve (12) month period thereafter, any portion of which shall fall within an Operating Year.

        (b) Tenant shall pay as additional rent far each Operating Year, Tenant's Share of the excess, if any, of the Landlord's Expense for said Operating Year over Landlord's Expenses for the Base Year. In the event that the Executive Park is 90% or more fully occupied, Landlord's Expenses shall be actual costs of operation. In the event of lower occupancy, Operating Expenses shall be determined by adjustment to the level that they would have been at 90% occupancy, provided that only those components of Operating Expenses that are affected by variations in the Building's occupancy shall be so adjusted. In the event of any such adjustment, Landlord's Expense Statement shall set forth in reasonable detail how such Operating Expenses were so adjusted. Such additional rental shall be payable by Tenant to Landlord as follows:

            (i) The additional rent in respect of Landlord's Expenses for the first Operating Year shall be payable on the first day of each month commencing May 1, 1993 and ending April 30, 1994 in a monthly installment equal to 1/12th of the additional rent hereunder for Landlord's Expenses reasonably estimated by Landlord to be payable by Tenant to Landlord for the first Operating Year. If the actual amount of additional rent paid by Tenant for the first Operating Year is ultimately determined to be less than or in excess of the actual amount therefor due from Tenant hereunder, then within thirty (30) days after the date on which Landlord delivers its Expense Statement for the respective Operating Year Tenant shall pay to Landlord the amount of such shortfall, if any, or Landlord shall credit such excess, if any, to the next monthly payment of Annual Rental and/or additional rent required to be paid by Tenant under this Lease, provided, however, that if such credit shall exceed the next monthly installment of rentals due hereunder, then Landlord shall pay to Tenant any remaining credit not later than the first day of the next succeeding month.

            (ii) Commencing with the second Operating Year, the additional rent for Landlord's Expenses shall be payable on the first day of each month during each Fiscal Period in an amount equal to 1/12th of the additional rent hereunder for Landlord's Expenses estimated by Landlord to be payable by Tenant to Landlord for the current Operating Year. Such estimated payments shall be reconciled to actual payments in the same manner as set forth in Section 4.02(b)(i).

            (iii) Landlord shall deliver its Expense Statement to Tenant within ninety (90) days after the end of each Operating Year provided, however, Landlord shall not lose its right to collect the additional rent for Landlord's Expenses for the respective Operating Year if Landlord fails to submit an Expense Statement within the time specified herein. The payment of any additional rental by Tenant shall not preclude it from questioning the correctness of any Expense Statement. If Tenant shall question the correctness of any Expense Statement, then, if Landlord shall be unable to satisfy Tenant of the correctness of such Expense Statement within a reasonable period thereafter, Landlord will make available to Tenant and its advisors (upon reasonable notice during normal business hours) all relevant books and records pertaining to Landlord's Expenses. In the event Tenant objects to the Expense Statement, Tenant shall give Landlord a specific statement of its objections within ninety
(90) days from the date Landlord makes such books and records available to Tenant. If Tenant does not object to an Expense Statement within said ninety
(90) day period (provided Landlord shall have timely made its books and records available to Tenant as aforesaid), Tenant may not thereafter object to said Expense Statement.

        In the event Tenant shall dispute Landlord's Expense Statement and the parties cannot resolve their differences through negotiations within thirty (30) days thereafter, Tenant shall have the right to audit, at its sole cost and expense, all relevant books and records pertaining to Landlord's Expenses. If such audit accurately discloses that Landlord's Expenses in the aggregate, as set forth in the disputed Expense Statement, are 12.5 percent or more greater than Landlord's Expenses in the aggregate, as set forth in the audit, then Landlord (in addition to crediting and/or refunding such excess amount to Tenant, as aforesaid) shall pay Tenant interest on the excess amount which theretofore has been paid by Tenant in an amount equal to one (1%) percent per annum over the Chase Prime.

        (c) Notwithstanding anything in this Section 4.02 to the contrary, it is understood and agreed that if Landlord shall receive a refund of any portion of Taxes in respect of which Tenant shall have paid additional rental under this Section, then and under such circumstances Tenant shall be entitled to it credit against future payments of additional rental under this Section in an amount equal to a pro rate share of such refund, after first deducting from such total refund all fees, costs and expenses incurred by Landlord in collecting same.

        (d) If, upon the expiration of the term of the Lease, any credit to which Tenant might be entitled pursuant to this Section shall not then have been used as a credit, then, subsequent to Tenant properly vacating the Leased Premises and provided that Tenant is not in default hereunder, Tenant shall be entitled to a payment equal to the amount of any such remaining credit, Tenant's obligation hereunder to pay additional rent for any Operating Year shall survive the expiration or termination of the term of this Lease. In the event that the additional rent to be paid by Tenant under this Section for the final Operating Year has not been determined upon the last day of the Lease term, Tenant covenants to pay to Landlord the additional rent required to be paid pursuant to this Section for the final Operating Year upon a determination being made by Landlord of the actual amount of additional rent required to be paid by Tenant pursuant to this Section, subject to the dispute resolution procedure set forth in Section 4.02(b) above. Notwithstanding the foregoing, Tenant's obligation to pay additional rent shall not extend to that period of the operating Year after termination of this Lease.

        Section 4.03. Real Estate Taxes; Assessed Valuation.

        (a) Landlord shall pay real estate taxes when due and payable and prior to the time that any penalty or interest may be charged in respect of the nonpayment thereof and shall obtain a receipted tax bill therefor.

        (b) Landlord may, within the respective times and in the manner prescribed by law for such purposes, petition for reduction of the assessed valuation of the Building and the Land, claim a refund of real estate taxes or otherwise challenge the validity or applicability of any real estate tax, assessment or similar or related laws (a "Tax Protest"), provided that all costs and expenses of such tax protests, including legal and appraisal fees, shall be chargeable to Tenant as Landlord's Expenses on the basis of its Tenant's Share.

                                  ARTICLE FIVE
                                  ------------
                                    SERVICES
                                    --------


        Section 5.01. Standard of Operations. (a) Landlord shall at all times operate and maintain the Building in accordance with a standard at least as high as that customarily followed in the operation and maintenance of first class office buildings in Westchester County and, without limiting the foregoing, shall provide the specific facilities, utilities and services set forth in this Article.

        Section 5.02. Electrical Service. Landlord shall provide an electrical distribution system and electrical service for the Building at the level of five
(5) watts per square foot demand, provided, however, that Tenant shall be responsible for distributing electrical service within the Leased Premises at its sole cost and expense. Landlord shall cause to be furnished and shall pay for electricity used in connection with the Common Building Facilities

(including the Building's cooling tower (during Building Hours (hereinafter defined)), but excluding electricity used in connection with the hallways and lobby areas located an the second (2nd) and third (3rd) floors of the Building) as an item included in Operating Expenses; provided, however, that Tenant shall bear the expense of all other electric power used in the Leased Promises (other than the Building's cooling tower during Building Hours), inclusive of electric power used in connection with all heating, ventilating and air conditioning ("HVAC") equipment servicing the Leased Premises. In furtherance thereof, Tenant shall pay its proportionate share of Landlord's actual cost of providing electricity for the 40 ton "core" HVAC unit servicing the ground floor of the Building, based upon the RSF occupied by Tenant on such ground floor (as such RSF may be increased or decreased from time to time in accordance with the terms hereof). If Landlord shall furnish cooling tower services at the request of Tenant during periods other than Building Hours, Tenant shall pay Landlord, as additional tent, an amount equal to $25.00 per hour, as the same may be reasonably increased from time to time by a percentage which shall not exceed the percentage increase in Operating Expenses for a given Operating Year over Operating Expenses for the Base Year (or as of the most recent increase in overtime cooling tower charges, as the case may be). Landlord shall not be required to furnish overtime cooling tower services unless Landlord has received advance notice from Tenant requesting same prior to 11:00 a.m. of the day upon which such service is requested or by 11:00 a.m. of the last preceding business day if such overtime use is to occur on a day other than a business day. The electric power for Tenant's use and Landlord's use shall be supplied and measured by the electric company via one or more meters for the Landlord's account. The portion of such power for which Tenant is required to pay pursuant hereto shall be measured by one or more submeters and billed by Landlord to Tenant, provided, however, Tenant shall not be required to pay Landlord more per unit electricity supplied than Landlord is actually required to pay the electric company per unit (net of any rebates received by Landlord from the electric company in respect thereof) for the supply of said electricity to Tenant. The actual cost of administration of such billing system shall be an Operating Expenses, and the cost of electric Power for Tenant's use shall be at Tenant's expense and shall be separately indicated an the bill to be delivered by Landlord pursuant to the preceding sentence, which Tenant shall pay as additional rent hereunder with seven (7) days after receipt of such bill. The main meters and all necessary submeters for the Leased Promises shall be installed by Landlord, at Tenant's cost and expense.

        Section 5.03. Elevators. Landlord shall provide passenger elevators serving the Building. The passenger elevators shall be available during all working hours (8:00 a.m. to 6:00 p.m.) of all working days (excluding national holidays) ("Building Hours") and, at all other times, there shall be at least one passenger elevator available to serve the Building.

        Section 5.04. Light Bulbs and Water. Landlord shall furnish and/or install at its expense (a) all initial and replacement light bulbs, fluorescent tubes and ballasts in the Common Building Facilities; and (b) water, including heated water, to serve the Leased Premises as required for lavatory and drinking purposes. Tenant shall provide, at its expense, all initial and replacement light bulbs, fluorescent tubes and ballasts for the Leased Premises. Water for special purposes such as cafeterias within the Leased Premises shall be separately metered to Tenant through meters installed by Landlord at Tenant's expense.

        Section 5.05. Building Security. (a) Landlord does not contemplate retaining security guards to be stationed in the Building. If Tenant requests Landlord to supply special security services, these services will be billed to Tenant directly and will not be included in operating Expenses.

        (b) Tenant, at its expense and with the prior written approval of Landlord (not to be unreasonably withheld or delayed), may design and install such safety and security systems or devices, including without limitation, smoke detectors, electronic security devices and auxiliary emergency electric power supplies, as Tenant may deem appropriate. Landlord shall provide the plumbing infrastructure for a standard wet pipe sprinkler system at its sole cost and expense. Tenant shall be responsible for required branch piping and placement of sprinkler heads in accordance with Applicable Laws (hereinafter defined).

        Section 5.06. Janitorial Services. (a) Landlord shall keep the Common Building Facilities cleaned and maintained in a first-class manner. Landlord shall provide, at its expense, the cleaning and janitorial services (the "Janitorial Services") and window cleaning services set forth in Exhibit E hereto.

                                   ARTICLE SIX
                                   -----------
                                 TENANT PARKING
                                 --------------


        Section 6.01. Tenant Parking. (a) Subject to the provisions of Section 6,01(c) Landlord shall provide Tenant with access to not less than 3.3 non-designated parking spaces for each one thousand (1,000) RSF of Leased Premises to be used in common with other tenants of Executive Park on a first come, first served basis (except for 329 designated spaces at Executive Park which may be utilized solely by MCI Telecommunications Corporation). Notwithstanding the foregoing, Landlord shall provide Tenant with forty-five
(45) designated parking spaces (two (2) of which shall be handicapped passenger vehicle spaces and one (1) of which a handicapped van space) for Tenant's exclusive use, which spaces shall be considered a portion of the 3.3 spaces per 1,000 RSF provided to Tenant hereun-der. The parking spaces shall be available for use twenty-four (24) hours a day, every day of the year, and shall be illuminated after dark. Landlord shall keep and maintain the parking spaces in a clean, safe and first-class condition.

        (b) If Tenant, its permitted assignees or subtenants and/or their respective employees, licensees and guests at any time during the Term are not able to use the parking spaces because of unauthorized use thereof, Landlord shall take reasonable steps including, if appropriate, the posting of signs, the distribution of parking stickers and the towing away of unauthorized vehicles, to end further unauthorized use.

        (c) Tenant understands and agrees that the parking spaces provided by Landlord shall be utilized solely for the parking of passenger vehicles, exclusive of trucks, vans and service vehicles and that no maintenance or service of vehicles shall be permitted.

        (d) No fence or other barrier shall be erected at the parking spaces designated for Tenant.

        (e) Tenant agrees to minimize the traffic impact of the occupancy of Building by utilizing its reasonable efforts to encourage car pooling, use of public transportation, and staggered working hours for its employees.


                                  ARTICLE SEVEN
                                  -------------

                                 USE AND ACCESS
                                 --------------

        Section 7.01. Use. (a) Tenant, its Affiliates (as defined in Section 16.01) and permitted assignees and subtenants shall have the right to use the Leased Premises (excluding Tenant's Parking Spaces) for general and executive office purposes are for all activities normally incidental thereto and for no other purpose. In no event shall the Leased Promises be used by a tenant or occupant which is of the following character telecommunications common carrier (provided, however, that Tenant may engage a telecommunications common carrier to provide services to Tenant), banks, automated tellers and banking services, newsstands, tobacconists, markets, grocery stores, bars, saloons, cocktail lounges, pawn shops, employment agencies, union hiring halls or uses of like character of the foregoing.

        (b) Tenant shall not use the Leased Premises for purposes prohibited or not provided for under this Lease except upon Landlord's prior written consent. Tenant shall not use the Leased Premises in any manner which would be incompatible with a first class office park and/or which would have the effect of materially lowering the rental and/or capital value of the Leased Promises and/or the Executive Park.

        Section 7.02. Access. Tenant, its Affiliates and permitted subtenants and their respective employees, licensees and guests, shall have access to the Leased Premises at all times, twenty-four (24) hours per days every day of the year.

                                  ARTICLE EIGHT
                                  -------------

                             REPAIRS AND MAINTENANCE
                             -----------------------

        Section 8.01. Landlord's Obligation to Repair and Maintain. Landlord shall (except as otherwise provided in Section 8.02 herein) keep and maintain in good repair and working order and perform necessary maintenance upon the Building and the Common Building Facilities and all parts thereof (exclusive of the Leased Premises), including, but not limited to, the roof, parking areas, elevators, lighting, HVAC (other than supplemental HVAC units which hereafter may be installed by Tenant), plumbing, floors, corridors, windows, window frames, common area lobbies and equipment within and serving the Building (exclusive of the Leased Premises). Landlord shall keep and maintain in good repair and working order the HVAC system currently serving the Leased Premises (other than supplemental units, as aforesaid) and existing plumbing therein unless damaged by reason of Tenant's negligence or willful misconduct. Notwithstanding the foregoing, Landlord shall not be obligated to make and repair or perform any maintenance which Tenant is obligated to make or perform pursuant to Section 8.02 of this Lease. If Landlord shall default in its obligations under this Section 8.01 for a period of thirty (30) days after it shall have received written notice from Tenant specifying the nature of such default (plus such additional time as may be reasonably required to cure a default which despite diligent and continuous effort, cannot by its very nature be cared within such thirty (30) day period), then Tenant upon giving a second three (3) day written notice to Landlord stating that such default remains uncured, may make reasonable and necessary repairs to the building in order to remedy such default at Landlord's cost and expense,

        Section 8.02. Tenant's Obligations. Tenant shall maintain all of Tenant's property within the Leased Premises and shall repair any and all damage to the Building and/or the Leased Premises caused by it, its agents or employees, except damage by fire or other insured casualty or which may be due to the negligence of Landlord, its agents or employees. Except as otherwise provided in Article Eleven or in any other provision of this Lease, upon termination of this Lease, Tenant shall surrender and deliver up the Leased Premises in the same condition in which they existed on the Term Commencement Date, except for ordinary wear and tear, repairs and maintenance assumed by Landlord, Permitted Alterations (as hereinafter defined), damage arising from fire or other insured casualty and damage caused by others for whom Tenant is not responsible.

                                  ARTICLE NINE
                                  ------------

                            FIRE AND OTHER CAUSALITY
                            ------------------------

        Section 9.01. Damage or Destruction. (a) If the Leased Premises or any part thereof should be destroyed or damaged by fire or other insured casualty ("insured casualty" meaning fire or other casualty Landlord is required to insure against pursuant to Article Twenty-Six of this Lease) during the term of this Lease and such damage or destruction was not caused by the negligence or willful misconduct of Tenant, its agents or employees, then (unless the Lease is terminated by Landlord or Tenant as hereinafter provided) Landlord shall promptly proceed to reconstruct, restore and repair the Leased Premises, as the case may be, to a condition substantially equivalent to their former construction.

        Commencing with the date of such damage, provided such damage was not caused by the negligence or willful misconduct of Tenant, its agents or employees, the rent provided for herein shall abate pro rata to the extent that, and for so long as, any portion of the Leased Premises is not reasonably usable with reasonable ingress and egress and its proportionate number of required parking spaces, and is not actually used, by Tenant in the ordinary conduct of its business.

        (b) It is agreed that if the Building is totally destroyed by any cause or is so substantially destroyed that reconstruction would require more than nine (9) months (or six (6) months if the casualty shall occur during the last year of the Term), either Landlord or Tenant may elect to terminate this Lease by giving the other party written notice of such election within thirty (30) days after the giving of notice from Landlord hereinafter provided for. Such termination shall be effective as of the date of such election.

        (c) In the event of any casualty, Landlord shall, within twenty (20) days thereafter, give Tenant written notice of the estimated time required to repair the same. If Landlord and Tenant shall disagree as to the probable reconstruction period, the matter shall be determined by an independent architect reasonably acceptable to both parties, and the thirty (30) day period for giving of a notice of termination shall commence upon the determination of such architect that more than nine (9) months (or six (6) months, as the case may be) is required to reconstruct the Building.

        (d) In the event of a casualty, if the reconstruction of the Building can be completed within nine (9) months (or six (6) months, as the case may be), Landlord shall commence to restore the Building within ninety (90) days after the date of the destruction, and complete the reconstruction within nine (9) months, as extended by Excusable Delays, but in no event later than fifteen (15) months after the date of commencement of the work. If Landlord fails to commence the reconstruction work within said ninety (90) day period or complete the reconstruction work within said nine (9) month or six (6) month period, as the case may be, as extended as aforesaid, Tenant shall have the option to terminate this Lease an written notice to Landlord. Nothing contained in this Section 9.01 shall be deemed to extend the term of this Lease.

        Section 9.02. Waiver of Subrogation Rights. The parties hereto hereby waive any and all rights of recovery, claim, action or cause of action, against each other, their respective agents, officers and employees, for any loss or damage in connection with a loss covered by any insurance policies which the releasor carries with respect to the Leased Premises, the Building, or any interest or property therein or thereon, whether real, personal or mixed (whether or not such insurance is required to be carried under this Lease), but only to the extent that such loss is collectible under such insurance policies, regardless of the cause or origin of the loss or damage, including negligence of the parties hereto, their respective agents and employees. Each party agrees to provide the other with reasonable evidence of its insurance carriers consent to such waiver of subrogation. If at any time in the future the waiver of subrogation results in increased insurance premiums for either party, the other party shall reimburse the party incurring the higher premium for the amount of the increased cost attributable to the waiver of subrogation.

                                   ARTICLE TEN
                                   -----------
                                    LIABILITY
                                    ---------


        Section 10.01. Indemnification of the Parties. Subject to the provisions of section 9.02, Landlord and Tenant each agree to indemnify and save the other harmless from any and all claims with respect to bodily injury or property damage, arising from any breach or default on the part of the indemnifying party in the performance of any covenant or agreement on its part to be performed pursuant to the terms of this Lease or arising from its negligence or the negligence at any of its agents or employees, including all costs, counsel fees, expenses and liabilities incurred in or about any such claim; and if any action or proceeding is brought against either Landlord or Tenant by reason of any such claim, the indemnifying party upon notice from the party to be indemnified covenants to resist or defend such action on proceeding at its expense and the indemnified party shall cooperate in such defense.

                                 ARTICLE ELEVEN
                                 --------------

                            ALTERATIONS AND FIXTURES
                            ------------------------

        Section 11.01. Alterations by Tenant. (a) Tenant may make such Permitted Alterations (as hereinafter defined) to the Leased Premises as it shall from time to time elect to make. Tenant shall notify Landlord in writing prior to making any Permitted Alterations but Landlord's approval thereof shall not be required if such Permitted Alterations are non-structural in nature, have an aggregate cost that is less than $33,000 and are not visible from the Common Building Facilities or exterior of the Leased Premises.

        The following shall be deemed to be Permitted Alterations:

               (i) Erection, demolition or alteration of non-load bearing partitions and hung ceilings, including lighting fixtures.

               (ii) Painting, decorating and installation of wall and floor coverings.

               Except for Permitted Alterations, Tenant shall make no alterations, installations, additions or improvements in or to the Leased Premises or any alteration to the mechanical systems of the Building or Leased Premises, including, but not limited to the plumbing and air-conditioning systems of the Building or any part thereof or to other Building apparatus of other or like nature without Landlords prior written consent (any such alteration, installation, addition or improvement as to which Landlord's approval is required being hereinafter referred to as a "Tenant's Change"). Tenant's relocation of movable modular office partitions shall not be considered an alteration. Landlord agrees that Landlord will not unreasonably withhold or delay Landlord's consent to Tenant's Changes (including Tenant's initial build-out) provided that such Tenant's Changes:

            (i) do not materially adversely affect the structural elements of the Building;

            (ii) do not materially adversely affect the plumbing, electrical and HVAC systems of the Building; and

            (iii) do not materially adversely affect the outside appearance of the Building.

            (iv) do not materially adversely affect the rental or capital value of the Building and/or Executive Park.

        Landlord may condition Landlord's approval with respect to any Tenant's Changes on Tenant's agreement to remove such Tenant's change and restore the portion of the Leased Premises affected thereby to the condition existing as of the Term Commencement Date. Nothing contained herein shall require Tenant to remove any alteration, installation, addition or improvement to the Leased Premises made in connection with finishing the space for Tenant's initial occupancy (including HVAC installations).

        (b) Insurance requirements relating to Tenant alterations and installations are as set forth in Article Twenty-Seven.

        (c) All alterations or additions made by Tenant in the Leased Premises shall be constructed and completed in a good and workman-like manner at Tenant's expense by contractors approved by Landlord, such approval not to be unreasonably withheld or delayed. Landlord hereby approves JWP Affiliates (hereinafter defined) to perform any Permitted Alterations and Tenant Changes. Tenant shall obtain all accessory governmental permits licenses and approvals and shall comply with all Applicable Laws. Landlord shall, at Tenant's cost and expense, cooperate with Tenant in connection with Tenant's procurement of such permits, licenses and approvals and, to the extent legally required, promptly execute (in Landlord's name) any and all governmental applications in connection with Tenant's work, provided that in no event shall Landlord be obligated to make any expenditures by reason of the foregoing. Tenant shall pay to Landlord, as additional rent for services to be performed by Landlord in connection with Permitted Alterations and Tenant's Changes (other than Tenant's initial build-out), Landlord's reasonable charges therefor not to exceed ton (10%) percent of the total cost of Tenant's Changes.

        (d) As soon as practicable following the date hereof, Tenant shall deliver the complete set of architectural and engineering plans and specifications covering its initial build-out for Landlord's approval, which shall not be unreasonably withheld or delayed, Landlord, within five (5) business days after receipt of such plans and specifications (or reasonable portions thereof), either shall approve the same or notify Tenant of Landlord's specific objections thereto, in writing. If Landlord shall fail to respond to the submission of Tenant's plans and specifications within such five (5) business day period, then Landlord shall be deemed to have consented thereto. The quality of Tenant's initial build-out and any further Permitted Alterations or Tenant's Changes shall be consistent with tenant installations typically found in first class office parks. Landlord shall have the right to conduct reasonable inspections (during Building Hours) of any construction undertaken by or on behalf of Tenant to ensure reasonably satisfactory quality. Tenant shall deliver to Landlord a complete set of "as-built" plans and specifications promptly following completion of Tenant's initial build-out and any further Tenant's Changes.

        Section 11.O2. Tenant's Property. (a) Tenant, at its expense, may, at any time and from time to time, install in and remove from the Leased Premises its trade fixtures, equipment, partitions, walls and wall systems, furniture and furnishings, provided such installation or removal is accomplished without material damage to the Leased Premises or the Building and Tenant promptly repairs any such damage.

        (b) Subject to the provisions of Section 11.01(a) hereof, upon the expiration of this Lease, Tenant shall remove all of Tenant's property not permanently affixed to the Building. If Tenant fails to remove any personal property of Tenant that Tenant may remove upon the termination of this Lease, any such property not so removed shall, at Landlord's election, become the property of Landlord or be removed by Landlord at Tenant's expenses.


                                 ARTICLE TWELVE
                                 --------------

                                  CONDEMNATION
                                  ------------


        Section 12.01. Total Taking. If all or substantially all of the Leased Premises shall be taken by condemnation or in any other manner for any public or quasi-public use or purpose (other than for temporary use or occupancy), the term of this Lease shall terminate as of the date of vesting of title (the "Date of the Taking"), and, subject to a pro-ration and apportionment of Annual Rental, additional rental and other sums due hereunder as of the Date of the Taking, no further rent shall be due hereunder.

        Section 12.02. Partial Taking. If a part of the Leased Premises, shall be so taken, then Landlord shall give Tenant prompt written notice thereof and the part so taken shall no longer constitute part of the Leased Premises, but this Lease shall continue in force and effect as to the part not so taken; provided, however, that Tenant may elect to terminate this Lease (a) if a partial taking is more than ten percent (10%) of the Leased Premises, and if, in the good faith judgment of Tenant, the remaining portion of the Leased Premises cannot be economically and practicably used by Tenant for the conduct of its business as conducted immediately prior to the taking, or (b) if a partial taking has a material adverse effect upon the means of access to the Leased Premises, the entrances or lobbies of the Buildings or the number of parking spaces reasonably available to Tenant, unless Landlord shall have provided reasonable substitutes therefore. Tenant shall give notice of any election to terminate to Landlord not later than sixty (60) days after notice of such taking is given by Landlord to Tenant, which notice shall describe in reasonable detail the premises subject to said condemnation. Upon the date specified in Tenant's notice (which shall not be more than one hundred eighty (180) days after that notice), the term of this Lease shall terminate and, subject to a proration and apportionment of Annual Rental, additional rental and other sums due hereunder as of the Date of Taking and such termination date, as applicable no further rent shall be due hereunder. Upon a partial taking and the term of this Lease continuing in force as to any part of the Leased Premises, the Annual Rental or any additional rental shall be reduced proportionately based upon the part or parts of the Leased Premises so taken and not replaced.

        Section 12.03. Claims of Landlord and Tenant. Landlord shall be entitled to receive the entire award in any proceeding with respect to any taking (other than for temporary use and occupancy) provided for in this Article without deduction therefrom for any estate vested in Tenant by this Lease and Tenant shall receive no part of such award, except as hereinafter expressly provided. Tenant shall have the right to make a separate claim with the condemning authority for (a) any moving expenses incurred by Tenant as a result of such condemnation; (b) the value of any of Tenant's property taken (including any leasehold improvements made by Tenant); and (c) any other separate claims which Tenant may hereafter be permitted to make, provided, however, that such separate claim shall not reduce or adversely affect the amount of Landlord's award. If Tenant shall not be permitted to make a separate claim in such proceeding, Landlord shall prosecute all claims in such proceeding on behalf of both Landlord and Tenant in which event Tenant may, if it so elects and at its expense, join with Landlord in such proceeding, retain co-counsel, attend hearings, present arguments and generally participate in the conduct of the proceeding; provided, however, that if Landlord incurs an additional expense because of Tenant's exercising its rights under this sentence, Tenant will bear such additional expense.

        Section 12.04. Distribution of the Award. The aggregate amount of all awards received in any proceeding relating to any taking (other than awards to Tenant pursuant to Section 12.03 or for temporary use or occupancy) is hereinafter called the "Award". Regardless of the apportionment of the Award in such proceeding, and regardless of any termination of this Lease, the Award shall be held in trust by Landlord or any mortgagee, as their interests may appear, and distributed in the following order of priority:

        (a) If Landlord shall be obligated to repair, alter and restore the remaining part of the Building or Leased Premises pursuant to Section 12.06, the amount actually expended by Landlord for such repair, alteration and restoration shall be paid to Landlord out of the Award.

        (b) The balance of the Award shall then be paid to Landlord.

        Section 12.05. Temporary Taking of Premises. If all or any part of the Leased Premises shall be temporarily taken by condemnation or otherwise for any public or quasi-public use or purpose (unless Tenant shall have elected to terminate the term of this Lease in accordance with the option provided in the last sentence of this Section), this Lease shall nevertheless remain in full force and effect. Tenant shall continue to be responsible for all of its obligations hereunder insofar as such obligations are not affected by such taking; provided, however, that Tenant shall not be liable for the payment of Annual Rental, additional rental or other sums for the part of the Leased Promises so temporarily taken. The award for the temporary taking shall be payable to Landlord, except to the extent such award is intended to cover the value of Tenant's property taken or the moving costs incurred by Tenant as a result of such condemnation. In the event of a temporary taking which meets the requirements of Section 12.02 for a period in excess of six months and involves a taking of more than twenty-five percent (25%) of the Leased Promises, Tenant may terminate the term of this Lease upon notice to Landlord given within thirty (30) days after written notice to Tenant of such temporary taking, and this Lease shall terminate as of the date of such taking.

        Section 12.06.  Landlord's Obligation to Restore.

        (a) In the event of a taking which taking does not result in the termination of the Lease, Landlord shall, at its expense and regardless of whether any Award or Awards shall be sufficient for the purpose, proceed with due diligence to repair, after and restore the remaining part of the Leased Premises substantially to its former condition to the extent feasible. Upon the expiration of any temporary taking which did not result in a termination of this Lease, Landlord shall restore the Leased Premises to their former condition as aforesaid and any Award relating to the cost of such restoration shall be paid over to Landlord and used for such purpose.

        (b) During any period of restoration of the Leased Premises pursuant to subsection (a) above, the rent provided for herein shall abate pro rata to the extent that, and for so long as, any portion of the Lease Premises is not reasonably usable, and is not actually, used by Tenant in the ordinary conduct of its business.

                                ARTICLE THIRTEEN
                                ----------------

                              REMEDIES AND DEFAULTS
                              ---------------------

        Section 13.02. Default by Tenant. (a) The term of this Lease in subject to the limitation that (i) whenever Tenant fails to pay any monthly installment of the Annual Rental or any additional rental or other sum due Landlord from Tenant hereunder and such default continues for a period of ton (10) days after written notice by Landlord, or (ii) whenever Tenant fails to perform or observe any other covenant, term, provision or condition of this Lease and such default continues for a period of thirty (30) days after written notice by Landlord (plus such additional time as may be reasonably required to cure a default which, despite diligent and continuous effort, cannot by its very nature be cured within said thirty (30) days) then, in any of such cases Landlord may give Tenant a notice of intention to terminate this Lease fifteen (15) days after such notice and the term and estate hereby granted, whether or not the term shall theretofore have commenced, shall expire and terminate on that fifteenth day with the same effect as if the date of termination were the Expiration Date, but Tenant shall remain liable for damages as provided herein.

        (b) If the notice provided in subparagraph (a) above shall have been given and the term shall expire as aforesaid, then Landlord or Landlord's agents and employees may immediately or at any time thereafter re-enter the Leased Premises, or any part thereof, either by summary dispossess proceedings or by any suitable action or proceeding at law, or otherwise (other than by force), without being liable to indictment, prosecution or damages therefor, and may repossess the same, and may remove any persons therefrom, to the end that Landlord may have, hold and enjoy the Leased Premises again as and of its first estate and interest therein. In the event of any termination of the term of this Lease under the provisions of Article Thirteen or in the event of the termination of the term of this Lease, or of re-entry, by or under any summary dispossess or other proceeding or action or any provision of law by reason of default hereunder on the part of Tenant, Tenant shall thereupon pay to Landlord the rent and any other charge payable by Tenant to Landlord up to the time of such termination or re-entry, as the case may be, and shall also pay to Landlord damages as provided in subparagraph (c) below.

        (c) Despite any termination of Tenant's rights of possession, Tenant shall remain liable for the Annual Rental and any additional rental due and to become due hereunder, and the same shall be paid by Tenant to Landlord on the regular days stipulated herein for payment of rent; provided that Landlord shall have the right to alter, change or remodel the improvements within the Building and to lease or let the Leased Premises, or portions thereof, for such periods of time and at such rent and for such use and upon such covenants and conditions as Landlord may elect, applying the net rent or avails of such letting first to the payment of Landlord's reasonable expenses in dispossessing Tenant and such costs or expenses as may be necessary in order to enable Landlord to relet the same; provided further, however, that Tenant shall be entitled to a credit in the net amount of the rental or additional rental or additional rental by Landlord as a result of reletting (after deducting all reasonable costs incurred by Landlord in finding a new tenant, including brokerage fees, agent's commissions, redecorating costs, attorneys' fees and any other reasonable costs and expenses incident thereto). Tenant shall remain obligated to pay the amount of any deficiency in the Annual Rental and additional rental obtained on such reletting, but if the annual rental or any additional rental obtained upon such reletting is greater than that provided for herein plus Landlord's costs, Landlord shall be entitled to receive such excess. Landlord shall have the right to collect from Tenant amounts equal to said deficiencies provided for above by suits or proceedings brought from time to time an one or more occasions without Landlord being obligated to wait until the expiration of the term of this Lease.

        (d) Whether or not Landlord shall have collected any amounts pursuant to
(c) above, Landlord shall be entitled to recover from Tenant, and Tenant shall pay to Landlord, on demand, in lieu of any further monthly payments as and for liquidated and agreed final damages, a sum equal to the amount by which the rental for the period which otherwise would have constituted the unexpired portion of the Term exceeds the then fair and reasonable rental value of the Leased Premises for the same period, both discounted to present worth at an interest rate per annum equal to the Treasury Bill Rate (hereinafter defined) less the aggregate amount theretofore collected by Landlord pursuant to the provisions of (c) above for the same period; if, before presentation of proof of such liquidated damages to any court, commission or tribunal, the Leased Premises, or any part thereof, shall have been relet by Landlord for the period which otherwise would have constituted the unexpired portion of the Term, or any part thereof, the amount of rent reserved upon such reletting shall be deemed, prima facie, to be the fair and reasonable rental value for the part or the whole of the Leased Premises so relet during the term of the reletting. For purposes of the foregoing, the "Treasury Bill Rate" shall mean the annual rate of interest then payable on U.S. Treasury Bills having a maturity date corresponding as closely as practicable to the Expiration Date.

        (e) If Tenant shall default in the performance of any of Tenant's obligations hereunder, then Landlord, without being obligated to and without thereby waiving such default, shall have the following remedies:

        Thirty (30) days after notice to Tenant and Tenant's subsequent failure to perform or, in the case of any obligation which cannot be performed in thirty
(30) days, to commence to perform within said thirty (30) day period and to continue thereafter, with due diligence, to complete such performance, Landlord may perform such obligation, or, in the case of payment due others, make such payment, as Tenant's agent. The full amount of the cost and expense so incurred by Landlord or the payment so made, together with the amount of attorneys' fees in instituting, prosecuting or defending any action or proceeding by reason of any default of Tenant hereunder shall be paid by Tenant to Landlord with interest as provided in Section 13.01(a) of this Lease within ten (10) days after written demand therefor.

        (f) If any amount due under this Lease is not paid by Tenant to Landlord when due to Landlord pursuant to the terms of this Lease,

Tenant shall pay Landlord interest upon such amount at the rate of three percent (3%) per annum over the prime rate of interest from time to time announced by the Chase Manhattan Bank, N.A. at its principal office in New York City (the "Chase Prime"), or the highest rate of interest permitted by law, whichever is less, for the period from the due date of such payment to the date of payment in full.

        (g) The special remedies to which Landlord may resort under this Section
13.01 are cumulative and are not intended to be inclusive of any other remedies or means of redress to which Landlord may lawfully be entitled at any time, and Landlord may invoke any remedy allowed at law or in equity as if specified remedies were not provided for herein.

                                ARTICLE FOURTEEN
                                ----------------

                                   BANKRUPTCY
                                   ----------


        Section 14.01. Bankruptcy by Tenant. If at any time during the term of this Lease a petition in bankruptcy or insolvency or for reorganization or for the appointment of a receiver or trustee of all or substantially all of Tenant's assets is filed against Tenant in any court pursuant to any statute either of the United states or of any state and Tenant fails to secure a discharge thereof within one hundred twenty (120) days, or if Tenant voluntarily files a petition in bankruptcy or makes an assignment for the benefit of creditors or petitions for or enters into an arrangement with creditors, the term of this Lease, at the option of Landlord, exercised within thirty (30) days after notice of the happening of any one or more of such events, shall terminate on such a date as Landlord shall specify by notice to Tenant, with the same effect as if the date of termination were the Expiration Date of this Lease, but Tenant shall remain liable for rent and/or damages and attorneys' fees as provided in Article Thirteen. However, if a petition for reorganization or for an arrangement is filed by or against Tenant, Landlord may not terminate the term of this Lease so long as Tenant is not in default hereunder and, provided this Lease is assumed or affirmed in such reorganization or arrangement proceeding and all defaults cured within the time periods provided by law.

                                 ARTICLE FIFTEEN
                                 ---------------

                              COMPLIANCE WITH LAWS
                              --------------------


        Section 15.01. Tenant's Compliance with Laws. Tenant, at its expense, shall comply with any valid and applicable laws, rules, orders, ordinances, regulations and other requirements, present or future (collectively, "Applicable Laws"), affecting its occupancy of the Leased Premises and/or the Building that are promulgated by any governmental authority or agency having jurisdiction over the Leased Premises and/or the Building and with any reasonable requirements of the insurance companies insuring Landlord against damage, loss or liability for accidents in or connected with the Building to the extent that the same shall affect or be applicable to: (i) Tenant's manner of use of the Leased Premises (as opposed to its mere use thereof as general and executive offices), (ii) alterations or improvements made by Tenant, or (iii) a breach by Tenant of its obligations under this Lease Tenant shall not at any time use or occupy the Leased Premises so as to violate the certificate of occupancy for the Building. Nothing herein contained, however, shall be deemed to impose any obligation upon Tenant to make any structural alterations, installations or repairs unless necessitated by reason of (A) a particular manner of use by Tenant of - the Leased Premises, (B) alterations or improvements made by Tenant, or (C) a breach by Tenant of its obligations under this Lease. If by reason of a future change in Applicable Laws, structural alterations or installations are required with respect to buildings or premises used for the same or similar purposes and/or in the same or similar manner as the Building or Leased Premises, as contrasted with structural alterations or installations required as a result of a change in use or manner of use of the Building or Leased Premises by Tenant, then, if the cost of such structural alterations or installations exceeds $500,000.00 Landlord may terminate this Lease upon thirty (30) days prior written notice to Tenant. If the cost of such structural alterations or installations is $500,000.00 or less, Landlord shall make such alterations or installations at its expense, within the time period allowed by Applicable Laws for compliance If Landlord elects to terminate this Lease as aforesaid, Tenant shall have the right to cancel Landlord's election to terminate by notifying Landlord within sixty (60) days after receipt of Landlord's notice that Tenant agrees to pay on a monthly basis a pro rata share of the amortized value of such structural alterations or installations ever the remaining life of the alterations or installations, plus interest, per annum, from the date Landlord paid for such alterations or installations at the Chase Prime as of Landlord's payment date (the "Applicable Chase Prime"), calculated as follows: divide the cost of the alterations or installations by useful life and multiply the quotient (the "Quotient") by the lesser of (x) the number of years remaining in the original term of the Lease (the "Remaining Original Term") or (y) the number of years of the useful life (the "Useful Life") of such alterations or installations (such product is hereinafter referred to as the "Adjusted Cost"). Thereafter, ascertain the amount necessary to amortize the Adjusted Cost at the Applicable Chase Prime, per annum, in equal monthly installments (each a "Monthly Payment") over the Remaining Original Term. Tenant shall pay as additional rent its pro rata share of the Monthly Payment on the same day of the month the fixed rental payment is due under this Lease until the Adjusted Cost is paid in full.

        The estimated life (in years) of the alterations or installations shall be determined in accordance with Internal Revenue Code guide lines or generally accepted accounting principles, whichever results in the longer estimated life.

        If Tenant elects to cancel the termination of the Lease as aforesaid, Landlord shall make such alterations or installations within the time period allowed by the Applicable Laws for compliance.

        Section 15.02. Landlord's Compliance with Laws. Landlord shall be responsible for complying with all Applicable Laws affecting the design, construction and operation of the Building (excluding the Leased Premises) or relating to the performance by Landlord of any duties or obligations to be performed by it hereunder. Landlord may, at its expense (and, if necessary, in the name of but without expense to, Tenant) contest, by appropriate proceedings diligently prosecuted, the validity, or applicability to the Leased Promises, any matter it may be required to comply with provided the deferral of compliance dose not subject Tenant to criminal prosecution or deprive Tenant of the possession, use or the then current manner of use of the Leased Promises and Landlord agrees to indemnify Tenant against any loss or expense Tenant may incur as a result of such deferral of compliance.

                                   ARTICLE XVI
                                   -----------

                            ASSIGNMENT AND SUBLETTING
                            -------------------------


        Section 16.01. Assignment and Subletting by Tenant.

        (a) Except as expressly permitted herein, Tenant, without the prior written consent of Landlord in each instance, shall not (a) assign its rights or delegate its duties under this Lease (whether by operation of law, transfers of interests in Tenant or otherwise), or mortgage or encumber its interest in this Lease, in whole or in part, (b) sublet, or permit the subletting of, the Leased Premises or any part thereof, or (c) permit the Leased Premises or any part thereof to be occupied, or used for desk space, mailing privileges or otherwise, by any person other than Tenant.

        (b) The consent by Landlord to any assignment, subletting, occupancy or use shall not relieve Tenant from its obligation to obtain the express prior written consent of Landlord to any further assignment, subletting, occupancy or use. Tenant shall pay to Landlord all reasonable costs, including reasonable attorneys' fees and disbursements, incurred by Landlord in connection with any proposed assignment of Tenant's interest in this Lease or any proposed subletting of the Leased Premises or any part thereof. Neither any assignment of Tenant's interest in this Lease nor any subletting, occupancy or use of the Leased Premises or any part thereof by any person other than Tenant or its Affiliates, nor any collection of rental by Landlord from any person other than Tenant as provided in this Section, nor any application of any such rental by Landlord, shall relieve or release Tenant of its obligations under this Lease on Tenant's part to be observed and performed, and, subsequent to any assignment, Tenant's liability hereunder shall continue notwithstanding any subsequent modification or amendment hereof or the release of any subsequent tenant hereunder from any liability, to all of which Tenant hereby consents in advances. Tenant shall strictly enforce the terms and conditions of any assignment or sublease to which Landlord shall have consented, and shall assign to Landlord any and all rights it may have against such subtenant or assignee, as the case may be, should Landlord so request, including the right to commence legal proceedings in Tenant's name.

        (c) If Landlord shall recover or come into possession of the Leased Premises before the Expiration Date, Landlord shall have the right, at its option, to take over any and all subleases or sublettings of the Leased Premises or any part thereof made by Tenant and to succeed to all the rights of paid subleases subletting or such of them as it may elect to take over. Tenant hereby expressly assigns and transfers to Landlord such of the subleases and sublettings as Landlord may elect to take over at the time of such recovery of possession, such assignment and transfer not to be effective until the termination of this Lease or re-entry by Landlord hereunder (or if Landlord shall otherwise succeed to Tenant's estate in the Leased Premises), at which time Tenant shall, upon request of Landlord, execute, acknowledge and deliver to Landlord such further assignments and transfers as may be necessary to vest in Landlord the then existing subleases and sublettings. Every subletting hereunder is subject to the condition and by its acceptance of and entry into a sublease, each subtenant thereunder shall be deemed conclusively to have thereby agreed from and after the termination of this Lease or re-entry by Landlord hereunder (or if Landlord shall otherwise succeed to Tenant's estate in the Leased Premises), that such subtenant shall waive any right to surrender possession or to terminate the sublease and, at Landlord's election, such subtenant shall be bound to Landlord for the balance of the term of such sublease and shall attorn to and recognize Landlord, as its landlord, under all of the then executory terms of such subleases Each subtenant or licensee of Tenant shall be deemed automatically upon and as a condition of occupying or using the Leased Premises or any part thereof, to have given a waiver of subrogation of the type described in and to the extent and upon the conditions set forth in Article XXVI hereof.

        (d) If Tenant is a corporation, Tenant may, without Landlord's consent, assign its interest in this Lease (i) to any corporation which is a successor to Tenant either by merger or consolidation, (ii) to a purchaser of all or substantially all of Tenant's assets (provided such purchaser shall have also assumed substantially all of Tenant's liabilities). or (iii) to a corporation or other entity which shall (1) control, (2) be under the control of or (3) be under common control with, Tenant (the term "control" as used herein shall be deemed to mean ownership of more than fifty (50%) percent of the outstanding voting stock of a corporation, or other majority equity and control interest, if not a corporation). Tenant may also sublease to, or permit the use of all or any portion of the Leased Premises by an entity described in clause (iii) (any such entity is referred to herein as an "Affiliate") without Landlord's consent. As conditions to any such assignment or subletting, (a) Tenant shall not be in default in the performance of any of its obligations under this Lease, (b) prior to such subletting Tenant shall furnish Landlord with the name of any such related corporation, together with a certification of Tenant and such other proof as Landlord may reasonably request that such assignee or sublessee is a related corporation of Tenant, (c) in the reasonable judgment of Landlord the proposed subtenant shall be of at character in keeping with the standards of Landlord for the Building (d) such subtenant or assignee shall not be a "telecommunications common carrier". In the event of any assignment or subletting described above, (a) any such assignee, subtenant or occupant shall continue to use the Leased Premises for the conduct of the purposes permitted hereby, (b) the principal purpose of such assignment or sublease shall not be the acquisition of Tenant's interest in this Lease (except if such assignment or sublease is made pursuant to clause (iii) and is made for a valid intracorporate business purpose and is not made to circumvent the provisions of this Article), and (c) any such assignee shall have a net worth and annual income and cash flow, determined in accordance with generally accepted accounting principles, consistently applied, after giving effect to such assignment, equal to or greater than Tenant's net worth and annual income and cash flow, as so determined, on the date of such assignments. Tenant shall, within ton (10) business days after execution thereof, deliver to Landlord a duplicate original instrument of assignment (or sublease) in form and substance reasonably satisfactory to Landlord, duly executed by Tenant (and the subtenant), and (b) an instrument in form and substance reasonably satisfactory to Landlord, duly executed by the assignee, in which such assignee shall assume observance and performance of, and agree to be personally bound by, all of the terms, covenants and conditions of this Lease on Tenant's part to be observed and performed; provided, however, that in no event shall such assignment relieve or release Tenant from any of its obligations hereunder. Except as set forth above, either a transfer of a controlling interest in the shares of Tenant (if Tenant is a corporation or trust) or a transfer of a majority of the total interest in Tenant (if Tenant is a partnership) at any one time or over a period of time through a series of transfers, shall be deemed an assignment of this Lease and shall be subject to all of the provisions of this Article, including, without limitation, the requirement that Tenant obtain Landlord's prior consent thereto. The transfer of shares of Tenant (if Tenant is a corporation or trust) , for purposes of this Article, shall not include any sale of shares effected through the "over-the-counter market" or through any recognized stock exchange.

        (e) Except as to sublettings or assignments made pursuant to Section (d) above, prior to any proposed subletting or assignment, Tenant shall submit a statement to Landlord (an "Assignment/Sublease Statement") containing the following information: (a) the name and address of the proposed subtenant or assignee, (b) a description of the portion of the Leased Premises to be sublet,
(c) the terms and conditions of the proposed subletting including the rent payable or the proposed assignment, including the consideration payable therefor, (d) the nature and character of the business of the proposed subtenant or assignee including financial statements supporting the creditworthiness of the proposed subtenant or assignee, and (A) any other information that Landlord may reasonably request. A complete copy of the proposed assignment or sublease to be executed by Tenant and the assignee or subtenant shall accompany Tenant's Assignment/Sublease Statement.

        (f) Landlord may, by notice to Tenant ("Landlord's Notice"), given within fifteen (15) days after its receipt of an Assignment/Sublease Statement wherein Tenant shall propose to sublet all or any portion of the Leased Premises, require Tenant to sublease the proposed sublease space to Landlord or its nominee on the terms set forth in Section (g) below. If Tenant shall propose to assign this Lease or sublease substantially all of the Leased Premises for substantially the then balance of the term of this Lease, Landlord also may, by Landlord's Notice, terminate this Lease as of the date which is two (2) months following Landlord's receipt of the Assignment/Sublease Statement as though such date was the Expiration Date set forth in this Lease. If Landlord falls to so exercise either of such options, it shall not unreasonably withhold or delay its consent to the proposed assignment or sublease by Tenant, as provided below, but such consent shall be deemed of no effect if such assignment or sublease is not consummated by Tenant and the assignee or subtenant, as the case may be, executing and delivering the assignment or sublease which accompanied Tenant's Assignment/Sublease Statement within one hundred twenty (120) days after such consent is given. The portion of the Leased Premises to which any proposed subletting is to be applicable is hereinafter referred to as the "Space".

        (g) If Landlord requires Tenant to execute it sublease ("Sublease") pursuant to Section (f), then the Sublease shall be upon the same terms as this Lease, except for such terms thereof as are inapplicable and except that: (1) the term of the Sublease shall be the term specified in Tenant's Assignment/Sublease Statement; (2) the fixed annual rent for the Sublease shall be the lesser of (a) the product of the rate per RSF (net of any credits Tenant may be receiving In respect thereof pursuant to this Lease or otherwise) Tenant in then paying Landlord hereunder and the RSF contained in the Space and (b) the fixed annual rent set forth in Tenant's Assignment/ Sublease Statement; (3) "Tenant's Share" shall be determined by multiplying Tenant's Share under this Lease by is fraction, the numerator of which is the RSF contained in the Space (including any common corridor allowances attributable to the Space), and the denominator of which is 94,016; (4) for purposes of determining additional rent under the Sublease, the "Base Year" shall be the later of (i) the Base Year under this Lease, or (ii) the Base Year as set forth in the assignment or sublease which accompanies the Tenant's Assignment/Sublease Statement; (5) the subtenant under the Sublease shall have the unrestricted right to assign the Sublease or any interest therein, to further sublet all or any part of the Space and/or to make any alterations, decorations, additions or improvements in and to the Space (all or any part of which may be removed, at Landlord's option, at any time, provided Landlord repairs all damage caused by such removal); (6) Tenant, as sublandlord under the Sublease, shall, at its expense (if and only if, Tenant, as sublandlord under its proposed Sublease, was required to perform the following work): (a) erect all partitions required to separate the Space from the remainder of the Leased Premises and (b) to the extent necessitated by the Sublease, install all doors required for independent access from the Space to the elevators, lavatories and staircases on the applicable floor and install all equipment and facilities required to comply with all Applicable Laws and to enable Landlord to maintain and service the Space and permit the Space to be used as an independent unit; (7) the Sublease shall provide that the termination of all or any portion of this Lease by merger is not thereby intended, and (8) at the expiration of the Sublease, the Space shall, subject to subdivision (5), be returned to Tenant as then existing.

        (h) If Landlord fails to execute its options set forth in Section (f) above, then, within such fifteen (15) day period, Landlord shall not unreasonably withhold its consent to an assignment of this Lease in its entirety or to any subletting of the Leased Premises, provided that:

            (i) the Leased Promises and this Lease shall not, without Landlord's prior consent, have been published or otherwise publicly advertised for subletting at a rental rate less than the prevailing rental rate at which Landlord is then offering to lease space in the Building;

            (ii) no Event of Default shall have occurred and be continuing;

            (iii) the proposed subtenant or assignee shall have a financial standing, be of a character, be engaged in a business, and propose to use the Leased Premises in a manner in keeping with Landlord's then current standards in such respects of tenancies in the Building;

            (iv) the proposed subtenant or assignee shall not be an occupant of the Executive Park, if Landlord fiats or within nine (9) months thereafter expects to have suitable space available in the executive Park and the proposed subtenant or assignee shall not be a person or entity with whom Landlord in then negotiating or discussing to lease space in the Building;

            (v) the character of the business to be conducted or the proposed use of the Leased Premises by the proposed subtenant or assignee shall not (a) be likely to Lease substantially Landlord's operating expenses beyond those which would be incurred for use by Tenant or for use in accordance with the standards of use of other tenancies in the Building; (b) substantially increase the burden on existing cleaning services over the burden prior to such proposed subletting or assignment; (c) violate any provision or restrictions herein relating to the use or occupancy of the Leased Premises or (d) involve the presence in the Leased Premises, as occupant or user, of a governmental agency;

            (vi) the sublease shall be expressly subject to all of the terms, covenants, conditions and obligations on Tenant's part to be observed and performed under this Lease and the further condition and restriction that this Lease shall not be assigned, encumbered or otherwise transferred in whole or in part, or any part thereof suffered or permitted to be used or occupied by others, without the prior written consent of Landlord in each instance;

            (vii) the subtenant or assignee, as the case may be, shall agree to assume all of the obligations of Tenant under this Lease for the balance of the term, with regard to an assignment, or for the term of the subletting, with regard to a sublease;

            (viii) Tenant shall reimburse Landlord on demand for all reasonable out of pocket costs that may be incurred by Landlord in connection with said sublease, including, without limitation, reasonable attorneys' fees and disbursements;

            (ix) the proposed subtenant or assigns shall not be entitled, directly or indirectly, to diplomatic or sovereign immunity and shall be subject to the service of process in, and the jurisdiction of the courts of, the State of New York;

            (x) the proposed subtenant or assignee shall not be a "telecommunications common carrier"; and

            (xi) the proposed subtenant or assignee shall not contemplate using the Leased Promises in any manner which would be incompatible with a first class office park and/or which would have the effect of materially lowering the rental and/or capital value of the Leased Premises and/or the Executive Park.

        (i) If Landlord shall fail to exercise its options set forth in Section
(f) above and shall object to any proposed assignment or subletting, then Landlord shall provide Tenant with its reason(s) for so objecting within such fifteen (15) day period following Landlord's receipt of Tenant's
Assignment/Sublease Statement.

        (j) Tenant shall pay to Landlord, as additional rent, as and when payable to Tenant one hundred (100%) percent of the following: (i) with respect to any sublease, all of any rent or other consideration paid to Tenant by any subtenant in excess of the pro rata portion of the then Annual Rent and additional rent payable for such space, and, (ii) with respect to an assignment, all consideration payable to Tenant, directly or indirectly, by any assignee, plus any other amount received IV Tenant from or in connection with such-subletting or assignment of this Lease, including, in either case, but not limited to, sums paid for the sale, rental or contribution of Tenant's fixtures, leasehold improvements, equipment, furniture or other personal property ("Tenant's Property") less, in the event of a sale (or contribution) of Tenant's Property, the then unamortized or undepreciated cost thereof determined on the basis of a ten (10) year useful life (as certified to Landlord by Tenant's independent certified accountants) ("Sublease Profit" or "Assignment Proceeds", as the case may be). Tenant shall be entitled to deduct from the total amount of Sublease Profit or Assignment Proceeds, as the case may be, payable to it, the reasonable out-of-pocket expenses incurred by Tenant in making such sublease or assignment such as reasonable brokers' fees, reasonable attorneys' fees, and advertising fees paid to unrelated third parties, non-decorative improvement or alteration costs to prepare the space for such sublease or assignment and, in connection with any assignment, payments required to be made by Tenant in connection with the assignment of this Lease pursuant to Article 31-B of the Tax Law of the State of New York or any real property transfer tax of the United States or The State of New York (other than any income tax) and the costs of obtaining any accountant's certification, as required above. If the consideration payable to Tenant for any assignment shall be payable in installments, then the expenses specified herein shall be amortized over the period during which such installments shall be payable.

                                ARTICLE SEVENTEEN
                                -----------------

                                LANDLORD'S ACCESS
                                -----------------

        Section 17.01. Landlord's Right to Use Certain Facilities. Tenant shall permit Landlord to install, use and maintain additional utility and other pipes, ducts, lines, flues and conduits in and through the Leased Premises and serving other portions of the Building and/or the Leased Premises, provided that such installations are concealed within the permanent walls, floors, columns and ceilings of the Leased Premises and in the shafts provided in the Leased Premises for such installations, do not damage the appearance, reduce the floor area of the Leased Premises or affect Tenant's layout, and provided further, that the installation work is performed without substantial interference with Tenant's use of the Leased Premises. Any damage to the Leased Premises resulting from

Landlord's exercise of the foregoing rights shall be repaired by Landlord at Landlord's expense.

        Section 17.02. Landlord's Access to premises. Landlord, and Landlord's employees, agents and contractors, shall have the right to enter and pass through the Leased Premises or any part or parts thereof (a) during non-business hours and during business hours upon reasonable prior notice to Tenant: (i) to examine the Leased Premises and to show them to underlying or ground lessees or mortgagees and to prospective purchasers, mortgagees, lessees (during the last year of the term of this Lease) or insurers, and (ii) for cleaning and maintenance and making such repairs or changes in or to the Leased Premises or in or to the Building or the Common Building Facilities as may be provided for or permitted by this Lease or as may be mutually agreed upon by the parties or as Landlord may be required to make by laws and requirements of public authorities; provided, however, that the foregoing shall be done upon prior notice to Tenant, in a manner so as to reduce interference with Tenant's business operations and, if requested by Tenant, accompanied by a designated representative of Tenant; (b) after business hours to perform janitorial services; and (c) in emergencies. Tenant may designate one or more areas in the Masai Premises as secure areas, and Landlord shall have no access thereto without being accompanied by a designated representative of Tenant or, in the case of emergencies, by members of the Fire or Police Department.


                                ARTICLE EIGHTEEN
                                ----------------

                             NAME OF BUILDING; SIGNS
                             -----------------------

        Section 18.01. Landlord's Right to Designate Building Name. Landlord shall have the right to designate, and thereafter change, the name of Building B-1 (a/k/a Building # 6, provided, however, that for so long as JWP Inc. is the Tenant hereunder, Landlord shall not name the Building for any other company or entity (other than Landlord, provided all buildings at Executive Park also shall be named for Landlord).

        Section 18.02. Signs Identifying the Building. Landlord shall provide and maintain a directory at the entrance of the Executive Park and allow Tenant, at no charge, to list the name of Tenant or Affiliate and any subtenant or assignee of Tenant on such directory. The size and prominence of the aforesaid listings of Tenant or Affiliate on said directory shall be commensurate with the amount of space occupied by Tenant in the Executive Park in relation to other tenants listed.

        Section 18.03. Limitations on Other Signs. Tenant shall neither install any signs and/or graphics and shall not permit the Building to be identified by the name of another company, or permit any other company to erect any signs and/or graphic outside or in the Common Building Facilities of the Building, without first obtaining Landlord's written consent, which consent shall not be unreasonably withheld or delayed provided such signs and/or graphics (i) shall not adversely affect on the character or dignity of the Building, and (ii) conform with the design, style, colors and materials which are utilized by Landlord throughout the Executive Park.

                                ARTICLE NINETEEN
                                ----------------

                                 QUIET ENJOYMENT
                                 ---------------

        Section 19.01. Landlord's Covenant of Quiet Enjoyment. Landlord covenants and agrees, provided Tenant performs the terms, conditions and covenants of this Lease, to take all necessary steps to secure and to maintain for the benefit of Tenant this quiet and peaceful possession of the Leased Premises and the Common Building Facilities, for the term of this Lease, without hindrance, claim or molestation by Landlord or any other person.

                                 ARTICLE TWENTY
                                 --------------

                                   NON-WAIVER
                                   ----------

        Section 20.01. No Waiver Implied. Failure by either party to complain of any action, nonaction or default of the other party shall not constitute a waiver of any aggrieved party's rights hereunder. Waiver by either party of any right for any default of the other party shall not constitute a waiver of any right for either a subsequent default of the same obligation or for any other default, past, present or future.

                               ARTICLE TWENTY-ONE
                               ------------------

                                     NOTICES
                                     -------

        Section 21.01. Notices to Landlord or Tenant. Any notice or communication to Landlord or Tenant which is required or permitted to be given under this Lease shall be effectively given only if in writing and mailed by United States Certified Mail, postage prepaid, return receipt requested, addressed as follows:

        If to Tenant, as follows:

        Prior to the Term Commencement Date:

                      JWP INC
                      2975 Westchester Avenue
                      Purchase, Now York 10577
                      Attn:  Mr. Andrew T. Dwyer

        After the Rent Commencement Date:

                      JWP INC.
                      Royal Executive Park
                      King Street
                      Rye Brook, Now York 10573
                      Attn:  Mr. Andrew T. Dwyer

        If to Landlord,  addressed as follows:

                      Prior to and after the Term Commencement Date:

                      Royal  Executive Park
                      C/o D&D.  Management Corporation
                      101 E. 52nd Street
                      New York, New York 10022
                      Attn: Anthony P. Grant, President

        With a copy to:

                      London & Leeds Development Corporation
                      101 East 52nd Street
                      New York, New York 10022
                      Attn:  General Counsel

                             - and -

                      Edward A. Kaminsky, Esq.
                      757 Third Avenue, Sixth Floor
                      New York, New York 10017

Either party shall have the right to change the address to which notices shall thereafter be sent by giving notice to the other party as aforesaid.

                               ARTICLE TWENTY-TWO
                               ------------------

                               PARTIAL INVALIDITY
                               ------------------

        Section 22.01. Severability Clause. If any term, covenant, condition or provision of this Lease, or the application thereof to any person or circumstance, shall ever be hold to be invalid or unenforceable, then in each such event the remainder of this Lease or the application of such term, covenant, condition or provision to any other person of any other circumstance (other than those as to which it shall be invalid or unenforceable) shall not be thereby affected, and each term, covenant condition, and provision hereof shall remain valid and enforceable to the fullest extent permitted by law.


                              ARTICLE TWENTY-THREE
                              --------------------

                                    BROKERAGE
                                    ---------

        Section 23.01. Brokerage. Landlord and Tenant mutually represent to each other that the only brokers with whom they have dealt with respect to this Lease are The Pyne Companies, Ltd. and Austin Corporate Properties, and Landlord agrees to pay all commissions that may be owing to such brokers. Landlord agrees to indemnify Tenant and hold it harmless against any claims for commissions that may be asserted in connection with this Lease based upon acts of Landlord, and Tenant agrees to indemnify Landlord and hold it harmless against any claims for commissions that way be asserted in connection with this Lease based upon acts of Tenant, provided, however, in no event shall Tenant be liable to Landlord or otherwise for payment of commissions that may be owing to the brokers named above.

                               ARTICLE TWENTY-FOUR
                               -------------------
                         LANDLORD'S REPRESENTATIONS AND
                         ------------------------------
                      WAIVERS AMP TENANT'S REPRESENTATIONS
                      ------------------------------------

        Section 24.01. Landlord's Representations. Landlord represents and warrants to Tenant that (i) Landlord has the-right and lawful authority to enter into this Lease for the term hereof, (ii) the execution, delivery and performance of this Lease by Landlord do not and will not contravene the provisions of Landlord's partnership agreement or any law, governmental rule, regulation or order as in effect on the date hereof and applicable to Landlord, or result in a violation of or constitute a default under, any indenture, contract, agreement, or other instrument to which it is a party, (iii) Landlord is the owner of the Leased Premises in fee simple, (iv) the Land is presently zoned to permit use of the Leased Premises as "offices" (v) title to the Leased Premises is free and clear of any liens and encumbrances except those (the "Permitted Encumbrances") described in Exhibit F annexed hereto and made a part hereof, and (vi) the elevators, HVAC, electrical, plumbing and mechanical systems in the Building are in good working order and the roof is free from leaks.

        Section 24.02. Waivers. Notwithstanding any provision contained in this Lease to the contrary, Landlord hereby expressly waives any

Landlord's lien it now has or may hereafter obtain and any and all rights granted by or under any present or future laws to levy or distrain for rent, in arrears, in advance, or both, upon any or all towers, antennas, machinery, equipment, fixtures, furniture and other personal property or fixtures of Tenant or any assignee or subtenant of Tenant in the Leased Premises.

        Tenant, for Tenant, and on behalf of any and all persons claiming through or under Tenant, including creditors of all kinds, does hereby waive and surrender all right and privilege which they or any of them might have under or by reason of any present or future law, to redeem the Leased Premises or to have a continuance of this Lease for the term hereby demised after being dispossessed or ejected therefrom by process of law or under the terms of this Lease or after the termination of this Lease as herein provided.

        Section 24.03. Tenant's Representations. Tenant represents and warrants to Landlord that (i) Tenant has the right and lawful authority to enter into this Lease for the term, hereof, (ii) the execution, delivery and performance of this Lease by Tenant do not and will not contravene the provisions of Tenant's articles of incorporation or any law, governmental rule, regulation or order as in effect on the date hereof and applicable to Tenant or result in a violation of, or constitute a default under any indenture, contract, agreement, or other instrument to which it is a party.

                               ARTICLE TWENTY-FIVE
                               -------------------

                         SUBORDINATION; NON-DISTURBANCE
                         ------------------------------

        Section 25.01. Landlord's Right to Mortgage; Priority. Landlord shall have the right at any time or from time to time to place one or more mortgages on all or any part of the Land or Building (all such mortgages and any increases, renewals, modifications, consolidations, replacements and extensions thereof being collectively called "Mortgages") or to enter into a ground lease affecting the Land or Building, provided that any such Mortgages or ground leases shall be subject and subordinate to this Lease and the rights of Tenant hereunder. Notwithstanding the foregoing, it a mortgagee or ground lessor shall execute and deliver to Tenant an agreement to the effect that, if there shall be a foreclosure of its Mortgage or termination of a ground lease affecting the Land or Building, such mortgagee or lessor will not make Tenant a party defendant to such foreclosure, evict Tenant, disturb Tenant's leasehold estate or rights hereunder provided no default has occurred hereunder beyond any applicable grace, notice and cure period (any such agreement, or any agreement of similar import, from a mortgagee or ground lessor being hereinafter called a "Non-Disturbance Agreement"), then this Lease shall be subject and subordinate to such mortgage or ground lease. This clause shall be self-operative and no fur-the instrument of subordination shall be required to make the interest of any mortgagee or ground lessor superior to the interest of Tenant hereunder; however, Tenant shall execute and deliver promptly any certificate or agreement that Landlord may reasonably request in confirmation of such subordination. If, in connection with the financing of the Land or Building, any lending institution or Landlord shall request reasonable modifications of the Lease that do not increase the monetary obligations of Tenant under this Lease or materially and adversely affect the rights of Tenant or its non-monetary obligations under this Lease, Tenant shall make such modifications. Any Non-Disturbance Agreement may be made on the condition that neither the mortgagee or ground lessor, nor anyone claiming by, through or under such mortgagee or ground lessor, including a purchaser at a foreclosure sale, shall be:

            (a) liable for any act or omission of any prior Landlord (including, without limitation, the then defaulting Landlord), or

            (b) subject to any defense or offsets (except as expressly set forth in this Lease) which Tenant may have against any prior Landlord (including, without limitation, the then defaulting Landlord), or

            (c) bound by any payment of Annual Rental or additional rent which Tenant might have paid for more than the current month to any prior Landlord (including, without limitation, the then defaulting Landlord), or

            (d) bound by any obligation to make any payment to Tenant which was required to be made prior to the time such mortgagee succeeded to any prior Landlord's interest, or

            (e) bound by any obligation to perform any work or to make improvements to the Leased Premises.

        If required by the mortgagee or ground lessor, Tenant promptly shall join in any Non-Disturbance Agreement to indicate its concurrence with the provisions thereof and its agreement, in the event of a foreclosure of such Mortgage or termination of such ground lease to attorn to such mortgagee, ground lessor or any purchaser at a foreclosure sale, as Tenant's Landlord hereunder. Tenant shall promptly accept, execute and deliver any Non-Disturbance Agreement proposed by any such mortgagee or ground lessor which conforms with the provisions of this Section. Any such Non-Disturbance Agreement may also contain other terms and conditions as may otherwise be reasonably required by such mortgagee or ground lessor which do not materially increase Tenant's monetary obligations or materially and adversely affect the rights or obligations of Tenant under this Lease.

                               ARTICLE TWENTY-SIX
                               ------------------

                                    INSURANCE
                                    ---------


        Section 26.01. Landlord's Insurance. (a) Landlord shall maintain at all times during the term of this Lease:

               (i) standard all-risk fire and casualty insurance, covering the Building in amounts at least equal to eighty percent (80%) of the replacement cost of the Building at the time in question, but in no event less than such coverage as is required to avoid co-insurance provisions;

               (ii) comprehensive public liability insurance against all claims of personal injury, death and property damage occurring in the Common Building Facilities in the Executive Park, with minimum limits of $5,000,000 for injury to or death of one or more persons in any one occurrence and $1,000,000 for damage to or destruction of property in any one occurrence; and

               (iii) workers compensation insurance in statutory limits and employer's liability insurance with a limit of $100,000 per employee.


        Section 26.02. Tenant's Insurance. Tenant covenants and agrees to provide at its expense on or before the Commencement Date and to keep in force, during the Term naming Landlord and Tenant as insured parties:

               (i) comprehensive general liability insurance including, but not limited to, premises operations, blanket contractual insurance, broad form property damage, independent contractor's coverage and personal injury coverage, protecting Landlord and Tenant against any liability whatsoever, occasioned by any occurrence on or about the Leased Premises or any appurtenances thereto. Such policy is to be written by insurance companies licensed to do business in the State of New York and satisfactory to Landlord, and shall be in a form and in such limits as Landlord may reasonably require with minimum limits of liability thereunder of not less than $5,000,000 per occurrence for bodily or personal injury (including death) and in the amount of $1,000,000 per occurrence in respect of property damage.

               (ii) standard all-risk fire and casualty insurance covering Tenant's contents in the Building.

        Such insurance may be carried under blanket policies covering the Leased Premises and other locations of Tenant, if any, provided that each such policy shall in all respects comply with this Article and shall specify that the portion of the total coverage of such policy that is allocated to the Leased Premises is in the amounts required to be carried by Tenant and thereafter, at least is days prior to the effective date of any such policy, Tenant agrees to deliver to Landlord either a duplicate original of the aforesaid policies or a certificate evidencing such insurances. Said certificates shall contain an endorsement that such insurance may not be canceled except upon 30 days' prior notice to Landlord. Such certificates shall also have the indemnity clause set forth herein typed on the certificates evidencing that the "hold harmless" clause has been insured. Tenant's failure to provide and keep in force the aforementioned insurances shall be regarded as a material default hereunder entitling Landlord to exercise any or all of the remedies provided in this Lease in the event of Tenant's default,

               "Tenant shall pay on behalf of and indemnify, defend and save Landlord harmless from and against any loss, liability, cost and expense, including reasonable attorneys' fees (except for those expenses arising out of Landlord's provision of the services which Landlord is obligated to provide pursuant to Article Five of the Agreement of Lease between (Landlord] and [Tenant] dated _____, 1992 (the "Lease") arising from the use or occupation of the Leased Premises by Tenant or anyone in the Leased Premises with Tenant's permission and or from any breach of the Lease by Tenant."

        Section 26.03. Waiver of Subrogation. (a) Tenant agrees that it will, at its sole cost and expense; include in its fire insurance policies appropriate clauses pursuant to which the insurance companies (i) waive all right of subrogation against Landlord regarding any tenant space in the Building with respect to losses payable under such-policies and (ii) agree that such policies shall not be invalidated should the insured waive in writing prior to a loss any or all right of recovery against any party for losses covered by such policies.

        (b) Landlord hereby waives any and all rights of recovery which it might otherwise have against Tenant, its servants, agents and employees, for loss or damage occurring to the Building and the fixtures, appurtenances and equipment therein, to the extent the same is covered by Landlord's insurance (which, for purposes of this Section (b), shall be deemed to be the coverages which Landlord is required to carry hereunder) , notwithstanding that such loss or damage may result from the negligence or fault of Tenant, its servants, agents or employees. Tenant hereby waives any and all right of recovery which it might otherwise have against Landlord, its servants, and employees, and against any such tenant in the Building who shall have executed a similar waiver as set forth herein for the loss or damage to, Tenant's furniture, furnishings, fixtures and other property removable by Tenant under the provisions hereof notwithstanding that such loss or damage may result from the negligence or fault of Landlord, its servants, agents or employees, or such other tenant and the servants, agents or employees thereof.

        Section 26.04. Comp1iance with Terms. Tenant shall not do or permit to be done any act or thing upon the Leased Premises which will invalidate or be in conflict with the policies covering the Building, and fixtures and property therein, or which would increase the rate of fire insurance applicable to the Building to an amount higher than it otherwise would be (but the foregoing shall not prevent Tenant from utilizing the Leased Premises as general and executive offices); and Tenant shall neither do nor permit to be done any act or thing upon the Leased Premises which shall or might subject Landlord to any liability or responsibility for injury to any person or persons or to property by reason of any business or operation being carried on within the Leased Promises; but nothing in this Section shall prevent Tenant's use of the Leased Premises for the purposes stated in Article Seven hereof.

        Section 26.05. Excess Rates. If, as a result of any act or omission by Tenant or violation of this Lease, the rate of fire insurance applicable to the Building shall be increased to an amount higher than it otherwise would be, Tenant shall reimburse Landlord for all increases of Landlord's fire insurance premiums so caused; such reimbursement to be additional rent payable within 5 days of demand therefor by Landlord. In any action or proceeding wherein Landlord and Tenant are parties, a schedule or "make-up" of rates for the Building or the Leased Premises issued by the body making fire insurance rates for the Leased Premises, shall be presumptive evidence of the facts stated therein including the items and charges taken into consideration in fixing the fire insurance rate then applicable to the Leased Premises.

        Section 26.06. Windows. Notwithstanding any other clause of this lease, Landlord or its agents shall not be liable for any damage which Tenant may sustain, if at any time any window of the Leased Premises is broken, or temporarily or permanently closed, darkened or bricked upon for any reason whatsoever, except only Landlord's arbitrary acts if the result is permanent, and Tenant shall not be entitled to any compensation therefor or abatement of rent or to any release from any of Tenant's obligations under this Lease, nor shall the same constitute an eviction or constructive eviction.

        Section 26.07. Fines and Penalties. Notwithstanding any other clause of this Lease, Tenant shall reimburse Landlord for all expenses, damages or fines incurred or suffered by Landlord, by ream son of any breach, violation or nonperformance by Tenant, or its agents, servants or employees, of any covenant or provision of this Lease, or by reason of damage to persons or property caused by moving property of or for Tenant in or out of the Building, or by the installation or removal of furniture or other property of or for Tenant, or by reason of or arising out of carelessness, negligence or improper conduct of Tenant, or its agents, servants or employees, in the use or occupancy of the Leased Premises. Tenant shall have the right, at Tenant's own cost and expense, to participate in the defense of any action or proceeding brought against Landlord for expenses, damages or fines incurred or suffered by Landlord for which Tenant is liable.

        Section 26.08. Notice of Casualty. Tenant shall give Landlord notice in case of fire or accidents in the Leased Premises promptly after Tenant is aware of such event.

        Section 26.09. Landlord's Liability. Landlord or its agents shall not be liable for any injury or damage to persons or property resulting from fire, explosion, falling plaster, steam, gas, electricity, water, rain or snow or leaks from any part of the Building, or from the pipes, appliances or plumbing works or from the roof, street or subsurface or from any other place or by dampness or by any other cause of whatsoever nature, unless any of the foregoing shall be caused by or due to the negligence of Landlord, its agents, servants or employees.

        Section 26.l0. Construction Insurance. Prior to commencement of any installations or alterations by Tenant, Tenant shall furnish to Landlord certificates of insurance evidencing the existence of:

            (a) Workers compensation covering all persons employed for such work.

            (b) Employer's liability including bodily injury caused by disease with a limit of $100,000 per employee.

            (c) Comprehensive general liability insurance including but not limited to completed operations, coverage, products liability, contractual coverage, broad from property damage, independent contractor's coverage and personal injury coverage naming Landlord its officers, agents, directors, employees, representatives, consultants, and/or partners and owners, including but not limited to any managing agent, and Tenant as insured, with coverage of at least $5,000,000 combined single limit.

            Such insurance shall be placed with solvent and responsible companies satisfactory to Landlord and licensed to do business in the State of New York, and the policies shall provide that they may not be canceled without 30 days prior notice in writing to Landlord.

            (d) Tenant shall require all contractors engaged or employed by Tenant to indemnify and hold Tenant, Landlord, Landlord's consultants, including but not limited to any managing agent, harmless in accordance with the following clause:

                    "The contractor hereby agrees to the fullest extent permitted by law to assume the entire responsibility and liability for and defense of and to pay and indemnify Landlord, Tenant and managing agent against any loss, cost, expense, liability or damage and will hold each of them harmless from and pay any loss, cost, expense, liability or damage (including, without limitation, judgments, attorney's fees, court costs, and the cost of appellate proceedings), which Landlord and/or Tenant and/or managing agent incurs because of injury to or death of any person on account of damage to property, including loss of use thereof, or any other claim arising out of, in connection with, or as a consequence of the performance of the work by the contractor and/or any acts or omissions of the contractor any of its officers, directors, employees, agents, sub-contractors or anyone directly or indirectly employed by the contractor or anyone for whose acts the contractor may be liable as it relates to the scope of this Contract, whether such injuries to person or damage to property are due or claimed to be due to any negligence of Landlord and/or Tenant and/or managing agent its or their employees or agents or any other person."


                              ARTICLE TWENTY-SEVEN
                              --------------------

                              RULES END REGULATIONS
                              ---------------------

        Section 27.01. General; This Lease Controls in Event of Conflict. Tenant shall comply with Landlord's Rules and Regulations which are annexed hereto as Exhibit G, and such reasonable changes therein (whether by modification, elimination, addition or waiver) as Landlord at any time or times hereafter may make, which (i) shall be necessary or desirable for the reputation, safety, care or appearance of the Building or the preservation of good order therein or the operation or maintenance of the Building or the equipment thereof or the comfort of tenants or others in the Building and (ii) do not reasonably interfere with or materially adversely affect the conduct of Tenant's business in the Leased Premises; provided, however, that in the case of any conflict or inconsistency between the provisions of this Lease and any of such Rules or Regulations, as changed, the provisions of this Lease shall control. Landlord shall give reasonable notice to Tenant, communicated in writing, of any changes in the Rules and Regulations made in accordance with this Section and Tenant shall be entitled to a reasonable opportunity to respond thereto. The Rules and Regulations, as changed in accordance with this Section from time to time, are hereinafter called the "Rules and Regulations".

        Section 27.02. Standards Applicable to Landlord. Landlord shall (a) not discriminate against Tenant in enforcing the Rules and Regulations; (b) not unreasonably withhold or delay its consent from Tenant for any approval required under the Rules and Regulations; and (c) exercise its judgment in good faith in any instance providing for the exercise of its judgment in the Rules and Regulations.

        Section 27.03. Landlord's Enforcement. Landlord shall use its best efforts to secure compliance by all tenants and other occupants with the Rules and Regulations, but Landlord may permit reasonable waivers with respect to other parties so long as such waivers do not materially adversely affect Tenant and provided further that Landlord grants Tenant similar waivers.

                              ARTICLE TWENTY-EIGHT
                              --------------------

                                  MISCELLANEOUS
                                  -------------

        Section 28.01. Certain Miscellaneous Provisions. This Lease (including the Exhibits referred to herein and all supplementary agreement provided for herein) contains the entire agreement between the parties and all prior negotiations and agreements are merged into this Lease. This Lease may not be changed, modified, terminated or discharged, in whole or in part, except by a writing, executed by the party against whom enforcement of the change, modification, termination or discharge is to be sought. The Article and Section headings or titles in this Lease are inserted for convenience only and are not to be given any effect in its construction. Wherever appropriate in this Lease, personal pronouns shall be deemed to include the other genders and the singular to include the plural. The covenants and agreements contained herein shall inure to and be binding upon Landlord, its successors and assigns, and Tenant, its successors and assigns. The term "Landlord" means only the owner for the time being of the Building, so that in the event of any sale or other transfer of the Executive Park or any part thereof including the Building, Landlord shall be released of all covenants and obligations of Landlord hereunder with respect to the Executive Park or portion thereof sold or transferred accruing after such sale or transfer. Neither the submission of this Lease form to Tenant nor the execution of this Lease by Tenant shall constitute an offer by Landlord to Tenant to lease the space herein described as the Leased Premises or otherwise. This Lease shall not be or become binding upon Landlord to any extent or for any purpose unless and until it is executed by Landlord and a fully executed duplicate original thereof is delivered to Tenant or Tenant's counsel.

        Section 28.02. Estoppel Certificate. At any time and from time to time within five (5) days after written demand therefor, Tenant shall execute, acknowledge and deliver to Landlord without charge, a statement addressed to Landlord (and/or such other persons or parties as Landlord shall require), certifying that to the best knowledge of Tenant, this Lease is in full force and effect and is unmodified (or, if there have been modifications, specifying same) and setting forth the dates to which the rentals and other charges payable hereunder have been paid and stating that Landlord is not in default in the performance of any of the covenants or agreements on its part to be performed hereunder (or, if that is not the case, specifying each particular in which Tenant alleges that Landlord is in default) and certifying as to such other items in respect of this Lease as Landlord may reasonably require.

        Section 28.03. Governing Law. This Lease shall be governed in all respects by the laws of the State of New York.

        Section 28.04. Building Four Cafeteria. Not later than three (3) months following the Term Commencement Date, Landlord at its sole cost and expense shall increase the seating capacity in the cafeteria located in Building Four to the maximum seating capacity permissible under Applicable Laws.

        THIS LEASE is hereby executed and delivered effective as of the date and year first above written.

                                       LANDLORD:

                                       ROYAL EXECUTIVE PARK II,
                                       a New York limited partnership

                                       By: London & Leeds -
                                       Rye Corporation, General Partner


                                       By: /s/ Anthony P. Grant
                                       Anthony P. Grant,
                                       President

                                       TENANT:

                                       JWP INC.

                                       By:/s/ Ernest Grendi

                                       Name:  Ernest Grendi
                                       Title:  Executive VP & CFO

                         Addendum No. 1 to Lease, dated
                           as of May 21, 1992, between
                           Royal Executive Park II, as
                             Landlord, and JWP INC.,
                                    as Tenant


The following clause is hereby incorporated in the foregoing Lease, executed contemporaneously herewith, between Royal Executive Park II. as landlord, and JWP INC, as tenant covering a portion of Building #6 at Royal Executive Park Rye Brook, New York. For purposes hereof, initially capitalized terms used herein shall have the meanings ascribed to such terms in the Lease.

The liability of Landlord to Tenant for any default by Landlord under this Lease or arising in connection herewith or with Landlords operation, management, leasing, repair, renovation, alteration, or any other matter relating to the Building or the Executive Park, shall be limited to the interest of Landlord In the Executive Park (and the rental proceeds thereof). Tenant agrees to look solely to Landlord's interest in the Executive Park (and the rental proceeds thereof) for the recovery of any judgment against Landlord, and Landlord shall not be personally liable for any such judgment or deficiency after execution thereon. The limitations of liability contained in this provision shall apply equally and inure to the benefit of Landlord's present and future partners, beneficiaries, officers, directors, trustees, shareholders, agents and employees, and their respective heirs, successors and assigns. Under no circumstances shall any present or future general or limited partner of Landlord (if Landlord is a partnership), or trustee or beneficiary (if Landlord or any partner of Landlord is a trust) have any liability for the performance of Landlord's obligations under the Lease. Notwithstanding the foregoing to the contrary, Landlord shall have personal liability for insured claims, beyond Landlord's interest in the Executive Park (and rental proceeds thereof), to the extent of Landlord's liability insurance coverage available for such claims.

ROYAL EXECUTIVE PARK II, as Landlord


By:     London & Leeds - Rye Corporation,
        general partner



/s/  Anthony P. Grant
     Anthony P. Grant
     President

JWP INC.


By:  /s/ Ernest W. Grendi
Name:   Ernest W. Grendi
Title:  Executive Vice President
        and Chief Financial Officer

                                    Exhibit B
                                    ---------
              Description of the Land Comprising the Executive Park
              -----------------------------------------------------

        ALL that certain plot, piece or parcel of land, situate, lying and being in the Tovs of Rye and Harrison County of Westchester and State of New York and partly in the Town of Greenwich, County of Fairfield, State of Connecticut, bounded and described as follows:

        BEGINNING at a point an the westerly site of King Street ad-joining the southeast corner of land formerly of Chisholm and now or formely belonging to
Straus:

        thence running along said westerly side of King Street and the following courses and distances:

        South 19deg 22' East 173.57 feet;
        South 22deg 38' East 114.4 feet;
        South 26deg 23' East 70 feet;
        South 27deg 29' East 60 feet;
        South 28deg 31' East 126 feet;
        South 30deg 56' East 100.1 feet;
        South 33deg 52' Mast 29.1 feet;
        South 39deg 49' East 29.2 fact;
        South 25deg 29' East 6 feet;
        South 31deg 6' East 29.4 feet;
        South 35deg 37' East 16.1 feet;
        South 41deg 31' East 267 fact;
        South 43deg 30' East 320.07 feet;
        South 44deg 44' East 287.5 feet; and
        South 46deg 14' East 178.6 feet to the northeast corner of land formerly of McClenahan, now or formerly belonging to Kings Ridge Golf Club;


thence running along the northerly line of said last mentioned line the following courses and distances:

        South 68deg 50' West 931.1 feet;
        South 78deg 40' West 435.2 feet;
        South 78deg 15' West 98 feet;
        South 82deg 07' West 515.3 feet;
        South 75deg 13; West 335.1 feet;
        South 77deg 03' West 29.1 feet and
        South 12deg 20' West 147.1 feet to the easterly line of land now or formerly belonging to Hugh J. Chisholm, Jr.;

                                                                       EXHIBIT B
                                                                          Page 2



        thence running along said easterly line of said last mentioned land the following courses and distances:

        North 45deg 52' West 22.1 feet;
        North 62deg 25' West 236.7 feet;
        South 34deg 25; 40deg West crossing Blind Brook 40.46 feet;
        North 52deg 24; West 35.44 feet;
        North 43deg 38' West 66.7 feet;
        North 21deg 08' 30deg West 79.16 feet;
        North 15deg 05' 30deg West 373.31 feet; and
        North 10deg 45' 30deg West 481.15 feet to the southerly line of said land formerly of Chisholm, now or formerly of Strauss;

        thence running along the southerly line of said last mentioned land the following courses and distances:

        North 53deg 01' East 595.5 feet;
        North 52deg 20' East 50 feet;
        North 53deg 24' East 501.8 feet;
        North 62deg 28' East ? feet;
        North 62deg 20' East 26 feet; and
        North 67deg 34' East 801.6 feet to the westerly side of King Street at the point of beginning.


                                    EXHIBIT B
                                    ---------

EXHIBIT NOT SHOWN
EXHIBIT 'C
THIRD FLOOR

                                    EXHIBIT D
                                    ---------

                               OPERATING EXPENSES
                               ------------------

        "Operating Expenses" as used in Section 4.02 shall mean the direct operating costs specified below in Category A actually incurred by Landlord for a given Operating Year, (a) to the extent properly allocable (in accordance with generally accepted accounting principles consistently applied) to the operation, repair and maintenance of the Building and (b) properly allocable (in accordance with generally accepted accounting principles consistently applied) to the operation, repair and maintenance of the Common Building Facilities, the drainage retention basin (the "Drainage Basin") hatched in the green on the Site Plan and the Access Drive. It is agreed that any cost allocable to the items specified below in Category B shall be excluded from Operating Expenses.

        Tenant's pro-rata share of the aforesaid direct operating costs allocable to the operation, repair and maintenance of (x) the Common Building Facilities shall be determined by multiplying said allocable costs by a fraction, the numerator of which shall be the aggregate gross rentable area of the Buildings and the denominator of which shall be the aggregate gross rentable area of all buildings now on hereafter erected on the Land, and (y) the Drainage Basin and the Access Drive shall be determined by multiplying said allocable costs by (i) a fraction, the numerator of which shall be the number of acres of land within Phase II and the denominator of which shall be the number of acres of land within the Executive Park, excluding the Drainage Basin or the Access Drive as the case may be, and by multiplying the product thereof by (ii) a further fraction, the numerator of which shall be the aggregate gross rentable area of the Buildings and the denominator of which shall be the aggregate gross rentable area of all buildings now or hereafter erected within Phase II.

        A.     Items Included in Operating Expenses:

        (1) salaries, wages and all other expenses incurred for the employment of a building staff, excluding those staff members above the grade of office park manager and/or equally held positions;

        (2) the cost of materials and supplies used in the operation, repair and maintenance of the Building, the Common Building Facilities, the Drainage Basin and the Access Drive;

        (3) the cost of replacements for tools and equipment used in the operation, repair and maintenance of the Building, the Common Building Facilities, the Drainage Basin and the Access Drive, it being agreed that such equipment shall not include eleva.

tors or any items of a capital nature, except as provided in subparagraph A(15);

        (4) amounts charged to Landlord by independent contractors for services (including full or part-time labor), materials and supplies furnished in connection with the operation, repair and maintenance of any part of the Building, the Common Building Facilities, the Drainage Basin and the Access Drive and the heating, air conditioning, ventilating, plumbing, electrical and elevator systems of the Building;

        (5) amounts paid by Landlord, or charged to Landlord by independent contractors, for window cleaning and janitorial rubbish removal and porter services;

        (6) water charges and sewer rents;

        (7) the cost of repainting or otherwise redecorating any part of Common Building Facilities;

        (8) seasonal decorations for the lobby and other public portions of the Common Building Facilities;

        (9) the cost of telephone service, postage, office supplies, maintenance and repair of office equipment and similar charges related to operation of the building manager's office;

        (10) the cost of licenses, permits and similar fees and charges related to the operation, repair and maintenance of the Building, Common Building Facilities and the Drainage Basin;

        (11) premiums for insurance obtained by Landlord;

        (12) fees for the management of the Building, not exceeding 4% of the total rental income of the Building (net of any rent credits or similar concessions provided to the tenants of the Building) assuming 90% occupancy thereof and excluding any leasing commissions or compensations;

        (13) charges (including applicable taxes) for electricity steam and other utilities required in the operation of the Building and other Common Building Facilities.

        (14) lease payments for rented equipment used by Landlord to provide services which would otherwise be provided by an independent contractor and the cost of which services would be an item included as an Operating Expense; provided that in no event shall the annual cost of such lease payments and direct services included in Operating Expenses exceed, in the aggregate, the cost that would have been charged by an independent contractor for such services; and

        (15) the amount of annual depreciation taken by Landlord (calculated by the straight-line method and based on the estimated number of years of the actual useful life of the equipment or of the useful life thereof established in accordance with Internal Revenue Code guidelines) for any replacement or energy or labor saving equipment purchased by Landlord to provide services and the cost of which services would be an item included as an Operating Expense.

        If, in the event of Landlord's default in performing any of the services required hereunder, a tenant performs on Landlord's behalf and is reimbursed for the cost of such performance by Landlord, Landlord may include as an operating Expense (i) amount of such reimbursement less (A) that interest and attorneys fees, if any, paid to that tenant, and (B) that portion, if any, of such cost which would not have been incurred had Landlord performed the service, without default, in the first place, (ii) plus the amount of offset from rent, if any, for such service.

        B.     Items Excluded from Operating Expenses:

        (1) the cost of any work or service performed for any tenant (including Tenant) at such tenant's cost;

        (2) the cost of installing, operating and maintaining any specialty service, such as an observatory, broadcasting facilities, athletic or recreational club, unless such facility is an amenity for Tenant;

        (3) salaries of officers and executives of Landlord;

        (4) the cost of any items for which Landlord is reimbursed by insurance of otherwise;

        (5) the cost of any repairs, alterations, additions, changes, replacements (except costs referred to in subparagraph A(15)) and other items which are made in order to prepare for a new tenant's occupancy or which under generally accepted accounting principles are properly classified as capital expenditures (which shall be deemed to include (a) any costs of correcting defects in the Building equipment if such defects are noted within one (1) year after the Term Commencement Date, (b) the costs of correcting any deficiencies in Landlord's Work within six (6) months after the Term Commencement Date or (c) the cost of correcting structural defects in the construction of the Building, Common Building Facilities and Drainage Basin);

        (6) the cost of any work or service performed for any tenant of the Buildings (other than Tenant) to a materially greater extent or in a materially more favorable manner than that furnished generally to the tenants and other occupants (including Tenant);

        (7) the cost of any work or service performed for any facility other than the Leased Premises, Common Building Facilities, and Drainage Basin;

        (8) the cost of (including increased expenses) related to any additions to the Buildings;

        (9) the cost of any repair in accordance with Articles Nine and Twelve of the Lease;

        (10) interest on debt or amortization payments on any mortgage and rental under any ground lease or other underlying lease;

        (11) any real estate brokerage commissions or other cost incurred in procuring tenants;

        (12)   any advertising expenses;

        (13) any cost included in Operating Expenses representing an amount paid to a corporation related to Landlord which is in excess of the amount which would have been paid in the absence of such relationship;

        (14) charges (including applicable taxes) for electricity, steam and other utilities for which Landlord receives reimbursement from any tenant; and

        (15) any costs of painting or decorating of any demised part of the Building.

                                    EXHIBIT E
                                   ----------

                             CLEANING SPECIFICATIONS
                            ------------------------


TENANT SPECIFICATIONS
---------------------

A. NIGHTLY SERVICES: FIVE (5) PER WEEK, MONDAY THROUGH FRIDAY EXCLUDING ALL LEGAL HOLIDAYS.

1. Empty and clean all wastebaskets and remove to pre-designated area on premises. This includes trash relocation to (NOT LEGIBLE)

2.      Empty and wipe clean all ashtrays.

3. Dust furniture, pictures, telephones, window sills and other surfaces (NOT LEGIBLE)

4.      (NOT LEGIBLE)

5. Remove fingerprints and smudges from all doors. Clean frames and light switch areas.

6.      Secure all windows and doors upon completion of (NOT LEGIBLE)

7. Extinguish all but the designated night lights to remain on in the building.

8. Report any faulty equipment to supervisors, who will in turn report such items to tenant's representative.

                                   FLOOR CARE
                                   -----------

1.      Sweep and/or dust mop non-carpeted areas five (5) times per week.

2.      (ILLEGIBLE) mop non-carpeted areas five (5) times per week.

3.      Vacuum all carpeting five (5) times per week. Spot clean as necessary.

B.      PERIODIC SERVICES

1.      Offices areas- high dusting every four (4) months.

2.      Dust and wipe clean all closet shelving when empty ( NOT LEGIBLE)

3.      Dust at picture frames, charts, graphs, etc. monthly.

4. Dust and damp wipe as necessary ventilating, air conditioning outlets and return air (NOT LEGIBLE)

5.      Dust venetian blinds (NOT LEGIBLE)

PUBLIC AREAS

C.      ENTRANCE LOBBY AND PUBLIC FLOOR AREAS

1. Sweep and wash lobby and entrance vestibule floors nightly. Wax. Buff and apply (NOT LEGIBLE)

2. Strip and machine scrub lobby and entrance vestibule floors two (2) times per year. Then wax and buff.

3.      Vacuum carpets floors nightly, spot clean as necessary.

4.      Shampoo carpeted floors two (2) times per year.

5.      Wipe down all metal surfaces in the lobby up to 50" high.

6.      (NOT LEGIBLE)

7.      (NOT LEGIBLE)

8. High dust all air conditioning diffusers, vents, exterior surfaces of lighting fixtures every four (4) months in lobby and corners.

9.      Clean lobby stainless steel ceiling once per year.

C.      (NOT LEGIBLE)

1.      Sweep and wash tile floors. Apply finish as necessary.

2.      (NOT LEGIBLE)

3.      (NOT LEGIBLE)

4. Fill all toilet tissues, soap and towel dispensers furnished by contractor.

5.      Empty and wash sanitary disposal (NOT LEGIBLE).

6. Fill vending machines in ladies room. All supplies furnished by contractor. Contractor will maintain vending machines in working order and collect the proceeds cash.

7. Furnish, install and supply refills for toilet seat dispensers. All supplies furnished by contractor.

8.      (NOT LEGIBLE)

9.      Machine scrub floors as necessary.

10.     (NOT LEGIBLE)

D       ELEVATORS

1.      Clean (NOT LEGIBLE), doors and frames as needed.

2.      Vacuum dirt from door tracks.

3.      Clean inside surfaces of elevator case nightly.

4. Clean elevator (NOT LEGIBLE) ceiling two (2) times per year or as necessary.

5.      Vacuum floor, spot clan nightly. Shampoo elevator carpets as necessary.

E.      STAIRWELLS

1. Check all public stairwells throughout the buildings and keep in clean condition, sweep (NOT LEGIBLE)

2.      (NOT LEGIBLE)

3.      (NOT LEGIBLE)

F.      WINDOW CLEANING

1. Clean all windows on the outside and inside form the main floor to the roof at least four times a year as directed by building Manager. Wipe clean window frames and (NOT LEGIBLE)

2.      Clean entrance doors as necessary or at least dusty.

3.      Clean directory glass (NOT LEGIBLE)

G.      PEST CONTROL - PUBLIC AREAS ONLY

1. The public spaces throughout the buildings shall be kept under pest control treatment (NOT LEGIBLE) one (1) time per month unless additional treatment required.

2. All service shall be rendered by a licensed Board of Health operator, with special emergency call on request at no extra charge.

                                    EXHIBIT F

                             PERMITTED ENCUMBRANCES


Agreement recorded Liber 7739 Page 388 (sanitary sewer).

Taxes currently a lien but not due.

Exceptions which would appear by current survey, including but not limited to, conduits, utility poles and lines, drainage flow, stream beds, access drivers and other improvements.

Easements for the benefits of Phase IA as set forth in the (NOT LEGIBLE)

Easements to be granted to New York Telephone for approximately 300 along the edge of King Street, for the maintenance and installation of (NOT LEGIBLE).

                                    EXHIBIT G
                                    ---------

                              RULES AND REGULATIONS
                              ---------------------

        1. The sidewalks, driveways entrances, passages, courts, esplanade areas and plazas, shall not be obstructed or encumbered by Tenant or used for any purpose other than ingress and egress to and from the Leased premises and Tenant shall not permit any of its employees, agents or invitees to park automotive or other vehicles in any areas other than the designated parking spaces leased to the Tenant and referred to in this Lease as Tenant's Parking Spaces.

        2. All deliveries to and pick-ups from the Buildings shall be made at the entrances designated by the Landlord therefor.

        3. All sweepings, rubbish and other refuse shall be deposited by Tenant in the appropriate (NOT LEGIBLE)

        4. Tenant shall use its best efforts to assist the Landlord in keeping the Common Building Facilities in a clean and orderly condition so as to maintain a proper appearance to the Buildings and the surroundings areas. (This shall not be deemed to impose on Tenant the obligation to clean or maintain the Common Building Facilities.)

        5. In case of any renewal under this Lease by Tenant of part but not all of one or both of the Buildings, Tenant shall comply with such additional rules and regulations as Landlord may* impose for the orderly administration of such Buildings.

                                                                   *reasonably

                              [EXHIBIT "H" OMITTED]

                                    EXHIBIT I


Based on review by the engineers of record, EE Linden Associates of Darien, Connecticut, be aware of the following electrical design new in place at the building new known as Building VI, located in Phase B of the office complex known as Royal Executive Park, Rye Brook, New York 10573 and within the boundaries of the county of Wastchester.

And, to the effects that within the confines of said building, there are a total of three electrical closets. Each closet contains for the tenant a 225 ampere 450/277 volt lighting panel, a 45 KVA transformer and 225 amperes (NOT LEGIBLE) volt power panel. The engineers further state that the total capacity of these panels and transformers is 5 watts per square feet.

However, the main switch boards distribution to each of the three electrical closets can provide for (NOT LEGIBLE) a square feet for a total of 7.5 watts per square foot available to the tenant. It should now be further known that the above referenced building is capable of delivering 5 watts per square feet on demand.

/s/ Michael Fabrish (ILLEGIBLE)             /s/ Robert D. Huffer
    EE Linden Associates, Inc.                  Director
                                                Property Operations
                                                London & Leeds
                                                Development Corporation
Date:  May 12, 1992                             Date:  May 12,1992.

/s/ David Osborne
    David Osborne
    Vice President
    EE Linden Associates, Inc.
    Date:  May 12, 1992

                             ROYAL EXECUTIVE PARK II
                              101 East 52nd Street
                            New York, New York 10022



                                                                    May 21, 1992


JWP INC.
2975 Westchester Avenue
Purchase, New York 10577

               Re:    Agreement to Permit Rent Offsets
                      or to Make Monthly Payments
                      --------------------------------

Gentlemen:

        In consideration of your execution of a Lease (the "Lease") dated of even date herewith, covering certain premises in Building B-1 at Royal Executive Park Phase II, Royal Executive Park II (For purposes hereof, "Landlord" shall mean only Royal Executive Park II.) agrees with you as follows. For purposes hereof, capitalized terms used herein shall have the meanings ascribed to such terms in the Lease.

        1. With respect to the payment of your first installment of Annual Rental under the Lease, you shall deduct therefrom the amount of $54,660.20, prorated for the actual number of days remaining in the month and remit the prorated balance of the first installment, as provided in the Lease, to the Landlord.

        2. Thereafter with regard to each subsequent monthly installment of Annual Rental under the Lease, you shall deduct an amount equal to the RSF of the Leased Premises (as such RSF may be increased or decreased pursuant to the terms of the Lease) multiplied by (a) $.70 for the period commencing on the first day of the month following the month in which the Rent Commencement Date shall occur through and including the month immediately preceding the month in which the fifth (5th) anniversary of the Term Commencement Date shall occur and,
(b) $.866667 for the period commencing on the first day of the month in which the fifth (5th) anniversary of the Term Commencement Date shall occur through and including the first day of the month in which the Expiration Date of the original Term shall occur, provided that the last month's payment shall be appropriately prorated.

        3. Notwithstanding the provisions of paragraph 2 of this agreement, if at any time Landlord intends to refinance or to convey the Executive Park to new owners, Landlord may elect to give you written notice of its intention to do so and referring to the provisions of this letter. When you receive such a notice, you shall begin to pay each month the full monthly installments of Annual Rental as provided in the Lease without the deduction described in paragraph 2. At the same time, Landlord shall commence to pay you on or before the fourteenth day of the month preceding each month of your own rental liability under the Lease the amounts set forth in paragraph 2 of this agreement in lieu of such rental credit or if Annual Rental is payable for a part of a month only, a prorated portion of the applicable amount.

        In the event Landlord elects to give you notice as described in the preceding paragraph, Landlord shall, simultaneously therewith, either (i) deliver to you an irrevocable declining letter of credit in substantially the form attached to this agreement, drawn on a bank reasonably acceptable to you and otherwise in form reasonably satisfactory to your counsel and in an amount sufficient to defray Landlord's outstanding obligations hereunder at all times, or (ii) deposit funds in escrow in such amount with a law firm or trust or escrow company reasonably acceptable to you (paying all administrative costs arising), which escrow deposit shall be established and fully funded before the date of the first monthly payment referred to in paragraph 3 above, upon terms which shall entitle you to draw for the remaining monthly installments due to you on materially the same terms as specified in the letter of credit and otherwise upon terms reasonably satisfactory to your counsel. This will be done to protect your right to receive the payments from Landlord. The terms on which you may draw shall be spelled out in the letter of credit or terms of the escrow. If Landlord fails to pay a monthly installment when due and after the specified grace period, you may draw upon the letter of credit or escrowed funds for the amount of that missed installment.

        If (i) Landlord shall fail to timely deliver the aforesaid letter of credit or escrowed funds prior to conveying or refinancing the Executive Park, or (ii) any payment to you hereunder or thereunder, or any part thereof, is not made when due or is rescinded or must otherwise be restored or returned by you upon the insolvency, bankruptcy, dissolution, liquidation or reorganization of Landlord or upon or as a result of the appointment of a receiver, intervenor or conservator of, or trustee or similar officer for Landlord or any substantial part of any of its property or otherwise, then same shall constitute a default by Landlord under the Lease entitling you to continue to offset the amounts specified in paragraph 2 above notwithstanding such conveyance or refinancing, provided that if Landlord shall cure such default, then such right to offset shall thereafter cease. Landlord agrees that any new owner or financing source shall acknowledge your right pursuant to this paragraph 3 to offset the amounts set forth in paragraph 2 from the monthly installments of Annual Rental under the Lease in the event of a Landlord default hereunder.

        4. Landlord will cease to make payments to you under paragraph 3 only in the event and for only so long as you cease to be obligated to pay the Annual Rental, subject to paragraph 7 hereof In the event of a casualty or condemnation loss or other cause which results in an abatement or reduction of Annual Rental under the Lease, Landlord's payments to you would be suspended or would be reduced, pro rata, for a corresponding period so that you would receive a net benefit equal to that contemplated by this agreement.

        5. Notwithstanding anything to the contrary in this agreement, your right to offset the amount specified in paragraph 2 will be suspended or Landlord's obligation to make payment to you under paragraph 3 will be suspended, as the case may be, in the event that the then-current successor of Landlord under the Lease advises Landlord that a monthly installment of Annual Rental has not been paid when due. If you decide to withhold all or part of a monthly installment, you must tell Landlord promptly that you will not pay that full or partial installment, and your right to offset the amount specified in paragraph 2 will be suspended or Landlord's obligation to make corresponding payments under paragraph 3 will be suspended, as the case may be, until you resume making all monthly payments. If you decide to and do withhold any part of a monthly installment without advising Landlord in advance, your right to offset the amount specified in paragraph 2 and Landlord's obligation to make payments under paragraph 3 of this agreement, as the case may be, will be suspended until you resume payment of monthly rent, and you will promptly return to Landlord any amounts paid to you under paragraph 3 that apply to monthly installments withheld by you.

        6. Notwithstanding anything to the contrary contained herein, if you shall be liable for monetary damages to the Landlord by reason a default by you under the Lease for any reason, then if Landlord has not theretofore refinanced or conveyed the Executive Park, you shall be entitled to a credit against such damages in an amount sufficient to reduce the damages that are payable by you to the damages which would be payable by you had the Annual rental payable under the Lease during the original Term been $14.10 per RSF. If the Executive Park shall have been conveyed or refinanced, then we shall pay to you (or you shall be entitled to drawn upon the letter of credit or escrowed sums, as the case may be) a like amount.

        7. This agreement is for your benefit. If you assign or sublet the space you occupy under the Lease, you may choose to transfer your rights hereunder including the right to offsets or payments under this agreement or you may retain them, as you and your successor in the space agree. You will be entitled to transfer your rights under this agreement, provided Landlord or the then-current successor of Landlord approves in writing the sublet or assignment (a copy of which must be supplied to us) in accordance with the terms of the Lease, if Landlord approval is required and you give Landlord notice that you have done so and allow Landlord to, and Landlord agrees promptly after receiving such notice to, replace your name with your transferee's name on the letter of credit or the escrow agreement described herein. Offsets or payments under this agreement will be subject to suspension and cessation as set out in this agreement, regardless of who is the beneficiary of the letter of credit or receives the payments or is entitled to the offsets.

        8. Not less than thirty (30) days prior to the expiration date stated in a letter of credit. Landlord will deliver to you a replacement or renewal of the letter of credit. Landlord will continue to renew it on the same basis for each subsequent expiration date so that you will have a current letter of credit in the full amount of Landlord's remaining obligations to you hereunder for so long as we are obligated to make payments. If Landlord fails to provide any renewal of the Letter of Credit by the date which is thirty (30) days prior to the expiration stated in the then-current Letter of Credit and after the specified grace period, you will be entitled to draw upon the letter of credit for the purpose of establishing an escrow for the remaining payments due to you.

        Please countersign this letter below to indicate that you agree to the terms of this letter.

                                           Very truly yours,

                                           ROYAL EXECUTIVE PARR II
                                           By:  London & Leeds - Rye
                                                Corporation, General Partner


                                           By:  /s/ Anthony P. Grant
                                                Anthony P. Grant, President

Accepted and agreed:

JWP INC.


By:  /s/ Ernest W. Grendi
        Name:   Ernest W. Grendi
        Title:  Executive vice President

                             ROYAL EXECUTIVE PARK II
                              101 East 52nd Street
                            New York, New York 10022




                                                                   June 22, 1992


JWP INC.
2975 Westchester Avenue
Purchase, New York 10577

            Re: Agreement to Permit Rent Offsets or to make Monthly Payments, dated May 21, 1992, between Royal Executive Park II and
                   JWP INC. (the "Agreement")

Gentlemen:

        Reference is made to that certain First Amendment of Lease, of even date herewith, between Royal Executive Park II and JWP INC. regarding premises in Building B-1 of Phase II In the Royal Executive Park, Rye Brook, New York. In consideration of our entering into the aforesaid amendment of lease, and for other good and valuable consideration the mutual receipt and legal sufficiency of which is hereby acknowledged, we hereby agree that (i) the amount specified in paragraph 1 of the Agreement shall be increased from $50,509.20 to $54,660.20, and (ii) the percentage specified in section (b) of paragraph 2 of the Agreement shall be .866667 Instead of .8667.

        Please countersign below to signify your agreement with the foregoing.

                                             Very truly yours,

                                             Royal Executive PARK II
                                             a New York limited,
                                             partnership
AGREED TO AND                                By: London & Leeds
ACCEPTED:                                    Rye Corporation,
                                             general partner
JWP INC.

By: /s/ David L. Sokol                       By: /s/ Thomas J. Collins

Name:   David L. Sokol                       Thomas J. Collins
Title:  President and Chief Operating        Vice President & General Counsel
        Officer

                            FIRST AMENDMENT OF LEASE

        THIS AGREEMENT (the "Amendment" ) made as of the 22nd day of June, 1992, between ROYAL EXECUTIVE PARK II a New York limited partnership, having an office at 101 East 52nd Street, Now York, New York 10022 ("Landlord") and JWP INC., a Delaware corporation, having an office at 2975 Westchester Avenue, Purchase, New York 10577 ("Tenant").


                                   WITNESSETH:
                                   -----------


        WHEREAS, by Agreement of Lease, dated as of May 21, 1992 (the "Lease"), landlord did demise and let to Tenant, and Tenant did hire and take from Landlord, certain premises consisting of a portion of the ground floor and the entire second (2nd) and third (3rd) floors located in Building B-1 of Phase II in the Royal Executive Park, Rye Brock, New York (the "Building");

        WHEREAS, Section 1.04 of the Lease grants to Tenant the exclusive option to lease the Option Space (as such term is defined in the Lease) on the terms and conditions therein provided;

        WHEREAS, on June 8, 1992, Tenant duly delivered the Option Notice (as such term is defined in the Lease) to Landlord, wherein Tenant designated the Option Space to be added to the Leased Premises; and

        WHEREAS, Landlord and Tenant desire to modify, amend and supplement the Lease to provide for the incorporation of the Option space in accordance with section 1.04 of the Lease and as hereinafter provided.

        NOW THEREFORE, in consideration of the sum of Ten Dollars ($10.00) paid by Tenant to Landlord and for other good and valuable consideration, the mutual receipt and legal sufficiency of which are hereby acknowledged, the parties hereto agree as follows:

        l. Unless otherwise provided to the contrary, capitalized terms used herein shall have the meanings ascribed to such terms in the Lease. For purposes hereof, the "Option Space" shall mean that portion of the ground floor of the Building which is designated as "Option Space" on Exhibit "A" annexed hereto and made a part hereof. Landlord and Tenant hereby agree that the Option Space comprises 5,930 RSF and that the Leased Premises, inclusive of the Option Space, comprises 78,086 RSF.

        2. Effective as of June 8,1992 (the "Effective Date"), the Option Space shall be added to and deemed a part of the Leased Premises.

        3. Effective as of the Effective Date, (i) the Annual Rental specified in Section 4.01 (b) (i) of the Lease shall be increased to One Million Seven Hundred Fifty-Six Thousand Nine Hundred Thirty Five dollars ($1,756,935.00) and the monthly payment therein specified shall be increased to One Hundred Forty-Six Thousand Four Hundred Eleven and 25/100 dollars ($146,411.25) and (ii) the Annual Rental specified in Section 4.01(b)(ii) of the Lease shall be increased to One Million Nine Hundred Thirteen Thousand One Hundred Seven dollars ($1,913,107.00) and the monthly rental therein speci-fied shall be increased to One Hundred Fifty-Nine Thousand Four Hundred Twenty-Five and 83/100 dollars ($159,425.58)

        4. Effective as of the Effective Date, the term "Tenant's Share", as defined in Section 4.02 (a) (ix) of the Lease, shall mean 83.056% instead of 76.749%.
      5. Except as expressly modified, amended and supplemented by this Amendment, all of the terms, covenants and conditions of the Lease shall remain in full force and effect
        IN WITNESS WHEREOF, the parties hereto have caused this Amendment to be executed as of the day and year first above written.



                                       Landlord:

                                       ROYAL EXECUTIVE PARK II
                                       a New York limited partnership
                                       By:  London & Leeds -
                                       Rye Corporation, General Partner


                                       By:  /s/ Thomas J. Collins
                                       Thomas J. Collins
                                       Vice President & General Counsel

                                       TENANT:

                                       JWP INC.


                                       By:  /s/ David L. Sokol

                                          Name:  David L. Sokol
                                          Title:  President and Chief Operating
                                                     Officer

                            SECOND AMENDMENT OF LEASE

        THIS AGREEMENT (the "Amendment") made as of the 28th day of May, 1993, between ROYAL EXECUTIVE PARK II, a New York limited partnership, having an office c/o London & Leeds Development Corporaiton, One Wall Street Court, New York, New York 10005 ("Landlord") and JWP Inc., a Delaware corporation, having an office at 6 International Drive, Rye Brook, New York 10573 ("Tenant")

                                W I T N E S E T H
                                -----------------

        WHEREAS, by Agreement of Lease, dated as of May 21, 1992 as amended by First Amendment of Lease, dated June 22, 1992 (the lease, as so amended, is hereinafter referred to as the "Lease"), Landlord did demise and let to Tenant, and Tenant did hire and take from Landlord, certain premises consisting of a portion of the ground floor comprised of 21,860 RSF which includes the Option Space exercised in the First Amendment to Lease and the entire second (2nd) and third (3rd) floors located in Building B-1 of Phase II in the Royal Executive Park, Rye Brook, New York (the "Building");

        WHEREAS, Tenant has agreed to sublease the entire third (3rd) floor of the Premises to Market Data Corporation; and,

        WHEREAS, Landlord agrees to consent to said subleasing by Consent; and Non-disturbance and Attornment Agreement; and,

        WHEREAS, Landlord and Tenant desire to modify, amend and supplement the Lease as hereinafter provided.

        NOW, THEREFORE, in consideration of the sum of Ten Dollars ($10.00) paid by Tenant to Landlord and for other good and valuable consideration, the mutual receipt and legal sufficiency of which are hereby acknowledged, the parties hereto agree as follows:

        1. Unless otherwise provided to the contrary, capitalized terms used herein shall have the meanings ascribed to such terms in the Lease.

        2. Effective as of the Term Commencement Date, the last four (4) sentences of Section 5.02 of the Lease, commencing with the words "The electric power for Tenant's use", shall be deleted in their entirety and the following shall be added in substitution therefor:

        The parties acknowledge that the Annual Rent reserved hereunder does not include any charge for Tenant's electrical consumption. The cost of providing electric power for Tenant's use, for which Tenant is responsible hereunder, shall be determined by survey in the manner hereinafter provided. Tenant may, at any time or from time to time, retain, or Landlord may request Tenant to retain, a reputable independent electrical engineer or consultant, selected by Tenant, to make a survey (a "Survey") of the electrical equipment, usage and power load to ascertain the actual cost to Landlord of current electrical consumption and demand in the Leased Premises. The findings of consultant or engineer in all such instances shall, subject to the provision of Section 5.02(c) below, be conclusive and binding upon the parties. When the cost of electric power is so determined, the parties shall execute and exchange an agreement supplementary hereto to reflect any appropriate increase or decrease in the amount of Electricity Additional Rent (hereinafter defined) payable hereunder, effective from the date of such Survey, but such increase or decrease shall be effective from such date even if such supplementary agreement is not executed. The parties agree that a Survey shall be undertaken in accordance herewith not less than once per annum throughout the Term hereof. The cost of each annual Survey shall be paid for by Tenant, provided, however, that the cost of the second annual Survey shall be paid for by Landlord and the cost of the third annual Survey shall be shared equally by Landlord and Tenant. Thereafter the cost of each Annual Survey shall be paid by Tenant.

               (a) Tenant shall pay to Landlord, as additional rent hereunder on the first day of each month during the Term, a monthly electrical charge ("Electricity Additional Rent"), which monthly charge shall be reasonably determined by Tenant's consultant or engineer (subject, however, to the provisions of Section 5.02(c) below) based upon the most recent Survey. The current determination as of the date hereof agreed upon by Landlord and Tenant is that Tenant's monthly charge shall be $22,571.16.

               (b) If any tax is imposed upon Landlord in connection with the furnishing of electric power to Tenant by any federal, state or local governmental subdivision or authority, then Tenant shall pay to Landlord an amount equal to such tax.

               (c) Anything in this Section 5.02 to the contrary notwithstanding, the findings of the consultant or engineer retained by Tenant shall be conclusive unless within thirty (30) days after delivery of such engineer's or consultant's determination to Landlord, Landlord disputes such determination. If Landlord so disputes the determination, it shall obtain from a reputable independent electrical engineer or consultant its own determination in accordance with the provisions of this Section 5.02 ("Landlord's Determination"). The cost of obtaining Landlord's Determination shall be paid for by Landlord, provided, however, that if the second annual Survey shall be disputed by Landlord, then Tenant shall pay the cost of obtaining Landlord's Determination thereof, and provided further, that if the Third Annual Survey shall be disputed by Landlord, then the cost of offering Landlord's determination thereof shall be shared equally by Landlord and Tenant. If Landlord's Determination differs from the determination of Tenant's engineer or consultant, then the two engineers or consultants shall choose a third reputable electrical engineer of consultant (whose cost shall be borne equally by Landlord and Tenant) to make a similar determination, which determination shall be controlling. If they are unable to agree upon the identity of the third engineer or consultant, then such appointment shall be made by the American Arbitration Association. However, pending such controlling determination, Tenant shall pay to Landlord the amount in accordance with the determination of Tenant's engineer or consultant. If the final determination differs from that of Tenant's engineer or consultant, then the parties shall promptly make adjustment for any deficiency owed by Tenant or overage paid by Tenant.

        4. Tenant hereby waives any and all rights including the exclusive option to lease the balance of space available under the Additional Space Option pursuant to Section 1.04 of the Lease.

        5. Tenant hereby waives its right of First Offer under Section 1.03 of the Lease.

        6. Tenant agrees not to exercise its surrender Option under Section 1.05 of the Lease solely with respect to the entire third (3rd) floor of the Premises.

        7. Except as expressly modified, amended and supplemented by this Amendment, all of the terms, covenants and conditions of the Lease shall remain in full force and effect.

        IN WITNESS WHEREOF, the parties hereto have caused this Amendment to be executed as of the day and year first above written.

                                      Landlord:

                                      ROYAL EXECUTIVE PARK II
                                      By: London & Leeds Rye Corporation
                                          A GENERAL PARTNER

                                      By: /s/ DESMOND TALGAARD
                                          --------------------------------------
                                          Desmond Talgaard
                                      Its: President

                                      Tenant:

                                      JWP INC.

                                      By: /s/ JOSEPH W. BARNETT
                                          --------------------------------------
                                          Joseph W. Barnett
                                      Corporate Secretary and
                                      Vice President Real Estate

                                    SUBLEASE
                                    --------


        This Sublease Agreement ("Sublease"), made as of this 6th day of August,, 1993, between JWP, INC., a Delaware corporation with offices at 6 International Drive, Rye Brook, New York 10573 ("Sublessor"), and ENTEX INFORMATION SERVICES, INC. a Delaware corporation with offices at 6 International Drive, Rye Brook, New York 10573 ("Sublessee").

                              W I T N E S S E T H :
                               - - - - - - - - - -

        WHEREAS, Sublessor is the tenant under a Lease dated as of May 21, 1992 between Royal Executive Park II, a New York limited partnership, as landlord (the "Prime Landlord"), and Sublessor, as tenant, as amended by an Addendum No. 1 to Lease dated of even date therewith between Prime Landlord and Sublessor, letter of Sublessor dated June 8, 1992 (exercising option to take additional space), First Amendment of Lease dated as of June 22, 1992 ("First Amendment"), a letter agreement between Prime Landlord and Sublessor dated June 22, 1992 and Second Amendment of Lease dated as of May 28, 1993 ("Second Amendment") (collectively, the "Prime Lease");

        WHEREAS, Sublessor and Sublessee desire to enter into a sublease for a portion of the premises demised under the Prime Lease.

        NOW, THEREFORE, in consideration of the covenants and conditions set forth herein and other good and valuable consideration, the receipt and sufficiency of which is hereby acknowledged by both parties, it is hereby agreed as follows:

        1. Premises: (a) Sublessor hereby leases to Sublessee and Sublessee hereby leases from Sublessor, upon and subject to the terms and conditions of this Sublease, a portion of the premises demised under the Prime Lease, such portion consisting of the entire second floor of the building having an address at 6 International Drive, Rye Brook, New York (the "Building"), as such premises are shown on Exhibit A attached hereto and made a part hereof ("Demised Premises").

        This Sublease is subject and subordinate to all of the terms, covenants and conditions of the Prime Lease and to all matters to which the Prime Lease is subject and subordinate. Sublessee, acknowledges having received and reviewed a copy of the Prime Lease. To the extent not otherwise provided in Article 24 hereof or elsewhere in this. Sublease, nor otherwise inconsistent with the provisions of this Sublease, all of the terms, covenants and conditions of the Prime Lease shall be deemed incorporated herein by reference as if set forth herein at length. For purposes of such incorporation, the term "Landlord" as used in the Prime Lease shall refer to Sublessor (and its successors and assigns), the term "Tenant" as used in the Prime Lease shall refer to Sublessee (and its successors and assigns) and the term "Leased Premises" as used in the Prime Lease shall refer to the Demised Premises. Nothing in this Sublease shall be construed or deemed to grant any right to Sublessee in excess of Sublessor's rights under the Prime Lease or to it a violation of the Prime Lease pursuant to the provisions of this Sublease.

               (b) The Demised Premises have been inspected by Sublessee who accepts the same in an "as is" condition, without reliance on any representations or accept warranties of Sublessor concerning the Demised Premises. Sublessor shall have no obligation whatsoever to Sublessee to alter, improve, decorate, paint or otherwise prepare the Demised Premises or any portion thereof for Sublessee's occupancy, nor shall Sublessor have any obligation to fund any of the foregoing.

               (c) Whenever in the Prime Lease a time is specified within which the Tenant thereunder (i.e., the Sublessor) must give notice or make a demand following an event, or within which the Tenant must respond to any notice, request or demand previously given or made by the Landlord thereunder (i.e., the Prime Landlord), or to comply with any obligation on the Tenant's part thereunder, such time is hereby changed (but only for purposes of the incorporation of the Prime Lease in this Sublease pursuant to Section l(a) of this Sublease) by subtracting four (4) days therefrom. Whenever in the Prime Lease a time is specified within which the Landlord thereunder must give notice or make a demand following an event, or within which the Landlord must respond to any notice, request or demand previously given or made by the Tenant thereunder, or to comply with any obligation on the Landlord's part thereunder, such time is hereby changed (but only for purposes of the incorporation of the Prime Lease in this Sublease pursuant to Section 1(a) of this Sublease) by adding four (4) days thereto. It is the purpose and intent of the foregoing provisions of this Section 1(c) to provide the Sublessor with time within which to transmit to the Prime Landlord any notices or demands received from the Sublessee and to transmit to the Sublessee any notices or demands received from the Prime Landlord.

        2. Term: (a) Except as otherwise provided in this Sublease, the initial term ("Initial Term") of this Sublease shall commence on the date that the Consent (as defined in Section 18 hereof) is obtained ("Commencement Date") and expire at midnight on December 31, 1993 or on such earlier date upon which the term of this Sublease shall expire or be canceled or terminated pursuant to the terms of this Sublease or the Prime Lease or pursuant to law ("Expiration Date").

               (b) Sublessee shall have the option ("Extension Option") to extend the Initial Term for an additional period of eight (8) years, four (4) months and thirty (30) days, commencing on January 1, 1994 and terminating on May 30, 2002 or on such earlier date upon which the term of this Sublease shall expire or be canceled or terminated pursuant to the terms of this Sublease or the Prime Lease or pursuant to law ("Option Term"). If Sublessee shall elect to exercise the Extension Option, it shall do so by giving notice thereof to Sublessor on or before September 30, 1993, with time being of the essence. During the Option Term all of the terms and conditions of this Sublease shall remain in full force and effect. except that the fixed annual rent for the Demised Premises shall be the Fair Market effect in Section 3(b) hereof), Sublessee shall pay additional rent as described in Section 3(c) and 3(d) hereof and be responsible for the other charges, costs, expenses, fees of additional rent imposed under the Prime Lease with respect to the Demised premises or arising out of the use or occupancy thereof, as incorporated into this Sublease and Sublessee shall have no further option to extend the term of this Sublease. Sublessee may not exercise the Extension Option if Sublessee is in default hereunder after the Sublessor and the expiration of the applicable grace or cure period at the time of Sublessee's exercise of the Extension Option or of the Option Term.

        3. Rent: (a) During the Initial Term (i) the fixed annual rent due under this Sublease shall equal zero ($0) dollars, (ii) the amount payable by Sublessee on account of the Electricity Additional Rent shall equal zero ($0) dollars, and (iii) Sublessee shall have no obligation to make any payment of the escalations required to be paid by Sublessor as Tenant under the Prime Lease, provided that Sublessee shall nevertheless be required to pay its Proportionate Share (as hereinafter defined) of any charges imposed under this Sublease, or the Prime Lease for the furnishing of utilities during periods other than Business Hours (as defined in the Prime Lease), if utilities for such periods are requested by Sublessee.

               (b) (i) If Sublessee shall duly exercise the Extension Option, during the Option Term Sublessee shall pay to Sublessor a fixed annual rent ("Annual Rent") equal to the annual fair market rental value of the Demised Premises as of the commencement date of the Option Term for a term equal to the Option Term ("Fair Market Rent"). The Fair Market Rent shall equal the rental value determined as if the Demised Premises were available in the then current rental market for comparable first-class, proximately located buildings in Westchester County and assuming that Sublessor has had a reasonable time to locate a subtenant who rents with the knowledge of the uses to which the Demised Premises can be adapted, and that neither Sublessor nor the prospective subtenant is under any compulsion to rent. Nothing set forth herein shall require that the Fair Market Rent be constant throughout the Option Term, the parties hereby acknowledging that the Prime Lease provides for an increase in annual rental following the fifth anniversary of the Rental Commencement Date (as defined in the Prime Lease). In determining the Fair Market Rent, tenant rent abatements, concessions, work letters and work allowances shall be taken into consideration if merited by prevailing market conditions, as well as whether and how much work is required to be performed in the Demised Premises in order to prepare the same for the use permitted under this Sublease. Additionally, the fact that Tenant shall receive a "Base Year" for purposes of determining escalations pursuant to Section 3(c) hereof equal to calendar year 1994 shall be taken into consideration. Sublessee shall pay Annual Rent to Sublessor in equal monthly installments, in advance, one (1) business day prior to the first (1st) day of each month during the Option Term, without any offset, setoff or deduction of any kind whatsoever.

               (ii) For purposes of determining the Fair Market Rent for the Option the following procedures shall apply:

                      (A) Within fifteen (15) days after the giving by Sublessee of Sublessee's notice of exercise of option, Sublessor shall give notice to Sublease in writing ("Sublessor's Notice") of the amount Sublessor believes should be the Fair Market Rent.

                      (B) Sublessee shall give notice to Sublessor in writing ("Sublessee's Notice") within fifteen (15) days after the giving by Sublessor of Sublessor's Notice whether Sublessee agrees or disagrees with Sublessor's calculation of the Fair Market Rent. If Sublessee agrees with Sublessor's calculation, then the Fair Market Rent shall be the amount calculated by Sublessor.

                      (C) If in Sublessee's Notice Sublessee advises Sublessor that it disagrees with Sublessor's calculation of the Fair Market Rent, then Sublessor and Sublessee shall promptly attempt to agree on the Fair Market Rent. If Sublessor and Sublessee cannot so agree within fifteen (15) days of the giving of Sublessee's Notice, then Sublessor and Sublessee shall attempt to mutually select a licensed real estate broker then currently doing business in Westchester County who is knowledgeable in rental rates for comparable office premises in Westchester County, to determine the Fair Market Rent ("Arbitrator"). If the parties cannot agree on one Arbitrator within fifteen
(15) days of the giving of Sublessee's Notice, then they shall each, within thirty (30) days after the giving of Sublessee's Notice, select a licensed real estate broker currently (i) doing business in Westchester County, (ii) familiar with rental rates for comparable office premises in the Westchester County area and (iii) engaged in and having at least five (5) years experience in the leasing of office premises in Westchester County. Each Arbitrator shall have no direct or indirect financial or other business interest in Sublessor or Sublessee and shall not be affiliated with either Sublessor or Sublessee. If either Sublessor or Sublessee fails to timely appoint an Arbitrator, the Arbitrator selected by the other party shall act as the sole Arbitrator, The two
(2) Arbitrators shall promptly attempt to reach agreement on the Fair Market Rent. If they cannot agree on a Fair Market Rent within ten (10) days of their appointment, they shall together select a third Arbitrator meeting the requirements set forth hereinabove. If the two Arbitrators fail to so timely select a third Arbitrator within twenty (20) days of the appointment of the second Arbitrator, then the third Arbitrator shall be selected by the President of the Society of Arbitrators of Westchester County, or if there be no such Society at such time, by the administrative Judge of the Supreme Court of the State of New York in Westchester County.

                      (D) The Arbitrators shall render their decision upon the concurrence of at least two (2) of the Arbitrators within ten (10) days of the selection or appointment of the third Arbitrator. If there shall be no concurrence of two

Arbitrators, the decision of the third Arbitrator selected or appointed shall prevail. The fixed annual rent for the Option Term shall be equal to the Fair Market Rent as so determined and Sublessor and Sublessee shall be conclusively bound thereby.

                      (E) Each party shall bear the cost of the Arbitrator selected by such party and the cost of the third Arbitrator shall be shared equally by Sublessor and Sublessee.

                      (F) Within seven (7) days after the Fair Market Rent has been determined, Sublessor and Sublessee shall execute an amendment to this sublease confirming same.

               (c) In addition to the Fair Market Rent, Sublessee shall pay to Sublessor additional rent during the Option Term in an amount equal to Fifty (50%) Percent (the "proportionate Share") of the escalations payable by Sublessor to the Prime Landlord under the Prime Lease for Landlord's Expenses (as defined in the Prime Lease) on the terms and conditions set forth in Section
4.02 of the Prime Lease, provided, however, that for such purposes the "Base Year" as defined in Section 4.02(a)(ii) of the Prime Lease shall mean the, calendar year 1994. Sublessee shall pay 1/12th of the Proportionate Share of the increase in Landlord's Expenses, in advance, one (1) business day prior to the first (1st) day of each month during the Option Term, based upon the Prime Landlord's estimate of Landlord's Expenses pursuant to Section 4.02(b) of the Prime Lease. Sublessor shall deliver to sublessee a copy of Landlord's Expense Statement (as defined in the Prime Lease) for the period in question promptly upon receipt thereof from the Prime Landlord. If Sublessee should question or contest the validity of Landlord's Expense Statement, Sublessor shall at its option, either (i) exercise its rights under Section 4.02(b)(iii) of the Prime Lease with respect to such Expense Statement (and in such event Sublessee shall be required to pay the Proportionate Share of the reasonable cost of such exercise if such exercise is successful and which cost shall be borne solely by Sublessee if such exercise is unsuccessful) or (ii) permit Sublessee to exercise directly the rights of Sublessor set forth in Section 4.02(b)(iii) of the Prime Lease, provided, however, that Sublessee shall have the foregoing contest rights only if Sublessee first pays the disputed amount, and further provided that the following conditions are met with respect to any such contest (or litigation, as the case may be): (w) such contest or ligation is prosecuted and maintained by attorneys reasonably approved by Sublessor; (x) Sublessee shall not be in default under this Sublease after notice thereof from Sublessor and beyond the expiration of any applicable notice or cure period; (y) Sublessee shall indemnify and hold Sublessor harmless from and against any loss, cost, liability, damage, expense (including, without limitation, reasonable attorneys' fees and disbursements), penalties and fines incurred by Sublessor arising from or in connection with such contest or litigation; and (z) Sublessee shall not institute any such contest or litigation (or if such contest or litigation shall have been instituted, the same shall be discontinued) if, in the good faith judgment of Sublessor, reasonably exercised, the institution (or prosecution) of such action may result in a cancellation or termination of the Prime Lease (the conditions described in clause (w) through (z) being referred to herein as the "Litigation Conditions").

               (d) Sublessee shall also pay to Sublessor during the Option Term the Proportionate Share of the Electricity Additional Rent (as defined in the Second Amendment). Such amount shall be payable by Sublessee to Sublessor at least five (5) days before the respective payment of Electricity Additional Rent is payable by Sublessor to the prime Landlord. If at any time during the Option Term either Sublessor or Sublessee believes that the cost of Sublessee's usage of electricity in the Demised Premises is not accurately reflected by the Proportionate Share of the Electricity Additional Rent payable by Sublessor to the Prime Landlord, it may retain a reputable independent electrical engineer or consultant to perform a survey of Sublessee's usage of electricity and Sublessee's payments under this Subsection 3(d) shall thereafter be adjusted in accordance with the results of such survey, unless the other party shall dispute such determination, in which event the issue shall be resolved in substantially the same manner as a dispute between Sublessor and the Prime Landlord as described in Section 2(c) of the Second Amendment.

               (e) In addition to the foregoing amounts specified in this
Section 3, Sublessee shall pay any other sums, charges, fees, expenses and other items of additional rent payable under the Prime Lease with respect to the Demised Premises or arising out of the use or occupancy thereof, as incorporated herein pursuant to the provisions of Section 1(a) hereof.

        4. Use. Sublessee shall use the Demised Premises for general and executive office purposes and for all activities normally incidental thereto (but under no circumstances in violation of the provisions of the Prime Lease) and for no other purpose.

        5. Sublessee's Defaults: In the event Sublessee shall default in the full performance of any of the terms, covenants and conditions on its part, to be performed under this Sublease, then Sublessor shall have, in addition to any other rights or remedies specified in this Sublease, the same rights and remedies with respect to such default as are given to the Prime Landlord under the Prime Lease, all with the same force and effect as though the provisions of the Prime Lease with respect to defaults and the rights and remedies of the Prime Landlord thereunder were set forth at length herein as the rights and remedies of the Sublessor, as modified pursuant to the provisions of Section l(c) hereof.

        6. Services: (a) Sublessee shall have and enjoy the same rights to have facilities and services furnished by the Prime Landlord as Sublessor possesses under the Prime Lease. Sublessee acknowledges and agrees that Sublessor is not in a position, nor shall Sublessor be required, to furnish to Sublessee any water, sewer; gas, heat, electricity, air conditioning, light, power, parking or any other facilities, materials or services of any kind whatsoever, whether or not specified in the Lease or required by law, including, without limitation, making any repairs or restorations arising from or in connection with a casualty or condemnation, or complying with any laws or requirements of any governmental authorities, with respect to the Demised Premises. The performance by the Prime Landlord of its obligations under the Prime Lease shall, for all purposes of this Sublease, be deemed to be the performance of such obligations by Sublessor, and Sublessor's obligations under the Prime Lease, as incorporated in this Sublease pursuant to Section l(a), shall be fully discharged to the extent to which such obligations are performed by the Prime Landlord under the Prime Lease. Notwithstanding the foregoing, Sublessor shall use all reasonable efforts to obtain performance by the Prime Landlord of its obligations under the Prime Lease, with the reasonable cost of such efforts to be borne solely by Sublessee to the extent such performance relates solely to the Demised Premises and to be shared on a Proportionate Share basis by Sublessee and Sublessor if such performance also relates to portions of the premises demised under the Prime Lease other than the Demised Premises. If the Prime Landlord shall default in the performance of any of its obligations with respect to the Demised Premises, Sublessee may participate with Sublessor in the enforcement of sublessor's rights in respect thereof (and in any recovery or relief obtained, to the extent relating to the Demised Premises), it being agreed that Sublessor shall make all decisions regarding such enforcement, unless such enforcement relates solely to the Demised Premises (in which event decisions shall be made jointly by Sublessor and Sublessee). Sublessor will promptly give to Prime Landlord each and every notice which Sublessee delivers to Sublessor advising of any default by the Prime Landlord in any of its obligations with respect to the Demised Premises. Furthermore, if Prime Landlord shall default in the performance of any of its obligations with respect to the Demised Premises and Sublessee shall request that Sublessor compel the cure of such default by commencing a litigation against the Prime Landlord, Sublessor shall, either (i) institute and prosecute such litigation itself or (ii) permit Sublessee to institute and prosecute such litigation, provided that in each case the Litigation Conditions are satisfied; in either of such events the reasonable expense of such litigation shall be borne solely by Sublessee (if Prime Landlord's default relates solely to the Demised Premises) or shared on a Proportionate Share basis (if such default also relates to portions of the premises demised under the Prime Lease other than the Demised Premises). Sublessee shall be entitled to the benefit of any recovery or relief obtained pursuant to such proceeding to the extent that the same shall apply to the Demised Premises and Sublessor shall be entitled to the benefit of any recovery or relief to the extent the same does not apply to the Demised Premises.

               (b) If Sublessee shall duly exercise the Extension Option, Sublessee shall not be entitled to any abatement of rent for the failure of the Prime Landlord to supply the above services or perform such obligations, unless Sublessor is entitled to receive an abatement of rent under the Prime Lease, in which case Sublessee shall be entitled to the Proportionate Share of such abatement of the rent and additional rent payments due hereunder, unless such failure of the Prime Landlord results from Sublessor's willful misconduct or Sublessor's being in default under the Sublease or the Prime Lease and Sublessor's default thereunder is not due to a default of Sublessee hereunder, in either of which latter events Sublessee shall be entitled to such abatement of rent and additional rent as may be equitable under the circumstances.

        7. Direct Dealing with the Prime Landlord: If Sublessee procures any additional services (such as alternations, cleaning services, overtime air conditioning, etc.) with respect to the Demised Premises, Sublessee shall pay all charges for such services, as and when due, directly to the party rendering such services (or as otherwise directed by the prime Landlord.)

        8. Sublessor's Defaults: (a) Sublessor shall not do anything or fail to take any action which may cause or result in an Event of Default (as defined in the Prime Lease) under the Prime Lease, or in a situation which, with the passage of time or the giving of notice, or both, may result in an Event of Default.

               (b) If Sublessor shall default in the observance or performance of any term or covenant on its part to be observed or performed by it as Tenant under the Prime Lease, Sublessee, without being under any obligation to do so, shall have the right to remedy such default for the account and at the expense of Sublessor following the expiration of five (5) business days after delivery to Sublessor of a notice with specificity as to Sublessee's intention to exercise such remedy, but only where Sublessor shall not have effected or commenced to effect the cure of such default by the expiration of such period, or, if having so timely commenced cure, shall thereafter fail to diligently prosecute such cure to completion. Any sums reasonably expended by Sublessee in so remedying any such default of Sublessor shall be paid to Sublessee by Sublessor on demand and if not so paid, may be set off by Sublessee against any rent or additional rent thereafter becoming payable under this Sublease.

        9. Prime Lease: Sublessor represents and warrant accepts that the Prime Lease is in full force and effect, that fixed annual rent due thereunder which has been billed through June 30, 1993 has been paid, that the Prime Lease has not been modified or amended in any way other than as set forth in the Prime Lease, that to the best of Sublessor's knowledge, there are no existing defaults thereunder on the part of Sublessor as tenant thereunder, nor has any event occurred which, with the giving of notice or the passage of time, or both, would constitute a default thereunder.

        10. Indemnification: (a) Sublessee, shall not do or permit to be done any act or thing which will constitute a breach or violation of any of the terms, covenants, conditions or provisions of this Sublease or an Event of Default under the Prime Lease (except to the extent caused by an act or omission of Sublessor or any of its agents, employees, invitees or contractors) and shall hold harmless, indemnify and defend Sublessor from and against any and all claims, demands, actions, causes of action, suits, judgments, damages, losses, liabilities, fines, penalties, costs and expenses (including, without limitation, reasonable attorneys' fees and disbursements) (collectively, "Liabilities") incurred by Sublessor by reason of any breach by Sublessee of the foregoing covenant.

               (b) Sublessor shall timely perform all of its obligations under the Prime Lease and shall not do or permit to be done any act or thing which will constitute a breach or violation of any of the terms, covenants, conditions or provisions of this Sublease or an Event of Default under the Prime Lease (except to the extent caused by any act or omission of Subleases or any of its agents, employees, invitees, or contractors), Sublessor shall hold harmless, indemnify and defend Sublessee from and against any and all Liabilities incurred by Sublessee by reason of any breach by Sublessor of the foregoing covenant including, without limitation, any Liabilities incurred by Sublessee as a result of a termination of the Prime Lease as a result thereof.

        11. Sublessor's Consent: Whenever Sublessor's consent or approval is required under the provisions of this Sublease, Sublessor's refusal to consent or approve any matter or thing shall be deemed reasonable if, inter alia, the Prime Landlord or the mortgagee of the Building has refused to give such consent or approval if required under the Prime Lease. Whenever the consent of the Prime Landlord is required, Sublessor shall promptly transmit Sublessee's request for consent to the Prime Landlord. Further, provided Sublessee is not in default hereunder after notice from Sublessor and beyond any applicable grace period, the consent or approval of Sublessor shall not be required with respect to any matter to which the Prime Landlord shall have consented unless the action for which such consent is sought may reasonably be expected to increase Sublessor's obligations or liabilities under the Prime Lease or this Sublease, and in such latter event, Sublessor's consent will not be withheld if Sublessee delivers to Sublessor its agreement in form and substance reasonably satisfactory to Sublessor whereby Sublessee indemnities Sublessor against the consequences of such increase in Sublessor's obligations or liabilities, including, without limitation, the reimbursement of any expense incurred by Sublessor by reason of its performance of such increased obligations or any loss suffered by reason of such increased liabilities, it being agreed that Sublessor shall have the right to condition any such consent upon the provision of security reasonably satisfactory to Sublessor.

        12. Amendment of Prime Lease: Sublessor shall neither amend the Prime Lease nor consent to the amendment thereof if the effect thereof would be an increase in Sublessee's obligations or liabilities or a decrease in Sublessee's rights under this Sublease.

        13. Covenant of Quite Enjoyment: Upon observing and performing all the terms, covenants and conditions hereof on Sublessee's part to be observed and performed, Sublessee may peaceably and quietly enjoy the Demised Premises without disturbance by Sublessor or anyone claiming by, through or under Sublessor, upon and subject to the terms and conditions of this Sublease.

        14. Entire Agreement: This Sublease contains the entire agreement the between parties hereto with respect to the Demised Premises. No agreement hereafter made between Sublessor and Sublessee shall be effective to change, modify, waive, release, discharge or terminate this Sublease or any term thereof, in whole or in part, unless such agreement is in writing and signed by the party against whom enforcement of the change, modification, waiver, release, discharge or termination is sought.

        15. Notices: Any notice, consent, approval, request, communication, bill, demand or statement provided under this Sublease to be sent or delivered by either party to the other party shall be in writing and shall be given by personal delivery (including, without limitation, recognized overnight delivery service) with signed receipt therefor, or mailed in a postage envelope, registered or certified, with return receipt, addressed to such other party, at the address for such party as set forth on the first page of this Sublease and, with respect to Sublessor, to the attention of "President." Either party, however, may designate such new or other address to which such notice shall thereafter be given, by notice given in accordance with this Article 15. Any notice to be given under this Sublease shall be deemed given upon receipt, or, if delivery is refused, on the date delivery is first attempted. Each party shall promptly deliver to the other party a copy of all notices given by the Prime Landlord to such party relating to or affecting this Sublease or the Demised Premises.

        16. Liability Insurance: (a) Each party shall maintain with responsible companies commercial general liability insurance with contractual liability endorsement against all claims, demands or actions for injury to or death of any one or more persons, or damage to property, in an amount of not less than $1,000,000 combined single limit, arising from, related to or connected with the conduct and operation of such party's business in the respective portion of the premises demised under the Prime Lease occupied by such party, or caused by the actions or omissions of such party, its agents and employees.

               (b) A copy of or certificates evidencing each such policy or policies of insurance shall be delivered to the other party on request. On Sublessee's default in obtaining or delivering any such policy or policies or failure to pay the charges therefor, Sublessor may secure or pay the charges for any such policy or policies and charge the Sublessee as additional rent therefor.

        17. Fire and Extended Coverage Insurance. (a) Each party shall carry separate fire and extended coverage insurance policies on the respective portions of the premises demised under the Prime Lease occupied by such party. However, provided such separate policies are unavailable (or if Sublessor shall have been required, pursuant to the Prime Lease, to carry a fire and extended coverage insurance policy on its entire demised premises), and a single policy shall cover Sublessor's entire premises, including the Demised Premises, Sublessee shall pay the Proportionate Share of Sublessor's premium. Bills for such share of the premium shall be rendered by Sublessor to Sublessee at such times as Sublessor may elect together with a copy of the bill from Sublessor's insurance carrier and shall be due from, and payable by, Sublessee when rendered, and the amount additional rent under this Sublease.

               (b) Sublessee shall obtain such other insurance, and in such amounts, as may from time to time be reasonably required by the Prime Landlord, Sublessor, or any fee mortgagee, against other insurable hazards which at the time are commonly insured against in the case of premises similarly situated, due regard being or to be given to the height and type of building, its construction, use and occupancy.

               (c) Each fire and extended coverage insurance policy shall, if obtainable from the insurer without expense, either contain a provision waiving subrogation against the other party hereto or include the name of such other party as an additional Insured.

               (d) Notwithstanding any provision in this Sublease to the contrary, neither party shall be liable for damage to the other party's property in or constituting a part if the premises demised under the Prime Lease, regardless of whether or not such damage is due to such party's negligence, to the extent that such damage is covered by collectible insurance carried by the other party.

        18. Prime Landlord's Consent: The validity of this Sublease is conditioned upon Sublessor obtaining the written consent of the Prime Landlord to the terms and conditions hereof (the "Consent"). If such Consent is not obtained on or before December 31, 1993, this Sublease shall be null and void and of no further force and effect. Sublessee agrees to cooperate in good faith and comply with reasonable requests of Sublessor and Prime Landlord in obtaining the consent. Each party shall pay one half of all reasonable out-of-pocket costs that may be incurred by Prime Landlord in connection with the granting of the Consent, including, without limitation, reasonable attorneys' fees and disbursements.

        19. Non-Disturbance Agreement: If Sublessee shall duly exercise the Extension Option, Sublessor shall request of Prime Landlord that Prime Landlord execute and deliver to Sublessee an agreement on or before the commencement of the Option Term providing that so long as Sublessee is not in default under this Sublease after the giving of notice thereof and the expiration of the applicable grace or cure period provided hereunder, Sublessee shall be permitted to remain in undisturbed possession, use and enjoyment of the Demised Premises, notwithstanding any default by Sublessor under the Prime Lease or any termination of the Prime Lease on account thereof by Prime Landlord, it being agreed that Sublessor shall have no obligation to expend any monies in order to obtain any such agreement and that failure to obtain such agreement despite Sublessor's request therefor shall not diminish any of Sublessee's obligations under this Agreement.

        20. Unavoidable Delays: If either party hereto shall be delayed or hindered in or prevented from the performance of any act required under this Sublease by reason of strikes, lockouts labor troubles, inability to procure materials, failure of power, governmental laws or regulations, riots, insurrection, war or other reason of a like nature not the fault of the party delayed, then performance of such act shall be excused for the period of the delay and the period for the performance of any such act shall be extended for a period equivalent to the period of such delay. The provisions of this Article 20 shall not operate to excuse Sublessee from prompt payment of fixed annual rent (if any) or any other payments (if any) required under the terms of this Sublease.

        21. Captions: The captions and article and section numbers appearing in this Sublease are inserted only as a matter of convenience and in no way define, limit, construe, or describe the scope or intent of such sections or articles or this Sublease nor in any way affect this Sublease.

        22. Brokers: Each party represents to the other that it has dealt with no broker or finder in connection with this Sublease and shall hold harmless, indemnify and defend the other party from and against any and all Liabilities incurred by such party as a result of a breach of the foregoing representation.

        23. Surrender Option: Sublessee shall have the same right to surrender all or any portion of the Demised Premises (and be released from all further liability in connection therewith) as Sublessor does to surrender all or any portion of the premises ]eased under the Prime Lease pursuant to Section 1.05 of the Prime Lease, effective as of the respective Surrender Dates (as defined in the Prime Lease) as set forth in the Prime Lease and otherwise on the terms and conditions as set forth in Section 1.05 of the Prime Lease. If either Sublessor or Sublessee shall exercise its rights of surrender with respect to the Demised Premises in accordance with Section 1.05 of the Prime Lease, this Sublease shall terminate on and as of the effective date of such surrender, provided, however, that only Sublessee, and not Sublessor, may elect (subject to the provisions of Paragraph 1.05 of the Prime Lease) to surrender a portion of the Demised Premises. Notwithstanding anything to the contrary set forth in this Sublease, Sublessor shall incur no liability to Sublessee arising from or in connection with the exercise by Sublessor of its right under the Prime Lease to surrender the Demised Premises to the Prime Landlord, provided Sublessor shall have exercised such right in accordance with the provisions of the preceding sentence.

        24. Prime Lease Modifications: The following provisions of the Prime Lease shall be deemed deleted and shall not apply to this Sublease: Sections 1.01(a), 1.01(b), 1.03, 1.04, 2.01, 2.02, 3.01, 4.01 4.03(a), the first three sentences of 11.01(d), the fifth sentence of 15.01, 15.02, 21.01, 23.01, clauses
(iii)-(vi), inclusive, of 24.01, 26.01, 27.02 and 27.03. The last sentence of the last paragraph of Section 4.02(b) shall be modified for purposes of incorporation into this Sublease such that Sublessee shall be entitled to receive interest on any excess payment of its Proportionate Share of any increase in Expenses only if Sublessor receives such interest from the Prime Landlord. In addition, that certain letter from Prime Landlord to Sublessor, dated May 21, 1992, referring to

"Agreement to Permit Rent Offsets or to make Monthly Payment" shall not be deemed to have been incorporated into, and shall not apply to, this Sublease and Sublessee shall not be entitled to any of the benefits accruing under such letter.

        25. Parking. Sublessee shall be entitled to use of the Proportionate Share of the non-designated and designated parking spaces to which Sublessee is entitled pursuant to the provisions of Section 6.01 of the Prime Lease. Sublessee may (subject to the provisions of Section 6.01 of the Prime Lease) continue to use the specific designated spaces used by employees of JWP Information Services, Inc. on the date hereof.

        26. Assignment and Subletting. Sublessee shall not be permitted to assign its interests in this Lease or sublet all or any portion of the Demised Premises except in strict accordance with the terms and conditions of Article XVI of the Prime Lease (as incorporated in the Sublease pursuant to Section l(a) hereof). All assignments and sublettings shall require the written consent of both Sublessor and the Prime Landlord, except that those referred to in Section 16.01(d) of the Prime Lease shall require the consent of Prime Landlord but not of Sublessor. All assignments and sublettings (including, without limitation, those referred to in Section 16.01(d) of the Prime Lease) shall be effected in strict accordance with the terms and conditions of Article XVI of the Prime Lease.

        27. Severability: If any term, covenant or condition of this Sublease or the application thereof to any person or circurnstance shall, to any extent, be invalid or unenforceable, the remainder of this Sublease or the application of such term, covenant or condition to persons or circumstances other than those as to which it is held invalid or unenforceable shall not be affected thereby and each term, covenant or condition of this Sublease shall be valid and be enforced to the fullest extent permitted by law.

        28. No Recording: Sublessee shall not record this Sublease without the written consent of Sublessor.

        29. Successors and Assigns. This Sublease shall bind and accrue to the benefit of Sublessor and Sublessee and their respective successors and permitted assigns.

        30. Computer and Switching Rooms: During the term of this Sublease, Sublessee shall be permitted non-exclusive access to the computer and switching rooms presently located on the first floor of the Building for the purpose of using the equipment therein with respect to Sublessee's operations. Sublessor shall properly insure, maintain, repair and replace all equipment (other than equipment which is "dedicated" to a particular entity in the Building other than Sublessor, with respect to which equipment Sublessor shall have no responsibility whatsoever) in such rooms and Sublessee shall pay its Proportionate Share of the reasonable cost thereof promptly upon receipt of statements thereof from Sublessor, together with substantiating invoices or receipts.

        31. Removal of Fixtures: At the expiration or earlier termination of the term of this Sublease, provided Sublessee shall not then be in default under this Sublease after notice thereof from Sublessor and the expiration of the applicable grace or cure period provided under this Sublease, subject to the provisions of the Prime Lease, Sublessee shall be terminated to remove its fixtures and equipment which may be removed without causing significant damage to the Demised Premises (and Sublessee shall repair any damage caused thereby).

        IN WITNESS WHEREOF, the parties hereto have executed this Sublease as of the day and year first above written.

                            Sublessor:
                            JWP, INC.


                            By:/s/ Stephen H. Meyers
                            Name: Stephen H. Meyers
                            Title: Sr. VP


                            Sublessee:
                            ENTEX INFORMATION SERVICES, INC.


                            By: /s/ Tom Taylor
                            Name: Tom Taylor
                            Title: EVP

                                    EXHIBIT A
                            [SECOND FLOOR NOT SHOWN]

                                AMENDED SUBLEASE
                                ----------------


        This Amended Sublease Agreement ("Sublease"), made as of the 31st day of December, 1993, between JWP, INC., a Delaware corporation with offices at 6 International Drive, Rye Brook, New York 10573 ("Sublessor"), and ENTEX INFORMATION SERVICES, INC., a Delaware corporation with offices at 6 International Drive, Rye Brook, New York 10573 ("Sublessee").

                              W I T N E S S E T H:
                              --------------------

        WHEREAS, Sublessor is the tenant under a Lease dated as of May 21, 1992 between Royal Executive Park II, a New York limited partnership, as landlord (the "Prime Landlord"), and Sublessor, as tenant, as amended by an Addendum No, 1 to Lease dated of even date therewith between Prime Landlord and Sublessor, letter of Sublessor dated June 8. 1992 (exercising option to take additional space), First Amendment of Lease dated as of June 22, 1992 ("First Amendment") and Second Amendment of Lease dated as of May 28, 1993 ("Second Amendment") (collectively, the "Prime Lease");

        WHEREAS, Sublessor and Sublessee desire to enter into a sublease for a portion of the premises demised under the Prime Lease.

        NOW, THEREFORE, in consideration of the covenants and conditions set forth herein and other good and valuable consideration, the receipt and sufficiency of which is hereby acknowledged by both parties, it is hereby agreed as follows:

        1. Premises: (a) Sublessor hereby leases to Sublessee and Sublessee hereby leases from Sublessor, upon and subject to the terms and conditions of this Sublease, a portion of the premises demised under the Prime Lease, such portion consisting of the entire second floor of the building having an address at 6 International Drive, Rye Brook, New York (the "Building"), as such premises are shown on Exhibit A attached hereto and made a part hereof ("Demised Premises").

        This Sublease is subject and subordinate to all of the terms, covenants and conditions of the Prime Lease and to all matters to which the Prime Lease is subject and subordinate. Sublessee acknowledges having received and reviewed a copy of the Prime Lease. To the extent not otherwise provided in Article 24 hereof or elsewhere in this Sublease, nor otherwise inconsistent with the provisions of this Sublease, all of the terms, covenants and conditions of the Prime Lease shall be deemed incorporated herein by reference as if set forth herein at length. For purposes of such incorporation, the term "Landlord" as used in the Prime Lease shall refer to Sublessor (and its successors and assigns), the term "Tenant" as used in the Prime Lease shall refer to Sublessee (and its successors and assigns) and the term "Leased Premises" as used in the Prime Lease shall refer to the Demised Premises. Nothing in this Sublease shall be construed or deemed to grant any right to Sublessee in excess of Sublessor's rights under the Prime Lease or to permit a violation of the Prime Lease pursuant to the provisions of this Sublease.

               (b) The Demised Premises have been inspected by Sublessee who accepts the same in an "as is" condition, without reliance on any representations or warranties of Sublessor concerning the Demised Premises. Sublessor shall have no obligation whatsoever to Sublessee to alter, improve, decorate, paint or otherwise prepare the Demised Premises or any portion thereof for Sublessee's occupancy, nor shall Sublessor have any obligation to fund any of the foregoing.

               (c) Whenever in the Prime Lease a time is specified within which the Tenant thereunder (i.e., the Sublessor) must give notice or make a demand following an event, or within which the Tenant must respond to any notice, request or demand previously given or made by the Landlord thereunder (i.e., the Prime Landlord), or to comply with any obligation on the Tenant's part thereunder, such time is hereby changed (but only for purposes of the incorporation of the Prime Lease in this Sublease pursuant to Section 1 (a) of this Sublease) by subtracting four (4) days therefrom. Whenever in the Prime Lease a time is specified within which the Landlord thereunder must give notice or make a demand following an event, or within which the Landlord must respond to any notice, request or demand previously given or made by the Tenant thereunder, or to comply with any obligation on the Landlord's part thereunder, such time is hereby changed (but only for purposes of the incorporation of the Prime Lease in this Sublease pursuant to Section 1(a) of this Sublease) by adding four (4) days thereto. It is the purpose and intent of the foregoing provisions of this Section 1(c) to provide the Sublessor with time within which to transmit to the Prime Landlord any notices or demand received form the Sublessee and to transmit to the Sublessee any notices or demands received from the Prime Landlord.

        2. Term: Except as otherwise provided in this Sublease, the term ("Term") of this Sublease shall commence on January 1, 1994 and expire at 11:59 p.m. on May 30, 2002 or on such earlier date upon which the term of this Sublease shall expire or be canceled or terminated pursuant to the terms of this Sublease or the Prime Lease or pursuant to law ("Expiration Date").

        3. Rent: (a) During the Term (i) the fixed annual rent due under this Sublease shall be Four Hundred Forty Four Thousand Four Hundred Thirty Two Dollars ($444,432), payable in equal monthly installments of Thirty Seven Thousand and Thirty Six

Dollars ($37,036), (ii) the amount payable by Sublessee on account of the Electricity Additional Rent shall equal Ninety Thousand One Hundred Forty Seven and 20/100 Dollars ($90,147.20) per annum, subject to adjustment in accordance with Section 3(d) below, and (iii) Sublessee shall make payment of the escalations required to be paid by Sublessor as Tenant under the Prime Lease.

               B. "Base Year" for purposes of determining escalations pursuant to Section 3(c) shall be the twelve (12) month period commencing on May l, 1992. Sublessee shall pay fixed annual rent to Sublessor in equal monthly installments, in advance, one (1) business day prior to the first (1st) day of each month during the Term, without any offset or deduction of any kind whatsoever.

               C. In addition to the fixed annual rent, Sublessee shall pay to Sublessor additional rent during the Term in an amount equal to Forty and Four Tenths (40.4%) Percent (the "Proportionate Share") of the escalations payable by Sublessor to the Prime Landlord under the Prime Lease for Landlord's Expenses (as defined in the Prime Lease) on the terms and conditions set forth in Section
4.02 of the Prime Lease, provided, however, that for such purposes the "Base Year" as defined in Section 4.02(a)(ii) of the Prime Lease shall mean the twelve
(12) month period commencing on May 1, 1992. Sublessee shall pay 1/12th of the Proportionate Share of the increase in Landlord's Expenses, in advance, one (1) business day prior to the first (1st) day of each month during the Option, based upon the Prime Landlord's estimate of Landlord's Expenses pursuant to Section 4,02(b) of the Prime Lease. Sublessor shall deliver to Sublessee a copy of Landlord's Expense Statement (as defined in the Prime Lease) for the period in question promptly upon receipt thereof from the Prime Landlord. Upon receipt of notice from Sublessee questioning the accuracy of a particular Landlord's Expense Statement, Sublessor agrees to review such statement and shall thereafter contest such statement with the Landlord if such action is determined to be appropriate by Sublessor in the exercise of its good faith business judgment,

               D. As heretofore provided in Section 3(a) above, Sublessee shall also pay to Sublessor during the Term, the Proportionate Share of the "Electricity Additional Rent" (as such term is defined in the Second Amendment). Such amount shall be payable by Sublessee to Sublessor at least five (5) days before the respective payment of Electricity Additional Rent is payable by Sublessor to the Prime Landlord, If at any time during the Term either Sublessor or Sublessee believes that the cost of Sublessee's usage of electricity in the Demised Premises is not accurately reflected by the Proportionate Share of the Electricity Additional Rent payable by Sublessor to the Prime Landlord, such party may retain a reputable independent electrical engineer or consultant to perform a survey of Sublessee's usage of electricity and Sublessee's payments under this Subsection 3(d) shall thereafter be adjusted in accordance with the results of such survey, unless the other party shall dispute such determination, in which event the issue shall be resolved in substantially the same manner as a dispute between Sublessor and the Prime Landlord as described in Section 2(c) of the Second Amendment. Sublessee acknowledges and agrees that in the event Sublessee shall attorn to Prime Landlord pursuant to that certain agreement contemplated to be executed by Sublessee, Sublessor and Prime Landlord contemporaneously herewith entitled "Landlord's Consent; and Non-Disturbance and Attornment Agreement", Sublessee shall be bound by the Second Amendment, without limiting any of Sublessee's other obligations thereunder.

               (e) In addition to the foregoing amounts specified in this
Section 3, Sublessee shall pay any other sums, charges, fees, expenses and other items of additional rent payable under the Prime Lease with respect to the Demised Premises or arising out of the use or occupancy thereof, as incorporated herein pursuant to the provisions of Section 1(a) hereof.

        4. Use: Sublessee shall use the Demised Premises for general and executive office purposes and for all activities normally incidental thereto (but under no circumstances in violation of the provisions of the Prime Lease) and for no other purpose.

        5. Sublessee's Defaults: In the event Sublessee shall default in the full performance of any of the terms, covenants and conditions on its part to be performed under this Sublease, then Sublessor shall have, in addition to any other rights or remedies specified in this Sublease, the same rights and remedies with respect to such default as are given to the Prime Landlord under the Prime Lease, all with the same force and effect as though the provisions of the Prime Lease with respect to defaults and the rights and remedies of the Prime Landlord thereunder were set forth at length herein as the rights and remedies of the Sublessor, as modified pursuant to the provisions of Section l(c) hereof.

        6. Services: (a) Sublessee shall have facilities and services furnished by the Prime Landlord as Sublessor possesses under the Prime Lease. Sublessee acknowledges and agrees that, Sublessor is not in a position, nor shall Sublessor be required, to furnish to Sublessee, any water, sewer, gas, heat, electricity, air conditioning, light, power, parking or any other facilities, materials or services of any kind whatsoever, whether or not specified in the Lease or required by law including without limitation, making any repairs or restorations arising from or in connection with a casualty or condemnation, or complying with any laws or requirements of any governmental authorities, with respect to the Demised Premises. The performance by the Prime Landlord of its obligations by Sublessor, and Sublessor's obligations under the Prime Lease, as incorporated in this Sublease pursuant to Section l(a), shall be fully discharged to the extent to which such obligations are performed by the Prime Landlord under the Prime Lease. Notwithstanding the forgoing, Sublessor shall use all reasonable efforts to obtain performance by the Prime Landlord of its obligations under the Prime Lease, with the reasonable cost of such efforts to be borne solely by Sublessee to the extent such performance relates solely to the Demised Premises and to be shared on a Proportionate Share basis by Sublessee and Sublessor if such performance also relates to portions of the premises demised under the Prime Lease other than the Demised Premises. If the Prime Landlord shall default in the performance of any of its obligations with respect to the Demised Premises. Sublessee may participate with Sublessor in the enforcement of Sublessor's rights in respect thereof (and in any recovery or relief obtained, to the extent relating to the Demised Premises), it being agreed that Sublessor shall make all decisions regarding such enforcement, unless such enforcement relates solely to the Demised Premises (in which event decisions shall be made jointly by Sublessor and Sublessee). Sublessor will promptly give to Prime Landlord each and every notice which Sublessee delivers to Sublessor advising of any default by the Prime Landlord in any of its obligations with respect to the Demised Premises, Furthermore, if Prime Landlord shall default in the performance of any of its obligations with respect to the Demised Premises and Sublessee shall request that Sublessor compel the cure of such default by commencing a litigation against the Prime Landlord, Sublessor shall, either (i) institute and prosecute such litigation itself or (ii) permit Sublessee to institute and prosecute such litigation, provided that in each case the Litigation Conditions (as hereinafter defined) are satisfied; in either of such events the reasonable expense of such litigation shall be borne solely by Sublessee (if Prime Landlord's default relates solely to the Demised Premises) or shared on a Proportionate Share basis (if such default also relates to portion of the premises demised under the Prime Lease other than the Demised Premises). Sublessee shall be entitled to the benefit of any recovery or relief obtained pursuant to such proceeding to the extent that the same shall apply to the Demised Premises and Sublessor shall be entitled to the benefit of any recovery or relief to the extent the same does not apply to the Demised Premises. "Litigation Conditions" shall mean the following conditions with respect to any litigation: (w) such litigation is prosecuted and maintained by attorneys reasonably approved by Sublessor; (x) Sublessee shall not be in default under this Sublease after notice thereof from Sublessor and beyond the expiration of any applicable notice or cure period; (y) Sublessee shall indemnify and hold Sublessor harmless from and against any loss, cost, liability, damage, expense (including, without limitation, reasonable attorneys' fees and disbursements), penalties and fines incurred by Sublessor arising from or in connection with such litigation; and (z) Sublessee shall not institute any such litigation (or if such litigation shall have been instituted, the same shall be discontinued) if, in the good faith judgment of Sublessor, reasonably exercised, the institution (or prosecution) of such litigation may result in a cancellation or termination of the Prime Lease.

               (b) Sublessee shall not be entitled to any abatement of rent for the failure of the Prime Landlord to supply the above services or perform such obligations, unless Sublessor is entitled to receive an abatement of rent under the Prime Lease, in which case Sublessee shall be entitled to the Proportionate Share of such abatement of the rent and additional rent payments due hereunder, unless such failure of the Prime Landlord results from sublessor's willful misconduct or Sublessor's being in default under the Sublease or the Prime Lease and Sublessor's default thereunder is not due to a default of Sublessee hereunder, in either of which latter events Sublessee shall be entitled to such abatement of rent and additional rent as may be equitable under the circumstances. It is further agreed that, in the event Sublessee shall attorn to the Prime Landlord, the Prime Landlord shall not be subject to any offsets, credits or defenses which the Sublessee may have against Sublessor.

        7. Direct Dealing with the Prime Landlord: If Sublessee procures any additional services (such as alterations, cleaning services, overtime air conditioning, etc.) with respect to the Demised Premises, Sublessee shall pay all charges for such services, as and when due, directly to the party rendering such services (or as otherwise directed by the Prime Landlord.)

        8. Sublessor's Defaults: (a) Sublessor shall not do anything or fail to take any action which may cause or result in an Event of Default (as defined in the Prime Lease) under the Prime Lease, or in a situation which, with the passage of time or the giving of notice, or both, may result in an Event of Default.

           (b) If Sublessor shall default in the observance or performance of any term or covenant on its part to be observed or performed by it as Tenant under the Prime Lease, Sublessee, without being under any obligation to do so, shall have the right to remedy such default for the account and at the expense of Sublessor following the expiration of five (5) business days after delivery to Sublessor of a notice with specificity as to Sublessee's intention to exercise such remedy, but only where Sublessor shall not have effected or commenced to effect the cure of such default by the expiration of such period, or, if having so timely commenced cure, shall thereafter fail to diligently prosecute such cure to completion. Any sums reasonably expended by Sublessee in so remedying any such default of Sublessor shall be paid to Sublessee by Sublessor on demand and if not so paid, may be set off by Sublessee against any rent or additional rent thereafter becoming payable under this Sublease.

        9. Prime Lease: Sublessor represents and warrants that the Prime Lease is in full force and effect, that fixed annual rent due thereunder which has been billed through December 31, 1993 has been paid, that the Prime Lease has not been modified or amended in any way other than as set forth in the Prime Lease, that to the best of Sublessor's knowledge, there are no existing defaults thereunder on the part of Sublessor as tenant thereunder, nor has any event occurred which, with the giving of notice or the passage of time, or both, would constitute a default thereunder.

        10. Indemnification: (a) Sublessee shall not do or permit to be done any act or thing which will constitute a breach or violation of any of the terms, covenants, conditions or provisions of this Sublease or an Event of Default under the Prime Lease (except to the extent caused by an act or omission of Sublessor or any of its agents, employees, invitees or contractors) and shall hold harmless, indemnify and defend Sublessor from and against any and all claims, demands, actions, causes of action, suits, judgments, damages, losses, liabilities, fines, penalties, costs and expenses (including, without limitation, reasonable attorneys' fees and disbursements) (collectively, "Liabilities") incurred by Sublessor by reason of any breach by Sublessee of the foregoing covenant.

        (b) Sublessor shall timely perform all of its obligations under the Prime Lease and shall not do or permit to be done any act or thing which will constitute a breach or violation of any of the terms, covenants, conditions or provisions of this Sublease or an Event of Default under the Prime Lease (except to the extent caused by any act or omission of Sublessee or any of its agents, employees, invitees or contractors). Sublessor shall hold harmless, indemnify and defend Sublessee from and against any and all Liabilities incurred by Sublessee by reason of any breach by Sublessor of the foregoing covenant including, without limitation, any Liabilities incurred by Sublessee as a result of a termination of the Prime Lease as a result thereof.

        11. Sublessor's Consent: Whenever Sublessor's consent or approval is required under the provisions of this Sublease, Sublessor's refusal to consent or approve any matter or thing shall be deemed reasonable if, inter alia, the Prime Landlord has refused to give such consent or approval if required under the Prime Lease, Whenever the consent of the Prime Landlord is required, Sublessor shall promptly transmit Sublessee's request for consent to the Prime Landlord, Further, provided Sublessee is not in default hereunder after notice from Sublessor and beyond any applicable grace period, the consent or approval of Sublessor shall not be required with respect to any matter to which the Prime Landlord shall have consented unless the action for which such consent is sought may reasonably be expected to increase Sublessor's obligations or liabilities under the Prime Lease or this Sublease, and in such latter event, Sublessor's consent will not be withheld if Sublessee delivers to Sublessor its agreement in form and substance reasonably satisfactory to Sublessor whereby Sublessee indemnifies Sublessor against the consequences of such increase in Sublessor's obligations or liabilities, including, without limitation, the reimbursement of any expense incurred by Sublessor by reason of its performance of such increased obligations or any loss suffered by reason of such increased liabilities, it being agreed that Sublessor shall have the right to condition any such consent upon the provision of security reasonably satisfactory to Sublessor.

        12. Amendment of Prime Lease: Sublessor shall neither amend the Prime Lease nor consent to the amendment thereof if the effect thereof would be an increase in Sublessee's obligations or liabilities or a decrease in Sublessee's rights under this Sublease.

        13. Covenant of Quiet Enjoyment: Upon observing and performing all the terms, covenants and conditions hereof on Sublessee's part to be observed and performed, Sublessee may peaceably and quietly enjoy the Demised Premises without disturbance by Sublessor or anyone claiming by, through or under Sublessor, upon and subject to the terms and conditions of this Sublease.

        14. Entire Agreement: This Sublease contains the entire agreement between the parties hereto with respect to the Demised Premises. No agreement hereafter made between Sublessor and Sublessee shall be effective to change, modify, waive, release, discharge or terminate this Sublease or any term thereof, in whole or in part, unless such agreement is in writing and signed by the party against whom enforcement of the change, modification, waiver, release, discharge or termination is sought.

        15. Notices: Any notice, consent, approval, request, communication, bill, demand or statement provided under this Sublease to be sent or delivered by either party to the other party shall be in writing and shall be given by personal delivery (including, without limitation, recognized overnight delivery service) with signed receipt therefor, or mailed in a postage envelope, registered or certified, with return receipt, addressed to such other party, at the address for such party as set forth on the first page of this Sublease and, with respect to Sublessor, to the attention of "President." Either party, however, may designate such new or other address to which such notice shall thereafter be given, by notice given in accordance with this Article 15. Any notice to be given under this Sublease shall be deemed given upon receipt, or, if delivery is refused, on the date deliver is first attempted. Each party shall promptly deliver to the other party a copy of all notices given by the Prime Landlord to such party relating to or affecting this Sublease or the Demised Premises.

        16. Liability Insurance: (a) Each party shall maintain with responsible companies commercial general liability insurance, naming Prime Landlord as an additional insured, with contractual liability endorsement against all claims, demands or actions for injury to or death of any one or more persons, or damage to property, in an amount of not less than $5,000,000 combined single limit, arising from, related to or connected with the conduct and operation of such party's business in the respective portion of the premises demised under the Prime Lease occupied by such party, or caused by the actions or omissions of such party, its agents and employees.

               (b) A copy of or certificates evidencing each such policy or policies of insurance shall be delivered to the other party on request. On Sublessee's default in obtaining or delivering any such policy or policies or failure to pay the charges therefor, Sublessor may secure or pay the charges for any such policy or policies and charge the Sublessee as additional rent therefor.

        17. Fire and Extended Coverage Insurance: (a) Each party shall carry separate fire and extended coverage insurance policies on the respective portions of the premises demised under the Prime Lease occupied by such party. However, provided such separate policies are unavailable (or if sublessor shall have been required, pursuant to the Prime Lease, to carry a fire and extended coverage insurance policy on its entire demised premises), and a single policy shall cover Sublessor's entire premises, including the Demised Premises, Sublessee shall pay the Proportionate Share of Sublessor's premium. Bills for such share or the premium shall be rendered by Sublessor to Sublessee at such times as Sublessor may elect together with a copy of the bill from Sublessor's insurance carrier and shall be due from, and payable by, Sublessee when rendered, and the amount thereof shall be deemed additional rent under this Sublease.

               (b) Sublessee shall obtain such other insurance, and in such amounts, as may from time to time be reasonably required by the Prime Landlord, Sublessor, or any fee mortgagee, against other insurable hazards which at the time are commonly insured against in the case of premises similarly situated, due regard being or to be given to the height and type of building, its construction, use and occupancy.

               (C) Each fire and extended coverage insurance policy shall, if obtainable from the insurer without expense, either contain a provision waiving subrogation against the other party hereto or include the name of such other party as an additional insured.

               (d) Notwithstanding any provision in this Sublease to the contrary, neither party shall be liable for damage to the other party's property in or constituting a party of the premises demised under the Prime Lease, regardless of whether or not such damage is due to such party's negligence, to the extent that such damage is covered by collectible insurance carried by the other party.

        18. Prime Landlord's Consent: The validity of this Sublease is conditioned upon Sublessor obtaining the written consent of the Prime Landlord to the terms and conditions hereof (the "Consent"). If such Consent is not obtained on or before January 31, 1994, this Sublease shall be null and void and of no further force and effect. Sublessee agrees to cooperate in good faith and comply with reasonable requests of Sublessor and Prime Landlord in obtaining the consent. Each party shall pay one-half of all reasonable out-of-pocket costs that may be incurred by Prime Landlord in connection with the granting of the Consent, including, without limitation, reasonable attorneys' fees and disbursements.

        19. Non-Disturbance Agreement: Sublessor has requested Prime Landlord to execute and deliver to Sublessee an agreement on or before the commencement of the Term providing that so long as Sublessee is not in default under this Sublease after the giving of notice thereof and the expiration of the applicable grace or cure period provided hereunder, Sublessee shall be permitted to remain in undisturbed possession, use and enjoyment of the Demised Premises, notwithstanding any default by Sublessor under the Prime Lease or any termination of the Prime Lease on account thereof by Prime Landlord or for any other reason specified in such agreement, it being agreed that Sublessor shall have no obligation to expend any monies in order to obtain any such agreement and that failure to obtain such agreement despite Sublessor's request therefor shall not diminish any of Sublessee's obligations under this Agreement.

        20. Unavoidable Delays: If either party hereto shall be delayed or hindered in or prevented from the performance of any act required under this Sublease by reason of strikes, lockouts, labor troubles, inability to procure materials, failure of power, governmental laws or regulations, riots, insurrection, war or other reason of a like nature not the fault of the party delayed, then performance of such act shall be excused for the period of the delay and the period for the performance of any such act shall be extended for a period equivalent to the period of such delay. The provisions of this Article 20 shall not operate to excuse Sublessee from prompt payment of fixed annual rent (if any) or any other payments (if any) required under the terms of this Sublease.

        21. Captions: The captions and article and section numbers appearing in this Sublease are inserted only as a matter of convenience and in no way define, limit, construe, or describe the scope or intent of such sections or articles or this Sublease nor in any way affect this Sublease.

        22. Brokers: Each party represents to the other that it has dealt with no broker or finder in connection with this Sublease and shall hold harmless, indemnify and defend the other party from and against any and all Liabilities incurred by such party as a breach of the foregoing representation.

        23. Surrender Option: The parties acknowledge that, pursuant to Section
1.05 of the Prime Lease, Sublessor has the right to surrender all or a portion of the Demised Premises on either (i) the sixth anniversary of the Rent Commencement Date of the Prime Lease (for purposes hereof the "First Surrender Option") or (ii) the eighth anniversary of the Rent Commencement Date of the Prime Lease (for purposes hereof the "Second Surrender Option"). Sublessor and Sublessee hereby covenant and agree that neither shall exercise the First Surrender Option in any respect at Any time during the term of this Sublease, and each hereby waives such right. Except as hereafter provided, Sublessee shall have the same right to exercise the Second Surrender Option and thereby surrender all or any portion of the Demised Premises (and be released from all further liability in connection therewith) as Sublessor does to surrender all or any portion of the premises leased under the Prime Lease pursuant to Section
1.05 of the Prime Lease, effective as of the Second Surrender Date (as defined in the Prime Lease) as set forth in the Prime Lease and otherwise on the terms and conditions as set forth in Section 1.05 of the Prime Lease. If either Sublessor or Sublessee shall exercise its rights of surrender with respect to the Second Surrender Option accordance with Section 1.05 of the Prime Lease (in the case of sublessee as such Section is modified hereby), this Sublease shall terminate on and as of the effective date of such surrender, provided, however, that only Sublessee, and not Sublessor, may elect (subject to the provisions of Paragraph 1.05 of the Prime Lease) to surrender a portion of the Demised Premises. Notwithstanding anything to the contrary set forth in this Sublease, Sublessor shall incur no liability to Sublessee arising from or in connection with the exercise by Sublessor of its right under the Prime Lease to surrender the Demised Premises to the Prime Landlord, provided Sublessor shall have exercised such right in accordance with the applicable provisions of the preceding sentence. In addition, and notwithstanding anything to the contrary contained in Section l(c) of this Sublease, Sublessee must deliver notice of its election to exercise the Second Surrender Option, no less than sixty (60) days before the date by which Sublessor is required to deliver the corresponding notice to Sublessor; it being agreed that, time shall be of the essence with respect to the delivery by Sublessee of such notice, and Sublessee's failure to deliver such notice in a timely manner shall vitiate Sublessee's right to exercise such surrender option.

        24. Prime Lease Modifications: The following provisions of the Prime Lease (having no relationship to the terms and conditions of this Sublease, or inconsistent with the agreements and understandings expressed in this Sublease or applicable only to the original parties to the Prime Lease) shall be deemed deleted and shall not apply to this Sublease: Sections 1.01(a), 1.01(b), 1.03, 1.04, 2.01, 2.02, 3.01, 4.01, 4.03(a), the first three sentences of 11.01(d), the fifth sentence of 15.01, 15.O2, 2l.0l, 23.01, clauses (iii)-(vi), inclusive, of 24.01, 26.01, 27.02 and 27.03. In addition, Sublessee hereby acknowledges and agrees that (i) those certain letters from Prime Landlord to Sublessor, dated May 21, 1992 and June 22, 1992, referring to "Agreement to Permit Rent Offsets or to Make Monthly Payments" (collectively, the "Offset Letters") shall not be deemed to have been incorporated into this Sublease; (ii) Sublessee shall have no right to receive any of the offsets or other benefits accruing under the Offset Letters and (iii) Sublessor shall be solely entitled to all offsets and other benefits accruing under the Offset Letters. The last sentence of the last paragraph of Section 4.02(b) shall be modified for purposes of incorporation into this Sublease such that Sublessee shall be entitled to receive interest on any excess payment of its Proportionate Share of any increase in Expenses only if Sublessor receives such interest from the Prime Landlord.

        25. Parking. Sublessee shall be entitled to use of the Proportionate Share of the non-designated and designated parking spaces to which sublessee is entitled pursuant to the provisions of Section 6.01 of the Prime Lease. Sublessee may (subject to the provisions of Section 6.01 of the Prime Lease) continue to use the specific designated spaces uses by employees of JWP Information Services, Inc. on the date hereof.

        26. Assignment or Subletting. Sublessee shall not be permitted to assign its interests in this Lease or sublet all or any portion of the Demised Premises except in strict accordance with the terms and conditions of Article XVI of the Prime Lease(as incorporated in the Sublease pursuant to Section 1 (a) hereof). All assignments and subletting shall require the written consent of both Sublessor and the Prime Landlord, except that those referred to in Section 16.01(d) of the Prime Lease shall require the consent of Prime Landlord but not of Sublessor. Assignments and subletting (including, without limitation, those referred to in Section 16.01(d) of the Prime Lease) shall be effected in strict accordance with the terms and conditions of Article XVI of the Prime Lease.

        27. Severability: If any term, covenant or condition of this Sublease or the application thereof to any person or circumstance shall, to any extent, be invalid or unenforceable, the remainder of this Sublease or the application of such term, covenant or condition to persons or circumstances other than those as to which it is held invalid or unenforceable shall not be affected thereby and each term, covenant or condition of this Sublease shall be valid and be enforced to the fullest extent permitted by law.

        28. No Recording: Sublessee shall not record this Sublease without the written consent of Sublessor.

        29. Successors and Assigns: This Sublease shall bind and accrue to the benefit of Sublessor and Sublessee and their respective successors and permitted assigns.

        30. Computer and Switching Rooms: During the term of this Sublease, Sublessee shall be permitted non-exclusive access to the computer and switching rooms presently located on the first floor of the Building for the purpose of using the equipment therein with respect to Sublessee's operations. Sublessor shall properly insure, maintain, repair and replace all equipment (other than equipment which is "dedicated" to a particular entity in the Building other than Sublessor, with respect to which equipment Sublessor shall have no responsibility whatsoever) in such rooms and Sublessee shall pay its Proportionate Share of the reasonable cost thereof promptly upon receipt of statements thereof from Sublessor, together with substantiating invoices or receipts.

        31. Removal of Fixtures: At the expiration or earlier termination of the term of this Sublease, provided Sublessee shall not then be in default under this Sublease after notice thereof from Sublessor and the expiration of the applicable grace or cure period provided under this Sublease, subject to the provisions of the Prime Lease, Sublessee shall be permitted to remove its fixtures and equipment which may be removed without causing significant damage to the Demised Premises (and Sublessee shall repair any damage caused thereby).

        32. Security Deposit: (a) Sublessee has deposited with Sublessor the sum of $37,036 as security for the faithful performance and observance by Sublessee of the terms, covenants and conditions of the Sublease. It is agreed that in the event Sublessee defaults in respect of any of the terms, covenants and conditions of this Sublease after the expiration of any applicable notice, grace or cure period, including, but not limited to, the payment of rent and additional rent, Sublessor may, but shall not be obligated to, use, apply, or retain the whole or any part of the security so deposited to the extent required for payment of any rent and additional rent or any other sum as to which Sublessee is in default or for any sum which Sublessor may expend or may be required to expend by reason of Sublessee's default, including but not limited to, any damages or deficiency in reletting of the Demised Premises, whether such damages or deficiency accrued before or after summary proceedings or other reentry by Sublessor. Sublessee shall, upon demand, deposit with

Sublessor the full amount so used, in order that Sublessor shall have the full security deposit on hand at all times during the term of this Sublease.

               Sublessor may permit Prime Landlord to hold said security as custodian and provide for a contingent assignment of same in the event of Sublessor's default under the Prime Lease and an attornment by Prime Landlord to Sublessor, or of Sublessor's rights to the security in the event of default by Sublessee under the Sublease.

               In the event that Sublessee shall fully and faithfully comply with all of the terms, covenants and conditions of this Sublease, the security shall be returned to Sublessee after the date fixed as the end of the Sublease and after delivery of entire possession of the Demised Premises to Sublessor.

               In the event of a transfer or assignment of this Sublease, Sublessor shall have the right to transfer the security to the transferee or assignee and Sublessor shall thereupon be released by Sublessee from all liability for the return of such security; and Sublessee agrees to look to the new Sublessor for the return of said security; and it is agreed that the provisions hereof shall apply to every transfer or assignment made of the security to a new Sublessor.

               Sublessee further covenants that it will not assign or encumber, or attempt to assign or encumber, moneys deposited herein as security, and that neither Sublessor nor its successors or assigns shall be bound by any such assignment, encumbrance, attempted assignment or attempted encumbrance.

               (b) Anything hereinabove to the contrary notwithstanding, and supplementing Subparagraph (a) hereof, Sublessee, instead of depositing cash with Sublessor as security deposit hereunder, may elect to substitute therefor and deliver to Sublessor, as and for a security deposit, an unconditional, irrevocable commercial Letter of Credit, negotiable, (hereinafter called "the Credit"), to be held and used under the security deposit provisions of this Sublease, which Credit shall be issued by a bank which is a member of the New York Clearing House Association, in the amount of $37,036, naming Sublessor (or its successor as Sublessor) as beneficiary and authorizing the beneficiary to draw on the bank in said amount or any portion thereof, available by the beneficiary's sight draft, without presentation of any other documents, statements or authorizations. The Credit shall have a term of at least twelve
(12) months, and it shall by its terms be renewed, automatically, each year, by the bank, unless the bank gives written notice to the beneficiary, at least forty-five (45) days prior to the expiration date of the then existing Credit that the bank elects that it not be renewed. The Credit shall be transferable and Sublessee agrees that it shall pay to Sublessor any transfer fees imposed by the bank. The bank shall further agree with drawers, endorsers, and all bona fide holders that drafts drawn under and in compliance with the terms of the Credit will be duly honored upon presentation to the bank at its main office located in New York, New York. The Credit shall be subject to the Uniform Customs and Practice for Documentary Credits (1983 Revision) International Chamber of Commerce Publication No. 400.

               If during the term of this Sublease the Credit and/or the proceeds of all or part of said Credit become less than the full amount of the security deposit hereinabove required, then and in such event Sublessee shall, upon demand, deposit with Sublessee the amount of any security deposit/Credit theretofore used or applied by Sublessor pursuant to the terms hereof in order that Sublessor shall have the full security deposit on hand at all times during the term of this Sublease. If at the expiration of the term of this Sublease, Sublessor holds all or part of said Credit, and Sublessee is not in default under any of the terms, covenants and conditions of this Sublease, then Sublessor will promptly turn over said Credit to Sublessee or assign it to the designee of Sublessee.

               It shall be the obligation of Sublessee during the term of this Sublease to deliver to Sublessor at least forty (40) days prior to the expiration date of the then existing Credit, a renewal or extension of said Credit or a substitute Credit (each fully complying with the foregoing). If for any reason Sublessor has not received such renewal or extension or substitute Credit within thirty (30) days prior to the expiration date of the then existing Credit, then and in such event Sublessor shall be free to draw on the Credit and hold and use and apply the proceeds thereof in accordance with the security deposit provisions of this Lease. In the event Sublessor so draws upon the Credit it shall be entitled to reimbursement for any attorneys' fees incurred in connection therewith.

        33. Telephone, Security, Etc. Sublessor and Sublessee agree that telephone, security, voice mail and TABS System services shall be provided, paid and otherwise treated in accordance with the terms described on Exhibit B hereto.

        34. Old Sublease. Sublessor and Sublessee have heretofore entered into a Sublease, dated as of August 6. 1993, with respect to the Demised Premises (the "Old Sublease"). Sublessor and Sublessee hereby agree that the old Sublease shall govern the relationship of the Sublessor and Sublessee to the Demised Premises only with respect to the period commencing on August 6. 1993 and expiring on December 31, 1993, and shall not apply to any period occurring subsequent to December 31, 1993. This Sublease shall govern the relationship of the Sublessor and Sublessee to the Demised Premises with respect to all periods occurring subsequent to December 31, 1993.


        IN WITNESS WHEREOF, the parties hereto have executed this Sublease as of the day and year first above written.

                                              Sublessor:
                                              JWP, INC.



                                              By: /s/ [SIGNATURE ILLEGIBLE]
                                                  ------------------------------
                                              Name:
                                              Title: SR VP



                                              Sublessee:
                                              ENTEX INFORMATION SERVICES, INC.



                                              By: /s/ SIGNATURE ILLEGIBLE
                                                  ------------------------------
                                              Name:
                                              Title: EVP

                                    Exhibit A
                                Demised Premises
                                ----------------


                                  (NOT SHOWN)

                                    Exhibit B
                                    ---------
1.      Telephone
        ---------

Sublessee understands that it is sharing the resources of the existing Lexar PBX as a "tenant" on that system. Sublessor has allocated a separate partition for lease by Sublessee. The costs of any additions, moves, or changes by PBX Vendor requested by Sublessee to be performed by Sublessor's administrator shall be paid by Sublessee in accordance with Section 5 hereof. Sublessor will use reasonable commercial efforts to maintain the PBX in good working condition and agrees to have a maintenance contract in effect with the PBX vendor or other qualified source during the Term of this Sublease and Sublessee will pay its Proportionate Share (as defined in the Sublease to which this Schedule is attached) of said maintenance agreement. Sublessee agrees to use the services of Sublessor's maintenance vendor and will not otherwise modify or access equipment under said maintenance agreement.

2.      Security
        --------
Sublessee understands that it is sharing the resources of the existing Access Security system. Sublessor will furnish initial and/or replacement access security cards at cost. In the event of a breach of security, Sublessor will provide reasonable access to video tapes and audit logs. Sublessor will use reasonable commercial efforts to maintain the access security system in good working condition and agrees to have a maintenance contract in effect with the security system vendor or other qualified source during the term of this Sublease and Sublessee will pay its Proportionate Share of said maintenance agreement. Sublessee agrees to use the services of Sublessor's maintenance vendor and will not otherwise modify or access equipment under said maintenance agreement. The costs of any additions, moves or changes requested by Sublessee are to be performed by Sublessor's Administrator and shall be paid by Sublessee in accordance with Section 5 hereof.

3.      Voice Mail
        ----------
Sublessee understands that it is sharing the resources of the existing VMX Voice Mail System ("VMX"). Sublessor will use reasonable commercial efforts to maintain the VMX in good working condition and agrees to have a maintenance contract in effect with VMX or other qualified source during the Term of this Sublease and Sublessee will pay its Proportionate Share of said maintenance agreement. Sublessee agrees to use the services of Sublessor's maintenance vendor and will not otherwise modify or access equipment under said maintenance agreement. The costs of any additions, moves or changes requested by Sublessee are to be performed by Sublessor's Administrator and shall be paid by Sublessee in accordance with Section 5 hereof.

4.      TABS System (Telephone, Accounting & Billing System)
        ----------------------------------------------------

Sublessee understands that it is sharing the resources of the existing TABS Systems. Sublessor will use reasonable commercial efforts to maintain the TABS System in good working condition and agrees to have a maintenance contract in effect with New Castle Communications or other qualified source during the Term of this Sublease and Sublessee will pay its Proportionate Share of said maintenance agreement. Sublessee agrees to use the services of Sublessor's maintenance vendor and will not otherwise modify or access equipment under said maintenance agreement. The costs of any additions, moves or changes requested by Sublessee are to be performed by Sublessor's Administrator and shall be paid by Sublessee in accordance with Section 5 hereof.

5.     Price Schedule
      --------------

a.      Telephone
        ---------
               Lexar 21 Button Phone              $   203.63 *
               Lexar 37 Button Phone              $   229.45 *
               Speaker Module                     $    57.93 *

               Current Vendor Hourly Rate         $    68.50
                      OT Rate                     $   102.75

               Sublessor Administrator            $    40.00/hour
                                                  (or any portion thereof)

b.       Access Security System
         ----------------------

                   Access Cards                   $    15.00/each
                   Sublessor Administrator        $    40.00/hour
                                                       (or any portion thereof)

c.       VMX
         ---

               Sublessor Administrator            $    40.00/hour
                                                  (or any portion thereof)

         * Sublessor's discounted prices from third parties, which are subject to change from time to time. Sublessee to be billed therefor by Sublessor at Sublessor's cost.


Sublessor shall provide Sublessee with a copy of all existing maintenance contracts.



                                      -19-